     As filed with the Securities and Exchange Commission on May 15, 1996
                                                     Registration No. 333--02903


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ______________________


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ______________________

                               WEST MARINE, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                           5551                      77-035-5502
(State or other jurisdiction of    (Primary Standard Industrial     (I.R.S. Employer
incorporation or organization)     Classification Code Number)   Identification Number)

                              500 Westridge Drive
                          Watsonville, CA  95076-4100
                                (408) 728-2700
   (Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)
                             ______________________

                              RANDOLPH K. REPASS
                             Chairman of the Board
                               West Marine, Inc.
                              500 Westridge Drive
                          Watsonville, CA  95076-4100
                                (408) 728-2700
 (Name, address, including ZIP code, and telephone number, including area code, of agent for service)
                             ______________________

                                With copies to:


     RICHARD V. SMITH, ESQ.                     LAWRENCE G. GRAEV, ESQ.
 ORRICK, HERRINGTON & SUTCLIFFE             O'SULLIVAN GRAEV & KARBELL, LLP
       400 Sansome Street                        30 Rockefeller Plaza
 San Francisco, California 94111               New York, New York  10112
         (415) 392-1122                             (212) 408-2400

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC:

     At the effective time of the proposed merger (the "Merger") of a wholly owned subsidiary of West Marine, Inc. ("West Marine") with and into E&B Marine Inc. ("E&B Marine"), as described in the Agreement and Plan of Merger, dated as of April 2, 1996 (the "Merger Agreement"), attached as Annex A to the Proxy Statement/Prospectus forming a part of this Registration Statement, which shall occur as promptly as practicable after this Registration Statement becomes effective and the satisfaction of all conditions to the closing of the Merger.

                             ---------------------

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.[_]

                             ---------------------

================================================================================

                     CROSS-REFERENCE SHEET SHOWING LOCATION
           IN PROSPECTUS OF INFORMATION REQUIRED BY ITEMS IN FORM S-4

   FORM S-4 REGISTRATION STATEMENT ITEM AND HEADING                 LOCATION IN PROSPECTUS
   ------------------------------------------------                 ----------------------

                                   (INFORMATION ABOUT THE TRANSACTION)

1. Forepart of Registration Statement and Outside Front
    Cover Page of Prospectus.....................................  Outside Front Cover Page

2. Inside Front and Outside Back Cover Pages of
    Prospectus...................................................  Available Information; Incorporation of
                                                                   Certain Documents by Reference;
                                                                   Table of Contents

3. Risk Factors, Ratio of Earnings to Fixed Charges and
    Other Information............................................  Summary; Risk Factors; Selected
                                                                   Historical and Pro Forma Financial
                                                                   and Operating Data; Comparative Per Share
                                                                   Data; Comparative Market Price Data;
                                                                   Pro Forma Combined Condensed
                                                                   Financial Information; The E&B
                                                                   Marine Annual Meeting--Record Date
                                                                   Voting Rights; The Merger--Certain
                                                                   Federal Income Tax
                                                                   Consequences;--Regulatory
                                                                   Approvals;--Federal Securities Law
                                                                   Compliance;--Absence of Dissenters'
                                                                   Rights

4. Terms of the Transaction......................................  Summary; The Merger; The Merger
                                                                   Agreement; The Stockholders
                                                                   Agreement; Description of West
                                                                   Marine Capital Stock; Comparison of
                                                                   the Rights of West Marine Common
                                                                   Stock and Holders of E&B Marine
                                                                   Common Stock

5. Pro Forma Financial Information...............................  Summary; Pro Forma Combined
                                                                   Condensed Financial Information

6. Material Contracts with the Company
    Being Acquired...............................................  The Merger; The Merger Agreement;
                                                                   The Stockholders Agreement

7. Additional Information Required for Reoffering by
    Persons and Parties Deemed to be Underwriters................  Not Applicable

8. Interests of Named Experts and Counsel........................  Legal Matters; Experts

   FORM S-4 REGISTRATION STATEMENT ITEM AND HEADING             LOCATION IN PROSPECTUS
   ------------------------------------------------             ----------------------
9. Disclosure of Commission Position on Indemnification
    for Securities Act Liabilities............................  Not Applicable

                                (INFORMATION ABOUT THE REGISTRANT)

10. Information with Respect to S-3 Registrants...............  Incorporation of Certain Documents by
                                                                Reference; Summary; Risk Factors;
                                                                The Merger; The Merger Agreement;
                                                                The Stockholders Agreement; Description of
                                                                West Marine Capital Stock

11. Incorporation of Certain Information by Reference.........  Incorporation of Certain Documents by
                                                                Reference

12. Information with Respect to S-2 or S-3 Registrants........  Not Applicable

13. Incorporation of Certain Information by Reference.........  Not Applicable

14. Information with Respect to Registrants Other
    than S-2 or S-3 Registrants...............................  Not Applicable

                             (INFORMATION ABOUT THE COMPANY BEING ACQUIRED)

15. Information with Respect to S-3 Companies.................  Not Applicable

16. Information with Respect to S-2 or S-3 Companies...........  Incorporation of Certain Documents by
                                                                 Reference; Summary; Selected
                                                                 Historical and Pro Forma Financial and
                                                                 Operating Data; Comparative Market
                                                                 Price Data; The E&B Marine Annual Meeting;
                                                                 E&B Marine; Consolidated Financial
                                                                 Statements of E&B Marine

17. Information with Respect to Companies Other than
    S-2 or S-3 Companies......................................  Not Applicable

                              (VOTING AND MANAGEMENT INFORMATION)

18. Information if Proxies, Consents or Authorizations Are
    to be Solicited...........................................  Incorporation of Certain Documents by
                                                                Reference; Summary; The E&B Marine
                                                                Annual Meeting; The Merger--Interests
                                                                of Certain Persons in the Merger; --Absence
                                                                of Dissenters' Rights; E&B Marine--Management;
                                                                --Director and Executive Compensation; --Security
                                                                Ownership of Certain Beneficial Owners and
                                                                Management; Description of West Marine Capital Stock


  FORM S-4 REGISTRATION STATEMENT ITEM AND HEADING               LOCATION IN PROSPECTUS
  -------------------------------------------------               ----------------------

19.  Information if Proxies, Consents or Authorizations Are
     Not to be Solicited or in an Exchange Offer................  Not Applicable

                                E&B MARINE INC.
                                201 MEADOW ROAD
                           EDISON, NEW JERSEY  08818
                                (908) 819-7400


                                                                    May 17, 1996

Dear Stockholder:


     An Annual Meeting of Stockholders of E&B Marine Inc. ("E&B Marine") will be held at the Clarion Hotel & Towers located at 2055 Lincoln Highway, Route 27, Edison, New Jersey 08117 on Monday, June 17, 1996 at 10:00 a.m., local time.

     At the Annual Meeting you will be asked to consider and vote upon (i) a proposal (the "E&B Marine Merger Proposal") to approve and adopt an Agreement and Plan of Merger (the "Merger Agreement") providing for the merger (the "Merger") of a wholly-owned subsidiary of West Marine, Inc. ("West Marine") with and into E&B Marine, pursuant to which, among other things, (a) each share of common stock, par value $.001 per share ("E&B Marine Common Stock"), of E&B Marine outstanding at the effective time of the Merger (other than shares held in E&B Marine's treasury or owned by West Marine or any subsidiary of West Marine or E&B Marine) will be converted into the right to receive a fraction (the "Exchange Ratio") of a share of common stock, par value $0.001 per share ("West Marine Common Stock"), of West Marine based on the average closing sales price per share of West Marine Common Stock for the fifteen trading days preceding the effective time of the Merger (the "Average West Marine Trading Price"), which Exchange Ratio will be calculated as follows: (x) if the Average West Marine Trading Price is at least $38.00 but not greater than $43.875, the Exchange Ratio will equal the quotient of $6.65 divided by the Average West Marine Trading Price; (y) if the Average West Marine Trading Price is greater than $43.875, the Exchange Ratio will equal 0.15157; and (z) if the Average West Marine Trading Price is less than $38.00, the Exchange Ratio will equal 0.17500;
(b) all outstanding options and warrants to purchase shares of E&B Marine Common Stock will be assumed by West Marine and become options and warrants to purchase West Marine Common Stock; and (c) E&B Marine will become a wholly-owned subsidiary of West Marine; (ii) the election of three directors to the E&B Marine Board of Directors to serve until the earlier of the annual meeting of stockholders in 1999 or consummation of the Merger; and (iii) a proposal to ratify the selection of KPMG Peat Marwick LLP as the independent public accountants of E&B Marine for the 1996 fiscal year.

     Houlihan Lokey Howard & Zukin, the investment banking firm retained by the E&B Marine Board of Directors to act as its financial advisor in connection with the Merger, has rendered its opinion to the effect that the consideration to be received by E&B Marine stockholders pursuant to the Merger Agreement is fair from a financial point of view.

     YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AND THE TRANSACTIONS RELATED THERETO AND HAS DETERMINED THAT THEY ARE IN THE BEST INTERESTS OF E&B MARINE AND ITS STOCKHOLDERS. AFTER CAREFUL CONSIDERATION, YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE E&B MARINE MERGER PROPOSAL. YOUR BOARD OF DIRECTORS ALSO RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE DIRECTORS NAMED IN THE PROXY STATEMENT/PROSPECTUS AND THE SELECTION OF KPMG PEAT MARWICK LLP AS E&B MARINE'S INDEPENDENT PUBLIC ACCOUNTANTS.

     In the materials accompanying this letter, you will find a Notice of Annual Meeting of Stockholders, a Proxy Statement/Prospectus relating to the actions to be taken by E&B Marine stockholders at the Annual Meeting and a proxy card. The Proxy Statement/Prospectus more fully describes the proposed Merger.


     ALL STOCKHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE,
                                                               ----------------
SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.  IF YOU ATTEND THE
- ---------------------------------------------------------

ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN THOUGH YOU HAVE PREVIOUSLY RETURNED YOUR PROXY. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE ANNUAL MEETING.


                              Sincerely,


                              Kenneth G. Peskin
                              Chairman of the Board and Chief Executive Officer E&B Marine Inc.

                                E&B MARINE INC.
                                201 MEADOW ROAD
                           EDISON, NEW JERSEY  08818
                                (908) 819-7400

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON MONDAY, JUNE 17, 1996

     Notice is hereby given that an Annual Meeting of Stockholders of E&B
Marine Inc. ("E&B Marine") will be held on Monday, June 17, 1996, at 10:00 a.m., local time, at the Clarion Hotel & Towers located at 2055 Lincoln Highway, Route 27, Edison, New Jersey 08817, for the following purposes:


          (1) To consider and vote upon a proposal (the "E&B Marine Merger Proposal") to approve and adopt an Agreement and Plan of Merger, dated as of April 2, 1996 ("Merger Agreement"), among E&B Marine, West Marine, Inc., a Delaware corporation ("West Marine"), and WM Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of West Marine ("Merger Sub"), and the transactions contemplated thereby, pursuant to which Merger Agreement, among other things, (i) Merger Sub will be merged with and into E&B Marine, following which E&B Marine will become a wholly owned subsidiary of West Marine (the "Merger"), (ii) as a result of the Merger, each share of common stock, par value $.001 per share, of E&B Marine ("E&B Marine Common Stock") outstanding at the effective time of the Merger (other than shares held in E&B Marine's treasury or owned by West Marine or any subsidiary of West Marine or E&B Marine) will be converted into the right to receive a fraction (the "Exchange Ratio") of a share of common stock, par value $0.001 per share ("West Marine Common Stock"), of West Marine based on the average closing sales price per share of West Marine Common Stock for the fifteen trading days preceding the effective time of the Merger (the "Average West Marine Trading Price"), which Exchange Ratio will be calculated as follows: (x) if the Average West Marine Trading Price is at least $38.00 but not greater than $43.875, the Exchange Ratio will equal the quotient of $6.65 divided by the Average West Marine Trading Price; (y) if the Average West Marine Trading Price is greater than $43.875, the Exchange Ratio will equal 0.15157; and (z) if the Average West Marine Trading Price is less than $38.00, the Exchange Ratio will equal 0.17500; and (iii) all outstanding options and warrants to purchase E&B Marine Common Stock will be assumed by West Marine and become options and warrants to purchase West Marine Common Stock;

          (2) To elect three directors to the Board of Directors to serve until the earlier of the annual meeting of E&B Marine stockholders in 1999 or consummation of the Merger;

          (3) To ratify the selection of E&B Marine's independent public accountants for the 1996 fiscal year; and

          (4) To transact such other business that may properly come before the Annual Meeting or any postponements or adjournments thereof.


     Only stockholders of record at the close of business on May 10, 1996 are entitled to notice of and to vote at the Annual Meeting, or at any postponements or adjournments thereof. The affirmative vote of the holders of a majority of the outstanding shares of E&B Marine Common Stock is required for the approval of the Merger. Directors shall be elected by a plurality of votes present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors.

     Under the Delaware General Corporation Law, stockholders of E&B Marine will not have the right to assert dissenters rights in connection with the proposed Merger. See "The Merger--Absence of Dissenters' Rights" in the Proxy Statement/Prospectus accompanying this notice.

     A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination at E&B Marine's principal executive offices, for any purposes germane to the Annual Meeting, during ordinary business hours, for a period of at least 10 days prior to the Annual Meeting.

                                   IMPORTANT

     YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES OF E&B MARINE COMMON STOCK THAT YOU OWN. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT WITHOUT DELAY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY THEN WITHDRAW YOUR PROXY AND VOTE IN PERSON. YOUR PROXY CAN BE WITHDRAWN BY YOU AT ANY TIME BEFORE IT IS VOTED.

Edison, New Jersey
May 17, 1996

                              BY ORDER OF THE BOARD OF DIRECTORS,


                              Kenneth G. Peskin
                              Chairman of the Board and Chief
                              Executive Officer
                              E&B Marine Inc.

                           PLEASE DO NOT SEND IN ANY
                       STOCK CERTIFICATES AT THIS TIME.

                               WEST MARINE, INC.

                                      AND

                                E&B MARINE INC.

                               ----------------

                        E&B MARINE INC. PROXY STATEMENT

                               ----------------

                         WEST MARINE, INC. PROSPECTUS

                               ----------------

  This Proxy Statement/Prospectus is being furnished to holders of common stock, par value $.001 per share ("E&B Marine Common Stock"), of E&B Marine Inc., a Delaware corporation ("E&B Marine"), in connection with the solicitation of proxies by the Board of Directors of E&B Marine (the "E&B Marine Board") for use at the annual meeting of the stockholders of E&B Marine (the "E&B Marine Annual Meeting") to be held at 10:00 a.m., local time, on Monday, June 17, 1996, or at any adjournments or postponements thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The E&B Marine Annual Meeting will be held at the Clarion Hotel & Towers, 2055 Lincoln Highway, Route 27, Edison, New Jersey 08817. E&B Marine's telephone number at that location is (908) 287-3500.

  This Proxy Statement/Prospectus constitutes a prospectus of West Marine, Inc. ("West Marine") with respect to up to 776,615 shares of West Marine common stock, par value $0.001 per share ("West Marine Common Stock"), to be issued in connection with the merger (the "Merger") of WM Merger Sub, Inc. ("Merger Sub"), a Delaware corporation, with and into E&B Marine pursuant to the Agreement and Plan of Merger, dated as of April 2, 1996 (the "Merger Agreement"), among West Marine, Merger Sub and E&B Marine.

  THE ABOVE MATTERS ARE DISCUSSED IN DETAIL IN THIS PROXY STATEMENT/ PROSPECTUS. E&B MARINE STOCKHOLDERS ARE STRONGLY URGED TO READ AND CAREFULLY CONSIDER THIS PROXY STATEMENT/ PROSPECTUS IN ITS ENTIRETY, PARTICULARLY THE MATTERS REFERRED TO UNDER "RISK FACTORS" BEGINNING ON PAGE 20.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE SECURITIES  COMMISSION  NOR  HAS  THE
   COMMISSION OR ANY  STATE SECURITIES COMMISSION PASSED  UPON THE ACCURACY
    OR ADEQUACY OF THIS  PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO
     THE CONTRARY IS A CRIMINAL OFFENSE.

  This Proxy Statement/Prospectus and the accompanying form of proxy are first being mailed to stockholders of E&B Marine on or about May 17, 1996.

       THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS MAY 17, 1996.

                               TABLE OF CONTENTS

                                                                        Page
                                                                        ----
AVAILABLE INFORMATION....................................................  1

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..........................  1

NO AUTHORIZATION.........................................................  2

CAUTIONARY STATEMENT.....................................................  2

SUMMARY..................................................................  4

SELECTED HISTORICAL AND PRO FORMA FINANCIAL AND OPERATING
     DATA................................................................ 14

COMPARATIVE PER SHARE DATA............................................... 17

COMPARATIVE MARKET PRICE DATA............................................ 18

RISK FACTORS............................................................. 20
     Certain Effects of the Merger; Integration of E&B Marine............ 20
     Merger Expenses..................................................... 21
     Expansion........................................................... 21
     Seasonality, Weather and Fluctuations in Operating Results.......... 22
     Competition......................................................... 22
     Acquisitions........................................................ 22
     Dependence on Consumer Spending..................................... 23
     Management of West Marine........................................... 23
     Control of West Marine.............................................. 23
     Environmental Regulation............................................ 23
     Possible Volatility of West Marine Common Stock Price............... 24
     Reliance on Vendors and Manufacturers............................... 24

THE E&B MARINE ANNUAL MEETING............................................ 24
     Time, Place and Date of the E&B Marine Annual Meeting............... 24
     Purposes of the E&B Marine Annual Meeting........................... 24
     Record Date; Voting Rights.......................................... 25
     Proxies; Revocation of Proxies...................................... 25

THE MERGER............................................................... 26
     Background of the Merger............................................ 26
     E&B Marine's Reasons for the Merger; Recommendations of the
      Board of Directors of E&B Marine................................... 28
     Opinion of Houlihan Lokey Howard & Zukin............................ 30
     Interests of Certain Persons in the Merger.......................... 32
     Accounting Treatment................................................ 33

                                                                        Page
                                                                        ----
     Certain Federal Income Tax Considerations........................... 33
     Regulatory Approvals................................................ 36
     Federal Securities Law Consequences................................. 36
     NASDAQ National Market ............................................. 37
     Absence of Dissenters' Rights....................................... 37
     West Marine's Reasons for the Merger................................ 37
     Business of E&B Marine Following the Merger......................... 37

THE MERGER AGREEMENT..................................................... 38
     Effective Time of Merger............................................ 38
     Conversion of Shares................................................ 38
     Treatment of E&B Marine Stock Options and Warrants.................. 39
     Business of E&B Marine Pending the Merger........................... 40
     Solicitation of Other Proposals..................................... 41
     Business of West Marine Pending the Merger.......................... 41
     Corporate Structure and Related Matters After the Merger............ 42
     Conditions to the Merger............................................ 42
     Termination; Amendment.............................................. 43
     Fees and Expenses................................................... 44

THE STOCKHOLDERS AGREEMENT..,............................................ 45
     Agreement To Vote................................................... 45
     Covenants of the Stockholders....................................... 45
     Termination and Expenses............................................ 47

PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION....................... 49

E&B MARINE............................................................... 53
     Business............................................................ 53
     Management's Discussion and Analysis of Financial Condition and
          Results of Operations.......................................... 58
     Management.......................................................... 61
     Director and Executive Compensation................................. 64
     Security Ownership of Certain Beneficial Owners and Management...... 71

ELECTION OF E&B MARINE DIRECTORS......................................... 74

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS........................ 75

DESCRIPTION OF WEST MARINE CAPITAL STOCK................................. 75
     Common Stock........................................................ 75
     Preferred Stock..................................................... 76
     Section 203 of the Delaware General Corporation Law................. 76
     Transfer Agent and Registrar........................................ 76

                                                                        Page
                                                                        ----
COMPARISON OF THE RIGHTS OF HOLDERS OF WEST MARINE COMMON
    STOCK AND E&B MARINE COMMON STOCK.................................... 77

LEGAL MATTERS............................................................ 80

EXPERTS.................................................................. 80

OTHER MATTERS............................................................ 80

STOCKHOLDER PROPOSALS.................................................... 80

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF E&B MARINE................. 81


ANNEX A  AGREEMENT AND PLAN OF MERGER
ANNEX B  STOCKHOLDERS AGREEMENT
ANNEX C  OPINION OF HOULIHAN LOKEY HOWARD & ZUKIN

                             AVAILABLE INFORMATION

     West Marine and E&B Marine are each subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by West Marine and E&B Marine with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, Suite 1300, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates. In addition, material filed by West Marine and E&B Marine can be inspected at the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

     West Marine has filed with the Commission a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities to be issued pursuant to the Merger Agreement. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. Statements contained in this Proxy Statement/Prospectus or in any document incorporated by reference in this Proxy Statement/Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference. Copies of the Registration Statement and the exhibits and schedules thereto may be obtained, upon payment of the fee prescribed by the Commission, or may be examined without charge at the Commission's principal office in Washington, D.C.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by West Marine or E&B Marine pursuant to the Exchange Act are incorporated by reference in this Proxy Statement/Prospectus:

          1. West Marine's Annual Report on Form 10-K for the fiscal year ended December 30, 1995 ("West Marine's Annual Report");

          2. West Marine's Proxy Statement for the Annual Meeting of Stockholders to be held on May 8, 1996;

          3.   West Marine's Current Report on Form 8-K, dated April 2, 1996;

          4. West Marine's Quarterly Report on Form 10-Q for the quarter ended March 30, 1996;

          5. The Description of the West Marine Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on September 30, 1993;

          6. E&B Marine's Annual Report on Form 10-K for the fiscal year ended December 30, 1995; and

          7. E&B Marine's Quarterly Report on Form 10-Q for the quarter ended March 30, 1996.

     All documents and reports subsequently filed by West Marine and E&B Marine pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement/Prospectus and prior to the date of the E&B Marine Annual Meeting shall be deemed to be incorporated by reference in this Proxy Statement/Prospectus and to be a part hereof from the date of the filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

     THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, ON WRITTEN OR ORAL REQUEST, WITHOUT CHARGE, IN THE CASE OF DOCUMENTS RELATING TO WEST MARINE, DIRECTED TO WEST MARINE, INC., 500 WESTRIDGE DRIVE, WATSONVILLE, CALIFORNIA 95076-4100 (TELEPHONE NUMBER (408) 728-2700), ATTENTION: SECRETARY - INVESTOR RELATIONS, OR, IN THE CASE OF DOCUMENTS RELATING TO E&B MARINE, DIRECTED TO E&B MARINE INC., 201 MEADOW ROAD, EDISON, NEW JERSEY 08818 (TELEPHONE NUMBER (908) 819-
7400), ATTENTION: SECRETARY. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUESTS SHOULD BE MADE BY JUNE 10, 1996.

     WEST MARINE HAS SUPPLIED ALL INFORMATION CONTAINED IN THE PROXY STATEMENT/PROSPECTUS RELATING TO WEST MARINE AND ITS SUBSIDIARIES, AND E&B MARINE HAS SUPPLIED ALL INFORMATION CONTAINED IN THE PROXY STATEMENT/PROSPECTUS RELATING TO E&B MARINE AND ITS SUBSIDIARIES.

     Unless the context otherwise requires, "West Marine" refers to both West Marine, Inc. and its subsidiary, West Marine Products, Inc.

                                NO AUTHORIZATION

     NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE SOLICITATION OF PROXIES OR THE OFFERING OF SECURITIES MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY WEST MARINE, E&B MARINE OR ANY OTHER PERSON. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF WEST MARINE OR E&B MARINE SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                              CAUTIONARY STATEMENT

          This Proxy Statement/Prospectus contains certain forward looking statements with respect to the financial condition, results of operations and business of West Marine following the consummation of the Merger, including statements relating to the restructuring charges expected to be incurred in connection with the Merger. These forward looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among others, matters discussed herein under "Risk Factors" as well as the following possibilities: (1) expected cost savings from the Merger cannot be fully realized; (2) customer loss or revenue loss following the Merger being greater than expected; (3) competitive pressure in the recreational boating supply industry increasing significantly; (4) costs or difficulties related to the integration of the businesses of West Marine and E&B

Marine being greater than expected; and (5) general economic conditions, either nationally or in the states in which the combined company will be doing business, being less favorable than expected.

                                    SUMMARY

          The following is a summary of certain information contained elsewhere in this Proxy Statement/Prospectus. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained, or incorporated by reference, in this Proxy Statement/Prospectus and the Annexes hereto. Unless otherwise defined herein, capitalized terms used in this summary have the respective meanings ascribed to them elsewhere in this Proxy Statement/Prospectus. E&B Marine stockholders are urged to read this Proxy Statement/Prospectus and the Annexes hereto in their entirety. See "Risk Factors" for certain information that should be considered by the stockholders of E&B Marine.

                                 THE COMPANIES

West Marine........................  West Marine is the leading specialty retailer of recreational boating supplies and apparel in the United States, offering (as of May 10, 1996) products through 82 stores in 18 states and through catalogs which it distributes several times each year. West Marine's business strategy is to offer an extensive selection of high quality marine supplies and apparel to the recreational aftermarket for both sailboats and powerboats at competitive prices in a convenient, one-stop shopping environment emphasizing customer service and technical assistance. West Marine also is engaged through its Port Supply division and retail stores in the wholesale distribution of marine supplies to commercial customers and other retailers. The principal executive offices of West Marine are located at 500 Westridge Drive, Watsonville, California 95076-4100, and its telephone number is
                                     (408) 728-2700.

E&B Marine.........................  E&B Marine is engaged in the retail and mail-order merchandising of a wide variety of marine supplies and apparel to the recreational boating community. E&B Marine operates (as of May 10, 1996) 64 specialty stores in 18 states. E&B Marine markets its products primarily to the recreational boating community through specialty stores and catalogs that it distributes to known and prospective customers throughout the recreational boating community several times each year. The principal executive offices of E&B Marine are located at 201 Meadow Road, Edison, New Jersey 08818, and its telephone number is (908) 819-7400.

Merger Sub.........................  Merger Sub was recently organized by West
                                     Marine for the purpose of effecting the
                                     acquisition of E&B Marine. It has no
                                     material assets and has not engaged in any activities except in connection with the proposed Merger. The principal executive offices of Merger Sub are located at 500 Westridge Drive, Watsonville, California 95076-4100, and its telephone number is
                                     (408) 728-2700.

                                 RISK FACTORS

Risk Factors.......................  The following information should be considered carefully by the holders of E&B
                                     Marine Common Stock in evaluating whether to approve and adopt the Merger Agreement, and the transactions contemplated thereby, including the Merger, and thereby become holders of West Marine Common Stock pursuant to the Merger:

                                     The integration of E&B Marine's business operations with West Marine's will present difficult challenges for West Marine's management due to the increased time and resources required in the management effort. Further, West Marine's ability to successfully integrate E&B Marine's business and operations with West Marine's business and operations is dependent upon a number of factors, such as West Marine's ability to hire and train new employees and integrate existing E&B Marine management and employees, convert and adapt information and other operational systems and retain existing E&B Marine customers. Accordingly, there can be no assurance that West Marine will be able to successfully integrate E&B Marine's business and operations. Also, failure to successfully integrate E&B Marine's business and operations could adversely affect West Marine's results of operations and financial condition. See "Risk Factors-- Certain Effects of the Merger; Integration of E&B Marine."

                                     West Marine's growth has been driven
                                     principally by its store operations. West
                                     Marine's continued growth depends to a
                                     significant degree on its ability to open new stores and to operate these stores profitably. West Marine's continued expansion is subject to a number of factors, including the adequacy of West Marine's capital resources and West Marine's ability to locate suitable store sites and negotiate acceptable lease terms, to hire, train and integrate employees and to adapt its distribution and other operational systems.

                                     In addition, acquisitions involve a number of special risks, including the diversion of management's attention to the assimilation of the operations and personnel of the acquired business, and may have potential adverse short-term effects on West Marine's operating results and amortization expense of acquired intangible assets.

                                     The market for recreational boating
                                     supplies is highly competitive. Competitive pressures resulting from competitors' pricing policies have adversely affected

                                     West Marine's gross margins and such
                                     pressures are expected to continue. West
                                     Marine is also susceptible to seasonality and weather and if unseasonably cool weather, prolonged winter conditions or extraordinary amounts of rainfall were to occur during the peak boating season in the second and third quarters, West Marine's net sales and net income could be adversely affected.

                                     Several other factors which may influence
                                     West Marine's financial results include the level of consumer spending on recreational boating supplies, environmental regulations, demand for and acceptance of West Marine's products and other risk factors described in "Risk Factors" herein.


                         THE E&B MARINE ANNUAL MEETING

Time, Place and Date of the
E&B Marine Annual Meeting..........  The E&B Marine Annual Meeting will be held at 10:00 a.m., local time, on Monday, June
                                     17, 1996, at the Clarion Hotel & Towers,
                                     2055 Lincoln Highway, Route 27, Edison, New
                                     Jersey 08117.

Purposes of the E&B Marine
Annual Meeting.....................  At the E&B Marine Annual Meeting,
                                     stockholders will be asked to consider and vote upon a proposal to adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger. A copy of the Merger Agreement is attached to this Proxy Statement/Prospectus as Annex
                                     A. If the Merger is approved and
                                     consummated, each share of E&B Marine
                                     Common Stock outstanding at the date and time that the Merger becomes effective (other than shares held in E&B Marine's treasury or owned by West Marine or any subsidiary of West Marine or E&B Marine) will be converted into the right to receive in the Merger a fraction (the "Exchange Ratio") of a share of West Marine Common Stock, based upon the arithmetic mean of the closing sales price of West Marine Common Stock during each of the fifteen trading days immediately preceding such effective time of the Merger (the "Effective Time"). Specifically, the Exchange Ratio will be calculated as follows: (i) if the Average West Marine Trading Price is at least $38.00 but not greater than $43.875, the Exchange Ratio will equal the quotient of $6.65 divided by the Average West Marine Trading Price; (ii) if the Average West Marine Trading Price is greater than $43.875, the Exchange Ratio will equal 0.15157; and (iii) if the Average West Marine Trading Price is less than

                                     $38.00, the Exchange Ratio will equal
                                     0.17500. No fractional shares of West
                                     Marine Common Stock will be issued and cash will be paid in lieu of any such fractional shares. See "The Merger Agreement-- Conversion of Shares."

                                     In addition, E&B Marine's stockholders will also be asked (i) to elect three directors to the E&B Marine Board, in each case to serve until the earlier of the consummation of the Merger (if approved by the stockholders and subsequently consummated) or until the 1999 Annual Meeting of Stockholders of E&B Marine and (ii) to ratify the selection of E&B Marine's independent public accountants for the 1996 fiscal year. See "The E&B Marine Annual Meeting--Purposes of the E&B Marine Annual Meeting."

Record Date; Voting Rights.........  Holders of record of E&B Marine Common
                                     Stock at the close of business on May 10, 1996 (the "Record Date") will be entitled to notice of, and to vote at, the E&B Marine Annual Meeting and at any adjournment or postponement thereof. There were issued and outstanding 3,943,919 shares of E&B Marine Common Stock as of the Record Date, held by approximately 1,410 stockholders of record.

                                     Under the Delaware Law, the adoption and approval of the Merger Agreement by the stockholders of E&B Marine requires the affirmative vote of the holders of at least a majority of the outstanding shares of E&B Marine Common Stock. As of the Record Date, 2,110,135 shares of E&B Marine Common Stock (approximately 53.5% of the shares of E&B Marine Common Stock outstanding as of the Record Date) were outstanding and entitled to be voted by the directors and officers, and their affiliates, of E&B Marine. See "The E&B Marine Annual Meeting--Record Date; Voting Rights."

                                     Certain principal stockholders of E&B
                                     Marine consisting of DLJ Capital
                                     Corporation, DLJ Venture Capital Fund II,
                                     L.P., Sprout Capital V, Sprout Growth,
                                     L.P., Sprout Growth, Ltd., Kenneth G.
                                     Peskin, the Chairman of the Board and Chief
                                     Executive Officer of E&B Marine, and his wife Judith Peskin, as trustee of certain family trusts (collectively, the "Principal Stockholders"), have entered into a Stockholders Agreement, a copy of which is attached to this Proxy Statement/Prospectus as Annex B, pursuant to which the Principal Stockholders have agreed to vote their respective shares of E&B Marine Common Stock in favor of the Merger at the E&B Marine Annual Meeting. As of the Record Date, these stockholders beneficially owned, in the aggregate, 2,065,245 shares of E&B Marine Common Stock, constituting approximately 52.4% of the shares of E&B Marine Common Stock outstanding on the Record Date, which number is sufficient to approve the Merger. When these shares of E&B Marine Common Stock are voted at the E&B Marine Annual Meeting in favor of the adoption and approval of the Merger Agreement and the transactions contemplated thereby, the affirmative vote of additional shares of E&B Marine Common Stock will not be required to so adopt and approve the Merger Agreement and the transactions contemplated thereby. See "The Stockholders Agreement."

                                     A majority of the shares of E&B Marine
                                     Common Stock entitled to vote at the E&B
                                     Marine Annual Meeting is required to ratify the selection of the independent public accountants, and the three candidates for director receiving the highest number of affirmative votes cast at the E&B Marine Annual Meeting will be elected as directors of E&B Marine. Holders of a majority of the shares of E&B Marine Common Stock entitled to vote at the E&B Marine Annual Meeting, represented in person or by proxy, will constitute a quorum. Each holder will be entitled to cast one vote for each share of E&B Marine Common Stock held.


                                     THE MERGER

E&B Marine's Reasons for the Merger;
 Recommendations of the Board
 of Directors of E&B Marine........  For a discussion of the factors considered by the E&B Marine Board in reaching its
                                     decisions to approve the Merger Agreement and the transactions contemplated thereby, including the Merger and recommend that the E&B Marine stockholders vote FOR the proposal to adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger, see "The Merger--E&B Marine's Reasons for the Merger; Recommendations of the Board of Directors of E&B Marine."

Opinion of Houlihan Lokey
Howard & Zukin.....................  Houlihan Lokey Howard & Zukin ("Houlihan
                                     Lokey") has delivered its written opinion to the E&B Marine Board to the effect that, as of the date of its opinion, the consideration to be received by the E&B Marine stockholders pursuant to the Merger Agreement is fair to E&B Marine stockholders from a financial point of view. A copy of such opinion, which sets forth the assumptions made, matters considered, and limits on the review undertaken by Houlihan Lokey in arriving at its opinion is attached to this Proxy Statement/Prospectus as Annex C, and should be read in its entirety. See "The Merger - Opinion of Houlihan Lokey Howard & Zukin."


Interests of Certain Persons in
 the Merger........................  In considering the recommendation of the
                                     E&B Marine Board to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger, E&B Marine stockholders should be aware that the executive officers of E&B Marine and certain members of the E&B Marine Board have interests in the Merger that are in addition to the interests of E&B Marine stockholders generally, and that the members of the E&B Marine Board having such interests participated in the discussion, deliberation and voting of the E&B Marine Board with respect to the Merger Agreement, such as:

                                     Ownership of shares of E&B Marine Common
                                     Stock. As of the Record Date, Kenneth G.
                                     Peskin, Chairman of the Board and Chief
                                     Executive Officer of E&B Marine held
                                     336,598 shares of E&B Marine Common Stock, constituting approximately 8.5% of the then outstanding shares of E&B Marine Common Stock. Richard E. Kroon, a director of E&B Marine, is (i) managing partner of the general partner of Sprout Growth, L.P. and Sprout Capital V, (ii) managing partner of the investment manager of Sprout Growth, Ltd., (iii) a limited partner of DLJ Venture Capital Fund II, L.P. and (iv) President of DLJ Capital Corporation, which entities (the "DLJ Stockholders") collectively then beneficially owned 1,728,647 shares of E&B Marine Common Stock, constituting approximately 43.9% of the then outstanding shares of E&B Marine Common Stock.

                                     Financial Advisor. DLJ, an affiliate of the DLJ Stockholders, has acted as a financial advisor to E&B Marine throughout the Merger negotiations and will receive fees and expense reimbursements from E&B Marine at the Effective Time in an amount equal to approximately $820,000.

                                     Acceleration of Options. Options to
                                     purchase shares of E&B Marine Common Stock have been granted to certain executive officers of E&B Marine, certain of which options will accelerate on or prior to the fifteenth day prior to the Effective Time. See "The Merger--Interests of Certain Persons in the Merger."


                                     Retention Agreements. Each of Walfrido A.
                                     Martinez, Senior Vice President and Chief
                                     Financial Officer, Patrick J. Melli, Senior
                                     Vice President, Inventory Management and
                                     Information Services, and Robert G.
                                     Defonte, Senior Vice President,
                                     Merchandising and Secretary, have been
                                     given the opportunity to enter into a
                                     retention agreement (the "Retention
                                     Agreement") with E&B Marine pursuant to
                                     which, among other things, in consideration of such executive officer of E&B Marine continuing to provide service to E&B Marine through a date to be determined by E&B Marine, E&B Marine will not terminate such executive officer's employment prior to such date and will pay such executive officer an amount equal to 52 weeks of his then current annual base salary after such date. As of the Record Date, Messrs. Martinez and Melli have each entered into a Retention Agreement with E&B Marine. For a description of the severance arrangements for each of Mr. Peskin and James D. Peters, President and Chief Operating Officer, see "E&B Marine--Directors and Executive Compensation."

Accounting Treatment...............  The Merger will be accounted for by West
                                     Marine under the purchase method of
                                     accounting in accordance with Accounting
                                     Principles Board Opinion No. 16, "Business
                                     Combinations," as amended. Under this
                                     method of accounting, the purchase price will be allocated to assets acquired and liabilities assumed based on their estimated fair values at the Effective Time. Income of the combined company will not include income (or loss) of E&B Marine prior to the Effective Time.

Certain Federal Income Tax
  Considerations...................  The Merger is intended to constitute a reorganization so that no gain or loss
                                     would be recognized by E&B Marine
                                     stockholders with respect to the receipt of West Marine Common Stock in exchange for their shares of E&B Marine Common Stock in the Merger (except with respect to any cash received in lieu of fractional shares of West Marine Common Stock). Among the conditions to the Merger are that each of West Marine and E&B Marine receive an opinion of counsel to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). For a further discussion of certain of the federal income tax consequences of the Merger, see "The Merger--Certain Federal Income Tax Considerations." See also "The Merger Agreement--Conditions to the Merger."

Absence of Dissenters' Rights......  Holders of E&B Marine Common Stock will not be entitled to dissenters' rights under
                                     Delaware Law in connection with the Merger.
                                     See "The Merger--Absence of Dissenters'
                                     Rights."


Business of E&B Marine
 Following the Merger..............  West Marine and E&B Marine expect that all of E&B Marine's directors who are now
                                     serving will be replaced by directors
                                     designated by West Marine concurrently with the consummation of the Merger. It is anticipated that the employment of executive management and certain administrative personnel of E&B Marine also will be terminated before the end of 1996. Certain officers of West Marine will be appointed as the officers of E&B Marine.

                                     In the short term, the business of E&B
                                     Marine will continue to be conducted under the names "E&B Marine," "Bliss Marine" and "Goldberg's Marine." However, in order for the combined company to operate profitably after the Merger, the management of West Marine plans to implement strategies to improve E&B Marine's operating profits and to facilitate the successful combination of the E&B Marine stores and the West Marine stores into one company, including the reduction of corporate overhead by eliminating E&B Marine's corporate headquarters and centralizing management of West Marine and E&B Marine at West Marine's corporate headquarters in Watsonville, California, the modification of the product selection in E&B Marine stores, the review of unprofitable and underperforming E&B Marine retail stores, with a view to determining on an expedited basis which stores can be made profitable or should be closed and the closing or relocating, after approximately eighteen months, of E&B Marine's distribution center in Edison, New Jersey. West Marine, however, reserves the right to take any such actions and effect any such changes it deems desirable.


                             THE MERGER AGREEMENT

Conditions to the Merger...........  Consummation of the Merger is subject to the satisfaction of a number of conditions, including but not limited to (i) the adoption of the Merger Agreement by the requisite vote of the stockholders of E&B Marine; (ii) the authorization for inclusion for trading on the NASDAQ National Market of the shares of West Marine Common Stock to be issued in connection with the Merger; (iii) the absence of any restrictive court orders or any other legal restraints or prohibitions, and of any pending governmental proceedings, preventing the consummation of the Merger; (iv) the continuing accuracy in all material respects of certain of the representations and warranties made in the Merger Agreement on and as of the Effective Time; and (v) the receipt by West Marine and E&B Marine of certain opinions regarding legal and tax matters. See "The Merger Agreement--Conditions to the Merger."

Termination........................  The Merger Agreement may be terminated and the Merger may be abandoned prior to the Effective Time either before or after its approval by the stockholders of E&B Marine, under the circumstances specified in the Merger Agreement, including by the mutual written agreement of West Marine and E&B Marine and by either party if the Merger is not consummated by

                                     August 31, 1996.

                                     Under certain circumstances, E&B Marine may be required to pay a termination fee and to reimburse West Marine for certain of its expenses if the Merger Agreement is terminated. See "The Merger Agreement-- Termination; Amendment" and "--Fees and Expenses."

Surrender of Certificates..........  If the Merger becomes effective, E&B
                                     Marine, as the surviving corporation of the Merger, will mail a letter of transmittal with instructions to all holders of record of E&B Marine Common Stock as of the Effective Time for use in surrendering their stock certificates in exchange for certificates representing West Marine Common Stock and a cash payment in lieu of fractional shares. Certificates should not be surrendered until the letter of transmittal is received.

The Stockholders Agreement.........  The Stockholders Agreement provides, among other things, that each Principal
                                     Stockholder shall vote (or cause to be
                                     voted), at the E&B Marine Annual Meeting or any other meeting of E&B Marine stockholders, the shares of E&B Marine Common Stock held by such stockholder in favor of (i) the Merger, (ii) the execution and delivery by E&B Marine of the Merger Agreement and the approval of the terms thereof and (iii) each of the other actions contemplated by the Merger Agreement, and against (a) certain changes in the structure, capitalization, business or governance of E&B Marine or (b) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or materially adversely affect the contemplated economic benefits to West Marine of the Merger or the transactions contemplated by the Merger Agreement or the Stockholders Agreement. In addition, each Principal Stockholder has granted to, and appointed, West Marine and certain officers of West Marine as each such Principal Stockholder's irrevocable proxy and attorney-in-fact (with full power of substitution) to vote the shares of E&B Marine Common Stock in accordance with the provisions of the Stockholders Agreement. See "The Stockholders Agreement--Agreement to Vote."

                                     In the Stockholders Agreement, the
                                     Principal Stockholders have agreed to
                                     certain covenants, including that no such stockholder shall (i) solicit or respond to any inquiry, proposal or offer by any person (other than West Marine or an affiliate of West Marine) with respect to E&B Marine that constitutes or could reasonably be expected to lead to an Acquisition Proposal or (ii) sell, encumber or otherwise transfer or dispose of such Principal Stockholder's shares of E&B Marine Common Stock or any interest therein. See "The Stockholders Agreement-- Covenants of the Stockholders."

                                     The Stockholders Agreement terminates upon, among other things, the first to occur of the termination of the Merger Agreement in accordance with its terms or the Effective Time. Under certain circumstances, certain of the Principal Stockholders may be required to pay a termination fee and to reimburse West Marine for certain of its expenses if the Stockholders Agreement or Merger Agreement is terminated. See "The Stockholders Agreement--Termination and
                                     Expenses."

Comparison of Stockholder Rights...  See "Comparison of the Rights of Holders of
                                     West Marine Common Stock and E&B Marine
                                     Common Stock" for a summary of the material differences between the rights of holders of West Marine Common Stock and E&B Marine Common Stock.

        SELECTED HISTORICAL AND PRO FORMA FINANCIAL AND OPERATING DATA


     The following selected historical information of West Marine and E&B
Marine has been derived from their respective historical consolidated financial statements, and should be read in conjunction with such historical consolidated financial statements of West Marine and the related notes thereto, which are incorporated by reference in this Proxy Statement/Prospectus, and the historical consolidated financial statements of E&B Marine and the related notes thereto, presented elsewhere in this Proxy Statement/Prospectus. The selected pro forma financial information is derived from the pro forma combined condensed financial statements and should be read in conjunction with such pro forma statements and the notes thereto, which are included on pages 49 through 52 in this Proxy Statement/Prospectus.


     The pro forma information and the related notes thereto are provided for informational purposes only. The pro forma information presented is not necessarily indicative of the consolidated financial position or results of operations of West Marine as they may be in the future or as they might have been had the Merger been effected on the assumed dates.

        SELECTED HISTORICAL AND PRO FORMA FINANCIAL AND OPERATING DATA
              (IN THOUSANDS, EXCEPT PER SHARE AND OPERATING DATA)


                                                                                                          FOR THE
                                                                 FISCAL YEAR/(1)/                   FISCAL QUARTER ENDED
                                              --------------------------------------------------    --------------------
                                                                                                    April 1,   March 30,
                                               1991       1992       1993       1994       1995      1995        1996
                                               ----       ----       ----       ----       ----     --------   ---------

HISTORICAL-WEST MARINE
Consolidated Income Statement Data:
- -----------------------------------
Net sales..............................       $74,750   $97,117   $122,815   $169,923   $224,204    $42,222   $ 49,947
Income from operations.................         4,612     5,819      6,904     10,935     16,198        858        846
Income before income taxes.............         4,094     5,134      5,903      9,740     14,819        244        554
Net income.............................                                         5,985      8,975        146        332
Pro forma net income/(2)/..............         2,429     3,080      3,542
Net income per common and
    common equivalent share:
       Primary.........................                                          0.91       1.22       0.02       0.04
       Fully Diluted...................                                          0.91       1.21       0.02       0.04
Pro forma net income per common
    and common equivalent share:
       Primary and fully diluted.......                               0.69
Supplemental pro forma net
    income per common and
    common equivalent share/(3)/:
       Primary.........................                    0.55       0.60
       Fully diluted...................                    0.54       0.60
Operating Data:
- ---------------
Stores open at year end................            19        27         37         54         72         61         77
Comparable store net sales
    increase...........................           6.9%      4.3%       8.0%      15.8%       9.0%      11.1%       5.0%


                                                                                                           AT THE
                                                              AT FISCAL YEAR ENDED                  FISCAL QUARTER ENDED
                                              --------------------------------------------------    --------------------
                                                                                                    April 1,   March 30,
                                               1991        1992       1993       1994      1995      1995        1996
                                               ----        ----       ----       ----      ----     --------   ---------
Consolidated Balance Sheet Data:
- --------------------------------
Working capital........................       $ 9,632   $12,600   $ 21,724   $ 30,757   $ 58,619    $28,659   $ 67,591
Total assets...........................        22,261    36,050     46,458     70,385     95,845     89,292    110,749
Long-term debt.........................         5,188     7,446      4,459     12,297      8,284     12,257     18,820
Total stockholders' equity.............         9,341    11,891     24,816     30,477     67,279     30,663     67,728

                                                                                                           FOR THE
                                                                  FISCAL YEAR/(4)/                  FISCAL QUARTER ENDED
                                              --------------------------------------------------    --------------------
                                                                                                    April 1,   March 30,
                                               1991        1992       1993       1994      1995       1995       1996
                                               ----        ----       ----       ----      ----     --------   ---------
HISTORICAL-E&B MARINE
Consolidated Income Statement Data:
- -----------------------------------
Net sales..............................       $84,460   $87,647   $ 92,713   $101,752   $109,818    $19,131    $ 19,205
(Loss) income from operations..........          (827)    2,387      3,878      4,409      3,161     (1,479)     (2,776)
(Loss) income before income taxes and
    extraordinary items................        (2,328)    1,323      3,353      3,227      1,669     (1,879)     (3,237)
Net (loss) income......................        (2,328)    1,286      5,353      5,727      1,019     (1,128)     (1,942)
Net (loss) income per share............         (0.64)     0.36       1.34       1.38       0.29      (0.30)      (0.49)
Operating Data:
- ---------------
Stores open at year end................            46        46         49         55         61         56          62
Comparable store net sales
   (decrease) increase.................          (7.8)%     8.8%       3.2%       1.1%       1.0%       1.6%       (3.4)%

                                                                                                           AT THE
                                                             AT FISCAL YEAR ENDED                   FISCAL QUARTER ENDED
                                              --------------------------------------------------    --------------------
                                                                                                    April 1,   March 30,
                                               1991        1992       1993       1994      1995       1995       1996
                                               ----        ----       ----       ----      ----     --------   ---------
Consolidated Balance Sheet Data:
- --------------------------------
Working capital........................       $ 5,987   $ 4,587   $  4,814   $ 13,047   $ 18,327    $12,974    $ 17,252
Total assets...........................        25,639    25,210     27,805     33,993     37,791     44,605      50,869
Long-term debt.........................        16,560    12,542      7,667     11,963     15,631     13,058      18,194
Total stockholders' (deficit) equity...        (2,040)     (654)     4,520     10,378     12,134      9,323      10,193

                                                                          FOR AND AT
                                                FOR THE                   THE FISCAL
                                            FISCAL YEAR ENDED            QUARTER ENDED
                                            DECEMBER 30, 1995            MARCH 30, 1996
                                            -----------------            --------------
PRO FORMA-WEST MARINE
AND E&B MARINE
Consolidated Income Statement Data (5):
- ---------------------------------------
Net sales................................        $334,022                  $ 69,152
Income (loss) from operations............          18,455                    (2,113)
Income (loss) before income taxes........          15,584                    (2,866)
Net income (loss)........................           9,193                    (1,767)
Net income (loss) per share..............            1.14                     (0.21)
Consolidated Balance Sheet Data (6):
- ------------------------------------
Working capital..........................                                  $ 80,796
Total assets.............................                                   192,013
Long-term debt...........................                                    37,014
Total stockholders' equity (7)...........                                    99,361

____________________

(1) West Marine's fiscal year ends on the Saturday closest to December 31 based on a 52/53 week year.

(2) The objective of the West Marine pro forma information is to show what the significant effects on the historical financial information might have been had West Marine not have been treated as an S Corporation for tax purposes for the majority of fiscal 1993. The pro forma information presented on the consolidated statements of income reflects a provision for income taxes at an effective rate of 40% for fiscal 1993.

(3) The West Marine supplemental pro forma net income per share reflects the issuance of shares to fund the estimated $10 million payment of certain undistributed taxable S Corporation earnings to certain West Marine stockholders upon the termination of West Marine's status as an S Corporation. The calculation is based upon the weighted average of shares outstanding used in the calculation of pro forma net income per share plus the number of shares offered by West Marine (803,213) to fund the $10 million distribution of undistributed taxable S Corporation earnings distributed after the initial public offering.

(4) E&B Marine's fiscal year ends on the last Saturday in December based on a 52/53 week year.

(5) Pro forma to give effect to the acquisition of E&B Marine as if such acquisition had occurred as of January 1, 1995.

(6) Pro forma to give effect to the acquisition of E&B Marine as if such acquisition had occurred as of March 30, 1996.


(7) The value of West Marine Common Stock to be issued in the Merger, $31.6 million, is obtained by multiplying an assumed Exchange Ratio (0.15157) by the number of shares and options of E&B Marine Common Stock issued and outstanding immediately prior to the Effective Time of the Merger, and assumes a market value per share of West Marine Common Stock of $50.00. The historical equity of E&B Marine is eliminated.

                           COMPARATIVE PER SHARE DATA

COMPARATIVE PER SHARE DATA


     The following table sets forth certain historical per share data of West Marine and E&B Marine and combined per share data on an unaudited pro forma basis after giving effect to the Merger on the purchase method of accounting assuming that 0.15157 of a share of West Marine Common Stock is issued in exchange for each share of E&B Marine Common Stock in the Merger and a per share market price of $50.00 of West Marine Common Stock. This data should be read in conjunction with the selected historical and pro forma financial data, the pro forma combined condensed financial statements and the separate historical consolidated financial statements of West Marine and E&B Marine, and notes thereto, included elsewhere in this Proxy Statement/Prospectus and incorporated herein by reference. The unaudited pro forma combined financial data are not indicative of the operating results that would have been achieved had the transaction occurred at the beginning of the periods presented and should not be construed as representative of future operations. Dividends have not been declared by either West Marine or E&B Marine during their respective fiscal years ended December 30, 1995 and respective fiscal quarters ended March 30, 1996.
     Equivalent pro forma combined amounts per share of E&B Marine Common
Stock are calculated by multiplying the pro forma income (loss) per West Marine share from continuing operations and pro forma book value per West Marine share by the Exchange Ratio so that the per share amounts are equated to the respective values for one share of E&B Marine Common Stock.

                                                 AT AND FOR THE FISCAL YEAR                AT AND FOR THE FISCAL QUARTER
                                                   ENDED DECEMBER 30, 1995                     ENDED MARCH 30, 1996
                                                   -----------------------                     --------------------
HISTORICAL -- WEST MARINE
Income from continuing operations.........                  $1.21                                      $0.04
Book value................................                  $9.01                                      $9.06

                                                 AT AND FOR THE FISCAL YEAR                AT AND FOR THE FISCAL QUARTER
                                                   ENDED DECEMBER 30, 1995                     ENDED MARCH 30, 1996
                                                   -----------------------                     --------------------
HISTORICAL -- E&B MARINE
Income (loss) from continuing operations..                  $0.29                                     $(0.49)
Book value................................                  $3.08                                     $ 2.59


                                                     FOR THE FISCAL YEAR                   AT AND FOR THE FISCAL QUARTER
                                                   ENDED DECEMBER 30, 1995                      ENDED MARCH 30, 1996
                                                   -----------------------                      --------------------
PRO FORMA COMBINED PER WEST MARINE SHARE
Income (loss) from continuing operations..                 $ 1.14                                     $(0.21)
Book value................................                                                            $12.28

                                                 FOR THE FISCAL YEAR           AT AND FOR THE FISCAL QUARTER
                                               ENDED DECEMBER 30, 1995               ENDED MARCH 30, 1996
                                               -----------------------               --------------------
EQUIVALENT PRO FORMA COMBINED PER
E&B MARINE SHARE
Income (loss) from continuing operations..              $0.17                               $(0.03)
Book value................................                                                  $ 1.86

                         COMPARATIVE MARKET PRICE DATA


     West Marine Common Stock is traded on the NASDAQ National Market (the "NASDAQ"). West Marine's fiscal year ends on the Saturday closest to December
31. E&B Marine Common Stock is traded on the NASDAQ. Prior to September 28, 1994, E&B Marine Common Stock was listed on the Boston Stock Exchange, and for the period of December 13, 1993, through September 27, 1994, such stock was traded on the NASDAQ--Small-Cap Market. E&B Marine's fiscal year ends on the last Saturday in December.

     The table below sets forth, for the fiscal quarters indicated, the reported high and low sales prices of West Marine Common Stock and E&B Marine Common Stock as reported on the NASDAQ, the Boston Stock Exchange or the NASDAQ--Small-Cap Market, as applicable, in each case based on published financial sources. No dividends have been paid on shares of West Marine Common Stock or E&B Marine Common Stock for the fiscal quarters indicated in the table below.

                                 WEST MARINE                     E&B MARINE
                                 COMMON STOCK                   COMMON STOCK
                                 ------------                   ------------

                               HIGH        LOW                 HIGH       LOW
                               ----        ---                 ----       ---
Fiscal 1994

  First Quarter............  $  22 1/4  $  14              $ 14 1/4    $  8 1/2

  Second Quarter...........     22         16 1/2            11 1/2       9 1/4

  Third Quarter............     24         19 1/4            11 1/4       7 1/4

  Fourth Quarter...........     23 1/4     18 3/4             8 3/4       5

Fiscal 1995

  First Quarter............  $  26 1/2  $  17 1/2          $  8 1/2    $  6 3/4

  Second Quarter...........     26         23 1/2             7 3/4       5 1/4

  Third Quarter............     30 3/4     25                 6 3/4       5

  Fourth Quarter...........     35         28 3/4             6 1/4       3 1/4

Fiscal 1996

  First Quarter............  $  55 1/4  $  30 1/4          $  8        $  3 1/2

  Second Quarter (through
  May 13, 1996)............     71 1/4     47                10 1/4       5 7/8

     On April 2, 1996, the last full trading day prior to the execution and delivery of the Merger Agreement and the public announcement thereof, the closing price of West Marine Common Stock was $49 1/2 per share on the NASDAQ and the closing price of E&B Marine Common Stock was $7 7/8 per share on the NASDAQ. The equivalent market price per share of E&B Marine Common Stock as of April 2, 1996, based upon a West Marine Common Stock closing price of $49 1/2, and an application of an Exchange Ratio of 0.15157, would have been $7.50.


     On May 13, 1996, the most recent practicable date prior to the printing of this Proxy Statement/Prospectus, the closing price of West Marine Common Stock was $68 3/4 per share on the NASDAQ, and the closing price of E&B Marine Common Stock was $10 1/4 per share on the NASDAQ.

     Because the market price of West Marine Common Stock is subject to fluctuation, the market value of the shares of West Marine Common Stock that holders of E&B Marine Common Stock will receive in the Merger may increase or decrease prior to the Merger. E&B MARINE STOCKHOLDERS ARE URGED TO OBTAIN A CURRENT MARKET QUOTATION FOR WEST MARINE COMMON STOCK AND E&B MARINE COMMON STOCK.

                                 RISK FACTORS

     Following the Merger, the business of E&B Marine will be combined with West Marine. On a pro forma basis for the fiscal year ended December 30, 1995, it is estimated that E&B Marine accounted for approximately 32.9% of the combined company's net sales. See "Pro Forma Combined Condensed Financial Information."

     Following the Merger, E&B Marine is expected to continue to account for, among other things, a significant portion of the total net sales of the combined company. Stockholders of E&B Marine should be aware that, in addition to general market conditions in the industry, the future operating results of West Marine following the Merger will be influenced by a variety of factors, as described below.

      The following risk factors should be considered carefully by the holders of E&B Marine Common Stock in evaluating whether to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger, and thereby become holders of West Marine Common Stock. These factors should be considered in conjunction with the other information included and incorporated by reference in this Proxy Statement/Prospectus.

CERTAIN EFFECTS OF THE MERGER; INTEGRATION OF E&B MARINE

     West Marine's acquisition of E&B Marine will increase the number of retail locations operated by West Marine by approximately 78.1%. West Marine believes that this expansion will offer opportunities for long-term efficiencies in operations that such integration should positively affect future operating results of West Marine. The management and Board of Directors of West Marine believe that the integration of E&B Marine's business operations with West Marine's can be effected in a manner which will realize the value of the two companies. However, such integration will present difficult challenges for West Marine's management due to the size of E&B Marine's business and operations relative to West Marine's and the increased time and resources required in management's integration effort.

     Also, following the Merger, in order to maintain and increase profitability, among other things, West Marine will need to successfully integrate and streamline overlapping functions of the two companies. West Marine's ability to successfully integrate E&B Marine's business and operations with West Marine's business and operations is dependent upon a number of factors, including the adequacy of West Marine's capital resources, West Marine's ability to renegotiate acceptable lease terms for certain existing E&B Marine stores, to integrate existing E&B Marine management and employees, to integrate E&B Marine's distribution facility into West Marine's distribution system, to convert and adapt information and other operational systems, to hire and train new employees and to retain existing E&B Marine customers, including catalog customers. The difficulties of such integration may be increased by the necessity of coordinating geographically separated organizations.

     Additionally, West Marine and E&B Marine currently operate certain retail stores within close proximity to each other. Thus, certain E&B Marine stores acquired as a result of the Merger could reduce sales in certain existing West Marine stores. Also, E&B Marine's retail stores typically have more square footage per store than West Marine's historical average, but have had lower average sales per square foot and have been less profitable. Thus, while West Marine will seek to increase the average sales per square foot for E&B Marine's stores, West Marine's average sales per square foot and operating margins may be adversely affected in the near term due to the lower sales per square foot and higher operating costs associated with the larger E&B Marine stores acquired as a result of the Merger. Further, there can be no assurance that E&B Marine stores will achieve the same level of profitability as existing West Marine stores.

     In light of the foregoing factors and uncertainties, there can be no assurance that West Marine will be able to successfully integrate E&B Marine's business and operations. Furthermore, there can be no assurance that the process of effecting the integration of E&B Marine's business operations into West Marine's can be effectively managed to realize the operational efficiencies and profitability anticipated as a result of the Merger. Also, failure to successfully integrate E&B Marine's business and operations could adversely affect West Marine's results of operations and financial condition.

MERGER EXPENSES

     Transaction costs relating to the negotiation of, preparation for and consummation of the Merger and the anticipated integration of E&B Marine with West Marine are expected to result in a one-time charge to West Marine's earnings. The management of West Marine currently estimates that this charge will be approximately $3.0 million before taxes, although such amount may be increased by unanticipated additional expenses incurred in connection with the Merger. This charge, the actual amount of which will be based on future developments, is expected to include the estimated costs associated with store closings, distribution consolidation, contractual obligations and other related restructuring activities, all of which will be incurred to eliminate duplicate management information systems, facilities and operations and excess capacity in the combined operations. While the exact timing of this charge cannot be determined at this time, management of West Marine currently anticipates that this charge to earnings will be recorded primarily in the quarter immediately following consummation of the Merger. In addition, there can be no assurance that West Marine will not incur additional charges in subsequent quarters as a result of the Merger.

EXPANSION

     West Marine's growth has been driven principally by its store operations which have grown from net sales of approximately $66.1 million in fiscal 1992 to approximately $165.8 million in fiscal 1995. Net sales generated by new stores opened in each of such periods contributed a substantial portion of the increase in store net sales for such period over the prior period. West Marine's continued growth depends to a significant degree on its ability to continue to expand its operations through the opening of new stores and to operate these stores on a profitable basis. From 1995 fiscal year end through May 10, 1996, West Marine opened ten new stores and currently anticipates opening a total of approximately two additional stores in fiscal 1996, not including any stores acquired in connection with the Merger. These store openings, as well as the stores acquired in connection with the Merger, would represent a significant increase in the number of stores operated by West Marine. The addition of new stores in West Marine's current markets could have the effect of reducing sales in existing stores within such markets. There can be no assurance that new stores will achieve the same level of profitability as existing stores. West Marine's expansion is dependent upon a number of factors, including the adequacy of West Marine's capital resources and West Marine's ability to locate suitable store sites and negotiate acceptable lease terms, to hire, train and integrate employees and to adapt its distribution and other operational systems. There can be no assurance that West Marine will be able to achieve its planned expansion or that such expansion will be accomplished on a profitable basis. Failure to achieve its planned expansion could have a material adverse effect on West Marine.

     To manage its planned expansion, West Marine is continually evaluating the adequacy of its existing systems and procedures, including product distribution facilities, store management, financial controls and information systems. There can be no assurance that West Marine will anticipate all of the changing demands which its expanding operations will impose on such systems. Although West Marine believes that its current distribution capabilities will support its planned expansion through fiscal 1997, failure to expand its distribution capabilities or other internal systems or procedures as required could adversely affect West Marine. There can be no assurance that such expansion or replacement will not result in a disruption of West Marine's business or otherwise adversely affect West Marine's future financial performance.


     Although West Marine's catalog sales increased by 65.7% from fiscal 1993 to fiscal 1995, West Marine believes that as West Marine or its competitors have opened stores in markets that have been serviced historically through West Marine's catalog division, catalog sales have been negatively affected in such markets. West Marine believes this trend will continue and could have an adverse effect on West Marine's catalog sales. Catalog net sales as a percentage of total net sales have declined from 16.1% in fiscal 1993 to 14.6% in fiscal 1995.


SEASONALITY, WEATHER AND FLUCTUATIONS IN OPERATING RESULTS

     West Marine's business is highly seasonal. During fiscal 1995, approximately 60.8% of West Marine's net sales and an even higher percentage of its net income occurred during the second and third quarters, principally during the period from April through July, which represents the peak boating months in most of West Marine's markets. West Marine's annual results would be materially and adversely affected if West Marine's net sales were to fall below expected seasonal levels during this period. West Marine's business is also significantly affected by weather patterns. Unseasonably cool weather, prolonged winter conditions and/or extraordinary amounts of rainfall may decrease boating use in the peak season, resulting in lower maintenance needs and, therefore, decreased sales by West Marine. West Marine will become even more susceptible to seasonality and weather risks as a result of the Merger, as during fiscal
1995, approximately 65.7% of E&B Marine's net sales and an even higher percentage of its net income occurred during the second and third quarters, principally during the period from April through July, which represents the peak boating months in most of E&B Marine's markets. West Marine's quarterly results may also fluctuate significantly as a result of a variety of other factors such as timing of new store openings and associated pre-opening expenses, acquisitions, competitors' store openings, competitors' pricing policies, the net sales contributed by new stores and merchandise. Accordingly, West Marine's results of operations for any prior period may not be indicative of results for any future period.

COMPETITION

     The retail market for recreational boating supplies is highly competitive. West Marine's stores compete with other national specialty marine supply stores. Many of these competitors have stores in the markets in which West Marine now operates and in which it plans to expand. West Marine also competes with a wide variety of local and regional specialty stores and, to a lesser extent, sporting goods stores and mass merchants. West Marine's catalog operations compete with other catalog retailers as well as competitors' stores and West Marine's own stores as it expands its store base into markets historically serviced solely by West Marine's catalog division. West Marine also has a number of competitors in the wholesale distribution of marine products. Certain West Marine competitors have greater financial, marketing and other resources than West Marine. In addition, a key competitive factor in the marine supplies market is price. Competitive pressures resulting from competitors' pricing policies have adversely affected West Marine's gross margins and such pressures are expected to continue. There can be no assurance that West Marine will not face greater competition from other national or regional retailers and that West Marine will be able to compete successfully with existing and new competitors.

ACQUISITIONS

     West Marine has expanded in the past through internal growth and, to a lesser extent, acquisitions. West Marine will continue to pursue the acquisition of other companies, assets and product lines that either complement or expand its existing business. Acquisitions involve a number of special risks, including the diversion of management's attention to the assimilation of the operations and personnel of the acquired business, potential adverse short-term effects on West Marine's operating results and amortization of acquired intangible assets. Moreover, there can be no assurance that West Marine will find attractive acquisition candidates, that acquisitions can be consummated on acceptable terms or that any acquired companies can be integrated successfully into West Marine's operations. Except for the Merger, West Marine is not currently engaged in any negotiations concerning any acquisition which would be material to West Marine's business.

DEPENDENCE ON CONSUMER SPENDING

     The success of West Marine's operations depends upon a number of factors relating to consumer spending, including future economic conditions affecting disposable consumer income such as employment, business conditions, interest rates and tax rates. In addition, West Marine's business opportunities are directly dependent upon the level of consumer spending on recreational boating supplies, a discretionary spending item. There can be no assurance that consumer spending in general or spending in the recreational boating aftermarket in particular will not decline, thereby adversely affecting West Marine's expansion, net sales and profitability or that its business will not be adversely affected by future downturns in the boating industry.

MANAGEMENT OF WEST MARINE

     West Marine's future performance is substantially dependent upon the continued services of certain members of its senior management. West Marine does not maintain any key man life insurance for its senior management, including Randolph K. Repass, its Chairman, and Crawford L. Cole who was President of West Marine from July 1990 to August 1993 and became the President and Chief Executive Officer of West Marine in April 1995. The loss of the services of any key members of senior management could have a material adverse effect upon West Marine. In addition, West Marine's continued growth depends on its ability to attract and retain skilled associates. There can be no assurance that West Marine will be able to retain its existing personnel or attract additional qualified associates in the future or that West Marine's current management team can achieve West Marine's planned expansion or continue to operate West Marine in a profitable manner.

CONTROL OF WEST MARINE

     Immediately after the consummation of the Merger, Randolph K. Repass, the Chairman of the Board of West Marine, will beneficially own approximately 47.3% of the outstanding West Marine Common Stock. As a result, Mr. Repass will retain substantial power to elect all of the directors of West Marine and, in general, to determine the outcome of any matter submitted to a vote of West Marine's stockholders for approval, including mergers, consolidations or the sale of all or substantially all of West Marine's assets. Due to his significant ownership position, Mr. Repass may be able, in concert with others, to prevent or cause a change in control of West Marine.

ENVIRONMENTAL REGULATION

     West Marine sells paints, varnishes and other products, the storage, distribution and disposal of which are subject to a variety of federal and state environmental regulations. The failure of West Marine to comply with these regulations could have an adverse impact on West Marine's business. In addition, West Marine has provided its lender, pursuant to its credit agreement, and certain of its landlords indemnification for any hazardous waste which may be found on or about any of its properties or operations.

POSSIBLE VOLATILITY OF WEST MARINE COMMON STOCK PRICE

     The market price of West Marine Common Stock may be subject to significant fluctuations in response to operating results, comparable store sales announcements, announcements by competitors and other factors. In addition, the stock market in recent years has experienced extreme price and volume fluctuations that often have been unrelated or disproportionate to the operating performance of individual companies. These market fluctuations, as well as general economic conditions, may adversely affect the market price of the West Marine Common Stock.

RELIANCE ON VENDORS AND MANUFACTURERS

     West Marine deals with its suppliers on an order-by-order basis and has no long-term purchase contracts or other contractual assurances of continued supply or pricing. In addition, West Marine has no long-term contracts with its manufacturing sources and competes with other companies for production facilities and import quota capacity. Historically West Marine has purchased enough inventory of products or their substitutes to satisfy demand. However, the unanticipated failure of any manufacturer or supplier to meet West Marine's requirements or West Marine's inability to obtain substitutes could have an adverse effect on West Marine.


                         THE E&B MARINE ANNUAL MEETING

TIME, PLACE AND DATE OF THE E&B MARINE ANNUAL MEETING

     The E&B Marine Annual Meeting will be held at 10:00 a.m., local time, on Monday, June 17, 1996, at the Clarion Hotel & Towers, 2055 Lincoln Highway, Route 27, Edison, New Jersey 08117.

PURPOSES OF THE E&B MARINE ANNUAL MEETING

     At the E&B Marine Annual Meeting, stockholders of E&B Marine will be asked to consider and vote upon a proposal to adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger. A copy of the Merger Agreement is attached to this Proxy Statement/Prospectus as Annex A. If the Merger is approved and consummated, each share of E&B Marine Common Stock outstanding at the effective time of the Merger (other than shares of E&B Marine Common Stock held in E&B Marine's treasury or owned by West Marine or any subsidiary of West Marine or E&B Marine) (the "Effective Time") will be converted into the right to receive in the Merger a fraction (the "Exchange Ratio") of a share of West Marine Common Stock, based upon the arithmetic mean of the closing sales price of West Marine Common Stock during each of the fifteen trading days immediately preceding the Effective Time (the "Average West Marine Trading Price"). Specifically, the Exchange Ratio will be calculated as follows: (i) if the Average West Marine Trading Price is at least $38.00 but not greater than $43.875, the Exchange Ratio will equal the quotient of $6.65 divided by the Average West Marine Trading Price; (ii) if the Average West Marine Trading Price is greater than $43.875, the Exchange Ratio will equal 0.15157; and (iii) if the Average West Marine Trading Price is less than $38.00, the Exchange Ratio will equal 0.17500. No fractional shares of West Marine Common Stock will be issued, and cash will be paid in lieu of any such fractional shares. See "The Merger Agreement--Conversion of Shares."

     In addition, E&B Marine's stockholders will also be asked (i) to elect three directors to the Board, in each case to serve until the earlier of the consummation of the Merger (if approved by the stockholders and subsequently consummated) or until the 1999 E&B Marine Annual Meeting of Stockholders, and
(ii) to ratify the selection of E&B Marine's independent public accountants for the 1996 fiscal year.

RECORD DATE; VOTING RIGHTS

     Stockholders of record at the close of business on May 10, 1996 (the "Record Date") will be entitled to notice of and to vote at the E&B Marine Annual Meeting and at any adjournment or postponement thereof. There were issued and outstanding 3,943,919 shares of E&B Marine Common Stock as of the Record Date, held by approximately 1,410 stockholders of record.


     Under the Delaware General Corporation Law ("Delaware Law"), the adoption and approval of the Merger Agreement by the stockholders requires the affirmative vote of the holders of at least a majority of the outstanding shares of E&B Marine Common Stock. As of the Record Date, 2,110,135 shares of E&B Marine Common Stock (approximately 53.5% of the shares outstanding as of the Record Date) were outstanding and entitled to be voted by the directors and officers, and their affiliates, of E&B Marine.


     Certain principal stockholders of E&B Marine consisting of DLJ Capital Corporation, DLJ Venture Capital Fund II, L.P., Sprout Capital V, Sprout Growth, L.P., Sprout Growth, Ltd., Kenneth G. Peskin, the Chairman of the Board and Chief Executive Officer of E&B Marine, and his wife Judith Peskin, as trustee of certain family trusts (collectively, the "Principal Stockholders"), have entered into the Stockholders Agreement, dated as of April 2, 1996, with West Marine (the "Stockholders Agreement"), pursuant to which the Principal Stockholders have agreed to vote their E&B Marine Common Stock in favor of the Merger. See "The Stockholders Agreement." These stockholders beneficially owned as of the Record Date an aggregate of 2,065,245 shares of E&B Marine Common Stock, constituting approximately 52.4% of the shares of E&B Marine Common Stock outstanding on the Record Date. When these shares of E&B Marine Common Stock are voted at the E&B Marine Annual Meeting in favor of the adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, the affirmative vote of additional shares of E&B Marine Common Stock will not be required to so adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger.

     A majority of the shares of E&B Marine Common Stock entitled to vote at the E&B Marine Annual Meeting is required to ratify the selection of the independent public accountants, and the three candidates for director receiving the highest number of affirmative votes cast at the E&B Marine Annual Meeting will be elected as directors of E&B Marine. Holders of a majority of the Shares entitled to vote at the E&B Marine Annual Meeting, represented in person or by proxy, will constitute a quorum. Each holder will be entitled to cast one vote for each share of E&B Marine Common Stock held.

PROXIES; REVOCATION OF PROXIES

     Shares of E&B Marine Common Stock represented by properly executed and unrevoked proxies will be voted at the E&B Marine Annual Meeting in accordance with the directions contained therein. If no direction is made in a properly executed and unrevoked proxy, the shares of E&B Marine Common Stock represented by such proxy will be voted FOR the adoption and approval of the Merger Agreement, and the transactions contemplated thereby, FOR the election of E&B Marine's nominees for director and FOR ratification of the selection of KPMG Peat Marwick LLP as E&B Marine's independent public accountants for the 1996 fiscal year. Any E&B Marine stockholder is empowered to revoke a proxy at any time before its exercise. A proxy may be revoked by filing with the Secretary of E&B Marine a written revocation or a duly executed proxy bearing a later date. Any written notice revoking a proxy should be sent to: E&B Marine Inc., 201 Meadow Drive, Edison, New Jersey 08818, Attention: Secretary, or hand delivered to the Secretary at or before the taking of the vote at the E&B Marine Annual Meeting. Any E&B Marine stockholder may attend the E&B Marine Annual Meeting and vote in person, whether or not he has previously given a proxy.

     E&B Marine will bear the costs of soliciting proxies from E&B Marine stockholders. In addition to soliciting proxies by mail, directors, officers and employees of E&B Marine may solicit proxies by telephone, by courier service, by telegram or in person, each without receiving additional compensation therefor. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries (collectively, "Fiduciaries") to forward solicitation materials to the beneficial owners of shares of E&B Marine Common Stock held of record by such persons, and arrangements may be made with Fiduciaries to obtain authority to sign proxies. E&B Marine will reimburse such Fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.


     Abstentions and broker non-votes (as hereinafter defined) will be counted as present for the purpose of determining the presence of a quorum. For the purpose of determining the vote required for approval of the Merger Agreement and the tranactions contemplated thereby, shares of E&B Marine Common Stock held by E&B Marine stockholders who abstain from voting will be treated as being "present" and "entitled to vote" on this matter and, thus, an abstention has the same legal effect as a vote against the matter. However, in the case of a broker non-vote or where a stockholder withholds authority from his proxy to vote the proxy as to a particular matter, such shares will not be treated as "present" and "entitled to vote" on the matter and, thus, a broker non-vote or the withholding of a proxy's authority will have no effect on the outcome of the vote on the matter. A "broker non-vote" refers to shares of E&B Marine Common Stock represented at the E&B Marine Annual Meeting in person or by proxy by a broker or nominee where such broker or nominee (i) has not received voting instructions on a particular matter from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on such matter.

               E&B MARINE STOCKHOLDERS SHOULD NOT SEND ANY STOCK
                     CERTIFICATES WITH THEIR PROXY CARDS.


                                  THE MERGER

BACKGROUND OF THE MERGER

     Over the past five years, representatives of West Marine and E&B Marine have met informally from time to time to discuss in general terms conditions relevant to the industry in general, including the potential benefits to the companies' respective businesses and stockholders of a possible transaction (including a possible combination) between West Marine and E&B Marine at some point in the future.


     The most recent series of such discussions between representatives of the two companies commenced on November 11, 1995, when Mr. Randolph Repass and Mr. Crawford Cole, the Chairman of the Board and President and Chief Executive Officer, respectively, of West Marine, met with Mr. Kenneth Peskin, Chairman of the Board and President of E&B Marine, and Mr. Richard Kroon, a director.

     On December 13, 1995, West Marine signed a confidentiality agreement with E&B Marine in order to enable West Marine to commence a due diligence review of E&B Marine.

     In mid-December 1995, representatives of Montgomery Securities, West Marine's financial advisor ("Montgomery Securities"), informed representatives of Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), one of E&B Marine's financial advisors, that West Marine would be willing to consider an acquisition of E&B Marine in a merger transaction in which E&B Marine stockholders would receive shares of West Marine Common Stock with an exchange ratio which valued E&B Marine Common Stock at $7.00 per share. Such a transaction would have been structured to enable West Marine to account for the acquisition as a pooling of interests.

     On December 8, 1995, Messrs. Repass, Cole and Peskin and representatives from Montgomery Securities and DLJ met to discuss West Marine's proposal and the terms of a possible transaction.

     From late December 1995 through mid-February 1996, numerous telephone conferences were held among representatives of Montgomery Securities and DLJ concerning the terms of a possible transaction. During this time period, Montgomery Securities furnished DLJ, on behalf of West Marine, a due diligence request and drafts of terms sheets which were used to facilitate discussions.

     In early January 1996, Messrs. Kroon and Peskin, acting in accordance with the direction of the E&B Marine Board, authorized DLJ to contact, on a confidential basis, a selected group of potential acquirers that E&B Marine and DLJ believed to be the most likely to have a possible interest in acquiring E&B Marine. DLJ and E&B Marine developed a list of more than 18 independent third parties, including sporting goods and marine specialty retailers, general retailers, mass merchandise retailers and investment groups with a record of interest in acquiring specialty retailers of a size similar to E&B Marine. Throughout January and early February 1996, DLJ contacted the aforementioned parties on a confidential basis so as not to erode the franchise of the business or lose key employees of E&B Marine.

     In early February 1996, West Marine and E&B Marine concluded that West Marine would not be able to account for an acquisition of E&B Marine as a pooling of interests. As a result, Montgomery Securities advised DLJ that although West Marine was still willing to consider an acquisition of E&B Marine, due to the goodwill which would be generated by the transaction, West Marine would not agree to a merger exchange ratio which valued the E&B Marine Common Stock greater than $6.00 per share.

     From February 12 through February 14, 1996, Messrs.  Repass and Cole, John
C. Zott, the Senior Vice President and Chief Financial Officer of West Marine, and Geoffrey Eisenberg, a director of West Marine, met with Mr. Peskin and certain members of the senior management of E&B Marine in order to discuss West Marine's interest in E&B Marine and West Marine's due diligence review.


     On February 26, 1996, Mr. Peskin met with Messrs. Cole and Repass to further discuss the terms of a possible transaction and to allow E&B Marine to conduct due diligence at West Marine.


     The E&B Marine Board held a meeting on February 28, 1996 in order to consider a revised West Marine proposal that contemplated an acquisition of E&B Marine whereby the merger exchange ratio valued the E&B Marine Common Stock at $6.75 per share and became fixed if the West Marine Common Stock price before the Effective Time traded at $37.00 per share or less or $42.50 per share or more. Among other things, the E&B Marine Board also discussed the status of negotiations and authorized continued negotiations over the terms of a possible transaction and received and reviewed the details of DLJ's attempts to solicit interest from other third parties to acquire E&B Marine.

     From February 29, 1996 through March 16, 1996, the financial and legal advisors for West Marine and E&B Marine continued to discuss, by telephone, the terms of a possible transaction and exchanged drafts of and comments on a merger agreement and stockholders agreement.

     Between March 7 and March 8, 1996, Messrs. Cole and Zott held meetings with Mr. Peskin, DLJ and numerous members of the senior management of E&B Marine in order to discuss business issues relating to an acquisition of E&B Marine and in furtherance of West Marine's due diligence review.

     Between March 17 and March 18, 1996, Mr. Cole, Mr. Peskin and the financial and legal advisors for West Marine and E&B Marine held meetings to discuss the terms of a possible acquisition and the results of West Marine's due diligence review of E&B Marine. West Marine proposed reducing the value of the consideration it would pay in a transaction in light of various matters it had studied in connection with its due diligence. West Marine also indicated that it would not be willing to sign a definitive acquisition agreement unless a Phase 1 environmental survey of E&B Marine's Perth-Amboy store location was completed and the results were accepted by West Marine. During the course of the meetings, E&B Marine strongly disagreed with the price reduction and other acquisition terms proposed by West Marine. On the evening of March 18th, the discussions were terminated.

     On March 22, 1996, Mr. Kroon called Mr. Cole requesting resumption of the acquisition discussions. Mr. Cole said that he would be willing to continue the discussions only if E&B Marine would agree to an exchange ratio where the E&B Marine Common Stock was valued at $6.65 per share and where the ratio would be fixed in the event the West Marine Common Stock traded at or above $43.875 per share or at or below $38 per share. Mr. Kroon indicated that he would recommend these terms to the E&B Marine Board provided that all other outstanding acquisition terms could be resolved.

     Mr. Cole thereafter authorized West Marine's financial and legal advisors to contact E&B Marine's financial and legal advisors to discuss all open issues and to negotiate the relevant acquisition documents. From March 24 through March 27, 1996, the advisors negotiated the terms and conditions of the proposed acquisition, exchanged draft documents and endeavored to resolve open issues.


     On April 1, 1996, the E&B Marine Board convened to consider the terms of the Merger as set forth in drafts of the Merger Agreement and the Stockholders Agreement. Representatives of Houlihan Lokey Howard & Zukin ("Houlihan Lokey") presented a financial analysis regarding the proposed transaction and concluded that the proposed transaction was fair to the stockholders of E&B Marine from a financial point of view. E&B Marine's legal counsel described the terms of the proposed transaction as set forth in the drafts of the Merger Agreement and Stockholders Agreement. Thereafter, the E&B Marine Board unanimously approved the Merger and the relevant acquisition documents and authorized E&B Marine to continue and conclude negotiations with E&B Marine.

     Also on April 1, 1996, the Board of Directors of West Marine (the "West Marine Board") convened to consider the terms of the Merger and discuss the status of the negotiations with management and West Marine's financial and legal advisors. At this meeting, the West Marine Board unanimously approved the Merger and the relevant acquisition documents and authorized West Marine to continue and conclude the negotiations with E&B Marine.


     The financial and legal advisors for West Marine and E&B Marine resumed their discussions by telephone during the evening of April 1, 1996. These discussions continued on April 2, 1996, whereupon, late in the day, the Merger Agreement and the Stockholders Agreement were signed by West Marine, Merger Sub, E&B Marine and the Principal Stockholders.

E&B MARINE'S REASONS FOR THE MERGER; RECOMMENDATIONS
OF THE BOARD OF DIRECTORS OF E&B MARINE

     The E&B Marine Board believes that the following are reasons for the stockholders of E&B Marine to vote FOR approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger, and considered each of them to be material in its decision to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger.

     -The Merger will result in the exchange of E&B Marine Common Stock for West Marine Common Stock, which has a substantially higher average daily trading volume than E&B Marine Common Stock.

     -The experienced management of West Marine may provide management strength to E&B Marine.

     From January through early February 1996, DLJ, acting as E&B Marine's financial advisor, solicited indications of interest from more than eighteen independent third parties that were identified by DLJ and E&B Marine as possibly having an interest in acquiring E&B Marine, and concluded that the consideration to be received from West Marine pursuant to a potential merger would exceed any consideration offered by such third parties.

     In the course of its deliberations, the E&B Marine Board reviewed a number of additional factors relevant to the Merger with E&B Marine's management.

     In particular, the E&B Marine Board considered, among other matters, (i) the strategic importance of the Merger and the value expected to be achieved through the combination of E&B Marine's and West Marine's operations; (ii) the impact of various strategic alternatives available to E&B Marine if the Merger were not consummated, including the potential difficulty of raising additional equity capital which would be required for additional store expansion and renovation; (iii) information concerning E&B Marine's and West Marine's respective businesses, prospects, financial performances and conditions, operations, managements and competitive positions; (iv) the current financial market conditions and historical market prices, volatility and trading information with respect to West Marine Common Stock; and (v) the historical ratio of E&B Marine Common Stock to West Marine Common Stock.

     The E&B Marine Board also considered a number of potentially negative factors in its deliberations concerning the Merger, including (i) the loss of control of future operations of E&B Marine after the Merger; (ii) the risk prior to or following consummation of the Merger that the trading price of West Marine's Common Stock may drop below its level at the time the Merger was negotiated; (iii) the risk that benefits sought to be achieved in the Merger will not be achieved; and (iv) and the other risks described above under "Risk Factors."

     The principal factors considered by the E&B Marine Board in the determination of the exchange ratio for the Merger were the relative trading prices of the companies' shares over the last several months, the companies' relative revenues, operating profits and net profits and other financial and personal assets of the two companies. Specifically, the Board reviewed the following: (i) the competitive position and prospects of E&B Marine and the nature of the industry in which E&B Marine competes on both a historical and a prospective basis; (ii) the stock price trading history of E&B Marine and West Marine; (iii) the ratio of the closing stock prices of E&B Marine to West Marine; (iv) an analysis of the implied value of West Marine stock to be received per share of E&B Marine stock, based on a range of possible West Marine stock prices and the proposed exchange ratio to range from a minimum of 0.15157 to a maximum of 0.17500; (v) financial results for the two companies; (vi) valuations of E&B Marine and West Marine based on (A) comparable company analyses comparing E&B Marine and West Marine to a selected group of retail companies across a number of financial ratios, including capitalization to revenue, operating income and net income; (B) precedent mergers and acquisitions of selected comparable retail companies, with respect to a number of financial ratios including capitalization to revenue and net income, and the percent premium paid by the acquiror over the one month prior stock price of the target company; and (C) discounted cash flow analysis; (vii) merger analysis of the two companies analyzing pro forma earnings, both before and after the amortization of goodwill expected to be created by the Merger and before and after potential synergies that might be created by the Merger; and (viii) the terms and conditions of the Merger Agreement.

     In addition, the E&B Marine Board considered that West Marine has an experienced management team, that West Marine has a strong consumer focus and that West Marine is in a strong competitive position.

     After taking into consideration all of the factors set forth above, the E&B Marine Board determined that the Merger was in the best interests of the E&B Marine and its stockholders and that E&B Marine should proceed with the Merger at this time. The potential individual interests of the officers and directors of E&B Marine and West Marine, except for their interests as stockholders, were not considered by the E&B Marine Board in making this determination.

OPINION OF HOULIHAN LOKEY HOWARD & ZUKIN

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. The following is a brief summary and general description of the valuation methodologies followed by Houlihan Lokey. The summary does not purport to be a complete statement of the analyses and procedures applied, the judgements made of the conclusion reached by Houlihan Lokey, or a complete description of its presentation. Houlihan Lokey believes, and so advised E&B Marine that its analyses must be considered as a whole, and that selecting portions of its analyses and of the factors considered by it, without considering all factors and analyses, could create an incomplete view of the process underlying its analyses and opinion.


     In connection with their opinion, Houlihan Lokey has, among other things, reviewed E&B Marine's annual reports to stockholders and Form 10-Ks for the fiscal years ended December 31, 1992 through December 31, 1995, including the audited financial statements contained therein, and unaudited financial statements for the two month period ended February 28, 1996, which E&B
Marine's management has identified as being the most current financial statements available; reviewed West Marine's annual reports to shareholders and Form 10-Ks for the fiscal years ended December 31, 1992 through December 31, 1995, including the audited financial statements contained therein, which West Marine's management has identified as being the most current financial statements available; reviewed the Merger Agreement; met or spoke with certain members of the senior management of E&B Marine and West Marine to discuss the operations, financial condition, future prospects and projected operations and performance of E&B Marine and West Marine, respectively, and met with representatives of E&B Marine's financial advisors to discuss certain matters; visited certain facilities and business offices of E&B Marine and West Marine, respectively; reviewed forecasted financial statements prepared by E&B Marine's management with respect to E&B Marine for the year ended December 31, 1996; reviewed the historical market prices and trading volume for E&B Marine's and West Marine's publicly traded securities; reviewed certain other publicly available financial data for certain companies that Houlihan Lokey deemed similar to E&B Marine and West Marine, respectively, and publicly available prices and premiums paid in other transactions that Houlihan Lokey considered similar to the Merger; and conducted such other studies, analyses and inquiries as Houlihan Lokey deemed appropriate.

     The core of Houlihan Lokey's fairness analysis involved determining an appropriate range of value for E&B Marine. Because the consideration to be received by E&B Marine's stockholders consists of West Marine Common Stock, Houlihan Lokey also assessed the reasonableness of the recent trading price for West Marine's Common Stock.

     Houlihan Lokey applied the following valuation methodologies in determining appropriate ranges of value for E&B Marine and assessing the public trading market valuation of West Marine:


     Selected Company Analysis. Using publicly available information, Houlihan Lokey reviewed selected financial, operating and stock market information for E&B Marine and West Marine in comparison with corresponding information for two groups of selected public companies. The selected companies used for comparison with E&B Marine were Gander Mountain Inc., Sharper Image Corporation, Brookstone Inc., Leslie's Poolmart and Sport Chalet Inc. (the "Selected Companies"). The Selected Companies used for comparison with West Marine were: Autozone Inc., Discount Auto Parts Inc., Tractor Supply Company, Trak Auto Corporation, Oshmans Sporting Goods, Sportsmart Inc. and Sports & Recreation Inc. Houlihan Lokey advised E&B Marine that there are no companies directly comparable to E&B Marine or to West Marine and that their analyses had to be considered in light of that qualification. The purpose of these analyses was to ascertain how E&B Marine and West Marine compared to respective peers in relation to certain financial indicators. The multiples and ratios for each of the Selected Companies were based on the most recent publicly available information and selected analysts' earnings estimates for fiscal 1996 and 1997. With respect to the Selected Companies, Houlihan Lokey considered, among other measures, Total Invested Capital ("TIC", the summation of the current trading market value of common equity plus the book value of last reported preferred equity and funded debt) as a multiple of latest twelve months ("LTM") 1995, estimated 1996, and estimated 1997 earnings before interest, taxes, depreciation and amortization ("EBITDA"). The analyses indicated TIC multiples of LTM 1995 EBITDA of 6.3x - 10.3x and 1996 EBITDA of 4.2x - 7.8x for the specialty retailers compared to E&B Marine. Estimated 1997 information was not available for any of the Selected Companies in this group. The analyses indicated TIC multiples of LTM 1995 EBITDA of 5.0x -17.1x, 1996 EBITDA of 5.6x - 14.9x and 1997 EBITDA of 7.6x -12.5x for the specialty retailers compared to West Marine. Estimated 1997 information was available only for three of the companies in this group, Autozone Inc., Discount Auto Parts Inc. and Tractor Supply Company. Houlihan Lokey also considered the current trading market value for common equity (common equity value) as a multiple of LTM 1995, estimated 1996, and 1997 net income. The analyses indicated common equity value multiples of LTM 1995 net income of 15.9x - 27.0x and estimated 1996 net income of 8.0x - 14.4x for the specialty retailers compared to E&B Marine and common equity value multiples of LTM 1995 net income of 11.2x - 33.7x, estimated 1996 net income of 10.1x -29.3x and 1997 net income of 13.3x - 23.8x for the specialty retailers compared to West Marine. Estimated 1997 earnings information was available only for Autozone Inc., Discount Auto Parts Inc. and Tractor Supply Company.

     Historical Stock Trading Analysis. Houlihan Lokey reviewed the trading prices and volumes for the E&B Marine Common Stock and West Marines Common Stock and the relationship between price movements of the E&B Marine Common Stock and West Marine Common Stock and the price movements of the common stock of their respective selected company groups.

     Selected Combination Analysis. Houlihan Lokey performed analyses of certain recent transactions involving the acquisition of specialty retailers. Due to the specific nature of E&B Marine's business and the lack of publicly available information regarding many of the transactions reviewed, Houlihan Lokey did not believe that there were transactions appropriate for direct comparison to the potential sale of E&B Marine, and accordingly, these analyses were not applied to arrive at valuation indications for E&B Marine, but were presented to the E&B Marine Board for comparison purposes.

     Houlihan Lokey considered in its analyses, among other things, the fact that DLJ contacted more than eighteen potential acquirers, including sporting goods and marine specialty retailers, general retailers, mass merchandise retailers and investment groups with a record of interest in acquiring specialty retailers of a size similar to E&B Marine.

     These analyses were prepared solely for the purposes of Houlihan Lokey providing its opinion and are not appraisals or representations of prices at which businesses or securities may actually be sold. Analyses based on forecasts of future results are not necessarily indicative of actual future results, which may be more or less favorable than suggested by such analyses. These analyses are based upon numerous factors and events that are beyond the control of the parties and their respective advisors. Hence, none of E&B Marine, West Marine, Houlihan Lokey, or any other person, assumes responsibility if future results are materially different from those forecast.

     Houlihan Lokey has not independently verified the accuracy and completeness of the information supplied to it with respect to E&B Marine and West Marine and does not assume any responsibility with respect to it. Houlihan Lokey has not made any physical inspection or independent appraisal of any of the properties or assets of E&B Marine or West Marine. Houlihan Lokey's opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by it at the date of its opinion.

     Houlihan Lokey is a nationally recognized investment banking firm with special expertise in, among other things, valuing businesses and securities and rendering fairness opinions. Houlihan Lokey is continually engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, private placements of debt and equity, corporate reorganizations, employee stock ownership plans, corporate and other purposes. E&B Marine selected Houlihan Lokey because of its experience and expertise in performing valuation and fairness analysis. Houlihan Lokey does not beneficially own nor has it ever beneficially owned any interest in E&B Marine or West Marine.


     The full text of the opinion of Houlihan Lokey, dated April 1, 1996, is attached as Annex C to this Proxy Statement/Prospectus and sets forth the assumptions made, matters considered and limits on the review undertaken. STOCKHOLDERS ARE URGED TO READ THE OPINION OF HOULIHAN LOKEY IN ITS ENTIRETY. Houlihan's opinion is directed only to the fairness, from a financial point of view, of the Merger and does not constitute a recommendation concerning the Merger. The summary of the opinion of Houlihan Lokey set forth in this Proxy Statement/Prospectus is qualified in its entirety by reference of the full text of such opinion set forth in Annex C to this Proxy Statement/Prospectus.

     Fees and Expenses. Pursuant to an agreement entered into on March 26, 1996, Houlihan was retained by E&B Marine on behalf of the E&B Marine's common stockholders to analyze the fairness of the Merger to the common stockholders, from a financial point of view. E&B Marine has agreed to pay Houlihan Lokey a fee of $75,000 plus its reasonable out-of-pocket expenses incurred in connection with the rendering of a fairness opinion. E&B Marine has further agreed to indemnify Houlihan Lokey against certain liabilities and expenses in connection with the rendering of their services.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the E&B Marine Board to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger, E&B Marine stockholders should be aware that the executive officers of E&B Marine and members of the E&B Marine Board have interests in the Merger that are in addition to the interests of E&B Marine stockholders generally, and that the members of the E&B Marine Board having such interests participated in the discussion, deliberation and voting of the E&B Marine Board with respect to the Merger:


     Ownership of Shares of E&B Marine Common Stock. As of the Record Date, Kenneth G. Peskin, Chairman of the Board and Chief Executive Officer of E&B Marine, held 336,598 shares of E&B Marine Common Stock, constituting approximately 8.5% of the then outstanding shares of E&B Marine Common Stock. Richard E. Kroon, a director of E&B Marine, is (i) managing partner of the general partner of Sprout Growth, L.P. and Sprout Capital V, (ii) managing partner of the investment manager of Sprout Growth, Ltd., (iii) a limited partner of DLJ Venture Capital Fund II, L.P. and (iv) President of DLJ
Capital Corporation, which entities (the "DLJ Stockholders") collectively then beneficially owned 1,728,647 shares of E&B Marine Common Stock, constituting approximately 43.9% of the then outstanding shares of E&B Marine Common Stock.



     Financial Advisor. DLJ, an affiliate of the DLJ Stockholders, has acted as a financial advisor to E&B Marine throughout the Merger negotiations and will receive fees and expense reimbursements from E&B Marine at the Effective Time in an amount of approximately $820,000.


     Acceleration of Options. Options to purchase shares of E&B Marine Common Stock have been granted to certain executive officers of E&B Marine, certain of which options will accelerate on or prior to the fifteenth day prior to the Effective Time. The following table sets forth the number of options granted to each such executive officers, the number of options that are exercisable as of the Record Date and the number of options that will be exercisable at the Effective Time:

                                                                          OPTIONS
EXECUTIVE OFFICER AND                            OPTIONS EXERCISABLE    EXERCISABLE
PRINCIPAL POSITION             OPTIONS GRANTED   AS OF RECORD DATE   AT EFFECTIVE TIME
Kenneth G. Peskin                  262,500            168,750             262,500
Chairman of the Board
and Chief Executive Officer

James D. Peters                    100,500                  0              50,000
President and Chief
Operating Officer

Walfrido Martinez                   37,000             13,875              37,000
Senior Vice President
and Chief Financial Officer

Robert G. Defonte                   37,000             16,250              37,000
Senior Vice President,
Merchandising and
Secretary

Patrick J. Melli                    37,000             14,500              37,000
Senior Vice President,
Inventory Management and
Information Services


     Retention Agreements. Each of Walfrido A. Martinez, Senior Vice President and Chief Financial Officer, Patrick J. Melli, Senior Vice President, Inventory Management and Information Services, and Robert G. Defonte, Senior Vice President, Merchandising and Secretary, have been given the opportunity to enter into a retention agreement (the "Retention Agreement") with E&B Marine pursuant to which, among other things, in consideration of such executive officer of E&B Marine continuing to provide service to E&B Marine through a date to be determined by E&B Marine, E&B Marine will not terminate such executive officer's employment prior to such date and will pay such executive officer an amount equal to 52 weeks of his then current annual base salary after such date. As of the Record Date, Messrs. Martinez and Melli have each entered into a Retention Agreement with E&B Marine. For a description of the severance arrangements for each of Mr. Peskin and James D. Peters, President and Chief Operating Officer, see "E&B Marine--Director and Executive Compensation."

     The E&B Marine Board of Directors was aware of these interests but did not consider them to be significant or of a nature that would affect the objectivity of any director's determination that the Merger was in the best interests of the E&B Marine stockholders.

ACCOUNTING TREATMENT

     The Merger will be accounted for by West Marine under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations," as amended. Under this method of accounting, the purchase price will be allocated to assets acquired and liabilities assumed based on their estimated fair values at the Effective Time. Income of the combined company will not include income (or loss) of E&B Marine prior to the Effective Time.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion summarizes certain of the principal federal income tax considerations associated with the Merger under the Internal Revenue Code of 1986, as amended (the "Code"), to holders who hold shares of E&B Marine Common Stock as capital assets. As it is not feasible to describe all of the tax consequences associated with the Merger, each stockholder should consult his or her tax advisor with respect to the tax consequences of the Merger applicable to his or her specific circumstances. In particular, the following discussion does not address the potential tax consequences applicable to E&B Marine stockholders who are dealers in securities, who acquired their E&B Marine Common Stock through stock option or stock purchase programs or other employee plans or otherwise as compensation, who are subject to special treatment under the Code (such as insurance companies, tax-exempt organizations, financial institutions, nonresident alien individuals or foreign entities), or who hold shares of E&B Marine Common Stock in a hedging transaction or as part of a straddle or conversion transaction, nor any potential tax consequences applicable to the holders of options or warrants to purchase E&B Marine Common Stock assumed by West Marine in the Merger. The following summary is based on the Code, applicable Treasury Regulations, judicial authority and administrative rulings and practice, all as of the date hereof. There can be no assurance that future legislative, judicial or administrative changes or interpretations will not adversely affect the statements and conclusions set forth herein. Any such changes or interpretations could be applied retroactively and could affect the tax consequences of the Merger to E&B Marine, West Marine and their respective stockholders. Furthermore, the following discussion addresses only certain federal income tax matters and does not consider any state, local or foreign tax consequences of the Merger or other transactions described in this Proxy Statement/Prospectus.


     Neither West Marine nor E&B Marine has requested or will request any ruling from the Internal Revenue Service in connection with the Merger. However, the Merger has been structured with the intention that it qualify as a reorganization under Section 368(a) of the Code. The respective obligations of West Marine and E&B Marine to consummate the Merger are conditioned upon the delivery to West Marine and E&B Marine by their respective counsels of opinions to the effect that the Merger will qualify as a reorganization under Section 368(a) of the Code. Such tax opinions will be subject to certain assumptions and qualifications and will be based among other things, on representations and assumptions relating to certain facts and circumstances of, and the intentions of the parties to, the Merger, which assumptions have been made with the consent of E&B Marine and West Marine. Such opinions will neither be binding on the Internal Revenue Service nor preclude it from adopting a contrary position. Although counsel to West Marine and E&B Marine anticipate that they will render the contemplated opinions, if such opinions are not received, the Merger will not be consummated unless the conditions requiring their receipt are waived. West Marine and E&B Marine currently anticipate that such opinions will be delivered and that neither West Marine nor E&B Marine will waive the conditions requiring receipt of such opinions.


     Qualification of the Merger as a reorganization depends on compliance with certain technical requirements of federal income tax law, including, among others, the requirement that a continuity of proprietary interest be maintained by the stockholders of the merged corporation. In order for this requirement to be satisfied, the stockholders of E&B Marine must not, pursuant to a plan or intention existing at or prior to the Merger, dispose of so much of either (A) their shares of E&B Marine Common Stock in anticipation of the Merger or (B) the West Marine Common Stock received pursuant to the Merger such that the holders of shares of E&B Marine Common Stock, as a group, would no longer have a significant equity interest in the E&B Marine business being conducted by the combined companies after the Merger. It is the position of the Internal Revenue Service that the continuity of interest requirement generally will be considered satisfied if the stockholders of the merged corporation receive in the aggregate (and have no plan to dispose of) stock of the acquiring corporation equal in value to at least 50% of the value of all of the formerly outstanding stock of the acquired corporation as of the effective date of the reorganization, and a decision of the United States Supreme Court indicates that continuity of interest in the range of 40% is sufficient.


     With the exception of cash paid in lieu of fractional shares, the Merger Agreement provides that all of the consideration paid by West Marine to E&B Marine stockholders in exchange for their E&B Marine Common Stock pursuant to the Merger will consist of West Marine Common Stock. Furthermore, pursuant to the Stockholders Agreement, the Principal Stockholders are obligated to give a representation that each such stockholder has no plan to sell, transfer or otherwise dispose of or convey the West Marine Common Stock received by it pursuant to the Merger. Satisfaction of the continuity of interest requirement, however, depends in part on actions that may be taken by E&B Marine stockholders either before or after the consummation of the Merger over which neither E&B Marine nor West Marine has any control. Accordingly, there can be no assurance that the continuity of interest requirement will be satisfied with respect to the Merger. If the continuity of interest requirement (or any other requirement for reorganization treatment under the Code) is not satisfied, the Merger will not be treated as a reorganization and material adverse tax consequences will result to E&B Marine and some or all of the holders of E&B Marine Common Stock.

     Tax Consequences to E&B Marine Stockholders. Assuming the Merger is treated as a reorganization under the Code, the following federal income tax consequences, among others, generally will apply to E&B Marine stockholders:

          (i) No gain or loss will be recognized by a holder of E&B Marine Common Stock with respect to the receipt of West Marine Common Stock in exchange for such E&B Marine Common Stock pursuant to the Merger (except with respect to any cash received in lieu of fractional shares of West Marine Common Stock).

          (ii) The aggregate tax basis of the West Marine Common Stock received by each E&B Marine stockholder will be the same as the aggregate tax basis of the E&B Marine Common Stock surrendered in the Merger, decreased by the amount of any tax basis allocable to fractional shares of West Marine Common Stock in lieu of which cash will be paid.

          (iii) The holding period of the West Marine Common Stock received by each E&B Marine stockholder will include the period for which the E&B Marine Common Stock surrendered in exchange therefor was considered to be held, provided the E&B Marine Common Stock so surrendered is held as a capital asset at the Effective Time.

          (iv) Payment received by holders of E&B Marine Common Stock in lieu of fractional shares of West Marine Common Stock will be treated as payment in redemption of such fractional shares and, provided that the redeemed interest is held as a capital asset at the Effective Time, will generally result in the recognition of capital gain or loss by such holders measured by the difference between the amount received and the tax basis allocable to such fractional shares.

     Irrespective of the reorganization status of the Merger, a recipient of shares of West Marine Common Stock will recognize income if and to the extent any such shares are considered to be received in exchange for services or property (other than E&B Marine Common Stock). All or a portion of such income may be taxable as ordinary income. Gain also will be recognized if and to the extent an E&B Marine stockholder is treated as receiving (directly or indirectly) consideration other than West Marine Common Stock in exchange for his or her E&B Marine Common Stock.

     Tax Consequences to West Marine and E&B Marine. Assuming the Merger is treated as a reorganization under the Code, generally no gain or loss will be recognized by West Marine, Merger Sub or E&B Marine as a result of the Merger. The Merger will not have any tax consequences for West Marine stockholders.


     THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT A COMPLETE DESCRIPTION OF ALL POTENTIAL TAX CONSEQUENCES THAT MAY OCCUR AS A RESULT OF THE MERGER. E&B MARINE STOCKHOLDERS SHOULD THEREFORE CONSULT THEIR TAX ADVISORS REGARDING THE FEDERAL TAX CONSEQUENCES OF THE MERGER, THE HOLDING AND DISPOSING OF WEST MARINE COMMON STOCK RECEIVED IN THE MERGER, THE EXERCISE OF ANY OPTIONS OR WARRANTS TO PURCHASE WEST MARINE COMMON STOCK ASSUMED IN THE MERGER AND THE TAX CONSEQUENCES OF THE MERGER ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR OTHER JURISDICTION.

REGULATORY APPROVALS

     Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), the Merger may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division of the Department of Justice (the "Antitrust Division") and specified waiting period requirements have been satisfied. West Marine and E&B Marine each filed notification and report forms under the HSR Act with the FTC and the Antitrust Division on April 16, 1996. The FTC granted early termination of the required waiting period under the HSR Act on April 29, 1996. At any time before or after consummation of the Merger the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger or seeking divestiture of substantial assets of West Marine or E&B Marine. At any time before or after the Effective Time of the Merger, and notwithstanding that early termination of the HSR Act waiting period has been granted, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the consummation of the Merger or seeking divestiture of E&B Marine or businesses of West Marine or E&B Marine. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. See "The Merger Agreement--Conditions to the Merger."

     Based on information available to them, West Marine and E&B Marine believe that the Merger will be effected in compliance with federal and state antitrust laws. However, there can be no assurance that a challenge to the consummation of the Merger on antitrust grounds will not be made or that, if such a challenge were made, West Marine and E&B Marine would prevail or would not be required to accept certain conditions, possibly including certain divestitures, in order to consummate the Merger.

     Consummation of the Merger is conditioned upon the receipt of all material governmental licenses, authorizations, consents, orders and approvals, subject to waiver of such conditions, in accordance with the terms of the Merger Agreement. West Marine and E&B Marine intend to pursue vigorously all required regulatory approvals. However, there can be no assurance regarding the timing of such approvals or that such approvals will, in fact, be obtained. See "The Merger Agreement--Conditions to the Merger."

FEDERAL SECURITIES LAW CONSEQUENCES

     All shares of West Marine Common Stock received by E&B Marine stockholders in the Merger will be freely transferable, except that shares of West Marine Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of E&B Marine are restricted as described herein. Rule 145 promulgated under the Securities Act regulates the disposition of securities of "affiliates" of E&B Marine in connection with the Merger.

     E&B Marine has delivered to West Marine a letter (the "Affiliate Letter") identifying all persons who are "affiliates" of E&B Marine for purposes of Rule 145 under the Securities Act. E&B Marine has also agreed to use its best efforts to cause each person who is identified in the Affiliate Letter as, or who at the time of the E&B Marine Annual Meeting shall be, an "affiliate" (an "Affiliate") to deliver to West Marine, prior to the Effective Time, a written agreement (an "Affiliate Agreement").

     Under the Affiliate Agreement, such Affiliate will agree that the Affiliate may not sell, transfer or otherwise dispose of West Marine Common Stock issued to the Affiliate in the Merger unless (i) such sale, transfer or other disposition has been registered under the Securities Act, (ii) such sale, transfer or other disposition is made in compliance with the requirements of Rule 145 under the Securities Act, (iii) in the opinion of O'Sullivan Graev & Karabell, LLP or other counsel reasonably acceptable to West Marine, such sale, transfer or other disposition is otherwise exempt from registration under the Securities Act or (iv) an authorized representative of the Commission shall have rendered written advice to the Affiliate to the effect that the Commission would take no action with respect to such proposed sale, transfer or other disposition if consummated as set forth in such advice. West Marine is under no obligation to register under the Securities Act the sale, transfer or other disposition of West Marine Common Stock or to take any other action necessary to make compliance with an exemption from such registration available.

     Under the Affiliate Agreement, West Marine will issue appropriate stock transfer instructions to the transfer agent for the shares of West Marine Common Stock that are to be received by such Affiliate and will place restrictive legends on the certificates evidencing West Marine Common Stock. Unless the transfer by the Affiliate of its West Marine Common Stock has been registered under the Securities Act or is a sale made in compliance with the provisions of Rule 145 under the Securities Act, West Marine has the right to insert restrictive legends on the certificates issued to any transferee of the Affiliate.

     The obligations of West Marine and Merger Sub to consummate the Merger are conditional upon each of E&B Marine's affiliates executing an Affiliate Agreement.


NASDAQ NATIONAL MARKET

     It is a condition to the Merger that the shares of West Marine Common Stock to be issued pursuant to the Merger Agreement and required to be reserved for issuance in connection with the Merger be authorized for trading on the NASDAQ subject to official notice of issuance. Applications have been filed for listing the shares of West Marine Common Stock on the NASDAQ.

ABSENCE OF DISSENTERS' RIGHTS

     Holders of E&B Marine Common Stock will not have dissenters' rights under Delaware Law with respect to the Merger.

WEST MARINE'S REASONS FOR THE MERGER

     The West Marine Board believes that the acquisition of E&B Marine is in the best interests of West Marine and its stockholders. The West Marine Board believes that the long-term future of West Marine depends upon its ability to operate a sufficient number of stores to generate meaningful earnings for its stockholders. The Merger represents an opportunity to expand West Marine's retail operations on a scale that could not be achieved as economically through internal growth. The West Marine Board believes that the success of the Merger will depend upon, among other factors, the ability of the management of West Marine to maintain and improve the profitability of the combined operations and to successfully integrate the business operations of E&B Marine with those of West Marine. See "Risk Factors--Certain Effects of the Merger; Integration of E&B Marine" and "--Business of E&B Marine Following the Merger."

BUSINESS OF E&B MARINE FOLLOWING THE MERGER

     West Marine and E&B Marine expect that all of E&B Marine's directors who are now serving will be replaced by directors designated by West Marine currently with the consummation of the Merger. It is anticipated that the employment of executive management and certain administrative personnel of E&B Marine also will be terminated before the end of 1996. West Marine will elect Randolph K. Repass, Crawford L. Cole and Richard E. Everett as directors of E&B Marine and Messrs. Repass, Cole and Everett and John C. Zott will be appointed the Chairman of the Board, President and Chief Executive Officer, Executive Vice President and Chief Operating Officer and Senior Vice President, Finance and Chief Financial Officer, respectively, of E&B Marine.

     In the short term, the business of E&B Marine will continue to be conducted under the names "E&B Marine," "Bliss Marine" and "Goldberg's Marine." However, in order for the combined company to operate profitably after the Merger, the management of West Marine plans to implement strategies to improve E&B Marine's operating profits and to facilitate the successful combination of the E&B Marine stores and the West Marine stores into one company.

     Among others, West Marine expects to take following actions after completion of the Merger: (i) reduce corporate overhead by eliminating E&B Marine's corporate headquarters and centralizing management of West Marine and E&B Marine at West Marine's corporate headquarters in Watsonville, California;
(ii) modify the product selection in E&B Marine stores; (iii) review unprofitable and underperforming E&B Marine retail stores, with a view to determining on an expedited basis which stores can be made profitable or should be closed; and (iv) close or relocate, after approximately eighteen months, E&B Marine's distribution center in Edison, New Jersey. At the present time, West Marine has identified up to six E&B Marine retail stores which, based on limited information, it currently intends to close. West Marine may determine, after further review of the operations of such stores, that the sale or closure of such stores is not warranted. West Marine intends to engage in a more detailed review of E&B Marine, its subsidiaries and their assets, corporate structure, operations, properties, policies, management and personnel to consider what further changes may be desirable. West Marine reserves the right to take any such actions and effect any such changes it deems desirable.

     In addition, West Marine intends contemporaneously with the Effective Time to pay to United Jersey Bank ("UJB") all outstanding amounts owed E&B Marine under E&B Marine's credit facilities with UJB and to thereby terminate such credit facilities. For further information regarding the credit facilities with UJB, see "E&B Marine--Management's Discussion and Analysis of Financial Condition and Results of Operations."

     Transaction costs relating to the negotiation of preparation for and consummation of the Merger and the anticipated integration E&B Marine with West Marine are expected to result in a one-time charge to West Marine's earnings. The management of West Marine currently estimates that this charge will be approximately $3.0 million before taxes, although such amount may be increased by unanticipated additional expenses incurred in connection with the Merger. See "Risk Factors--Merger Expenses."

     West Marine, as the sole stockholder of E&B Marine after consummation of the Merger, intends at that time to take all necessary action to amend the current Restated Certificate of Incorporation, as amended, of E&B Marine to substantially conform to the Certificate of Incorporation of West Marine, except that the authorized number of shares will be reduced to 1,000. Pursuant to the Merger Agreement, upon consummation of the Merger, the current By-laws of Merger Sub will become the By-laws of E&B Marine.


                             THE MERGER AGREEMENT

     The following summarizes the material terms of the Merger Agreement, which is attached hereto as Annex A and incorporated by reference herein. Stockholders of West Marine and E&B Marine are urged to read the Merger Agreement in its entirety for a more complete description of the terms of the Merger.

EFFECTIVE TIME OF MERGER

     As promptly as practicable after the satisfaction or waiver of the conditions set forth in the Merger Agreement, but not on or before June 1, 1996, the parties thereto will file a certificate of merger with the Secretary of State of the State of Delaware. The Merger will become effective upon such filing.

CONVERSION OF SHARES

     At the Effective Time, each outstanding share of E&B Marine Common Stock (other than shares owned by Merger Sub, West Marine or any subsidiary of West Marine or E&B Marine) will be converted into the right to receive a fraction of a share of West Marine Common Stock equal to the Exchange Ratio. The Exchange Ratio will be calculated as follows:
(i) if the Average West Marine Trading Price is at least $38.00 but not greater than $43.875, the Exchange Ratio will equal the quotient of $6.65 divided by the Average West Marine Trading Price; (ii) if the Average West Marine Trading Price is greater than $43.875, the Exchange Ratio will equal 0.15157; and (iii) if the Average West Marine Trading Price is less than $38.00, the Exchange Ratio will equal 0.17500. See "The E&B Marine Annual Meeting--Purposes of the E&B Marine Annual Meeting." If the Average Trading Price is less than $35.00, West Marine may terminate the Merger Agreement. See "Termination; Amendment."

     Merger Sub will merge with and into E&B Marine, which will be the surviving corporation of the Merger (the "Surviving Corporation"). Each share of Merger Sub common stock issued and outstanding immediately prior to the Effective Time will be converted into one share of common stock of the Surviving Corporation.

     As promptly as practicable after the Effective Time, the Surviving Corporation will send to each stockholder of record of E&B Marine as of the Effective Time a Letter of Transmittal and other transmittal materials for use in exchanging certificates of E&B Marine Common Stock for certificates of West Marine Common Stock. The transmittal materials will contain information and instructions with respect to the surrender of E&B Marine Common Stock certificates in exchange for new certificates representing West Marine Common Stock and cash in payment for any fractional shares resulting from the exchange. Certificates should not be surrendered until the Letter of Transmittal is received. Pending delivery to West Marine of E&B Marine Common Stock certificates, any dividends on the West Marine Common Stock to be issued as a result of the Merger that are payable prior to the delivery of such certificates will be held by West Marine. Such dividends will be paid, without interest, to the persons entitled thereto upon delivery of such E&B Marine Common Stock certificates to West Marine.

     Fractional shares of West Marine Common Stock will not be issued in the Merger. Instead, each stockholder of E&B Marine who would otherwise be entitled to a fractional share will receive cash equal to the product of (i) such fraction multiplied by (ii) the Average West Marine Trading Price.

TREATMENT OF E&B MARINE STOCK OPTIONS AND WARRANTS

     At the Effective Time, each outstanding option to purchase shares of E&B Marine Common Stock under the E&B Marine 1983 Stock Option Plan (the "1983 Plan"), whether vested or unvested, will be assumed by West Marine. Each E&B Marine option assumed by West Marine under the Merger Agreement will continue to have, and be subject to, the same terms and conditions set forth in the 1983 Plan immediately prior to the Effective Time, except that (i) such option will be exercisable for that number of whole shares of West Marine Common Stock equal to the product of the number of shares of E&B Marine Common Stock that were purchasable under such option multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of West Marine Common Stock and (ii) the per share exercise price for the shares of West Marine Common Stock issuable upon exercise of such assumed option will be equal to the quotient determined by dividing the exercise price per share of E&B Marine Common Stock at which such option was exercisable immediately prior to the Effective Time by the Exchange Ratio, and rounding the resulting exercise price up to the nearest whole cent.

     E&B Marine currently has outstanding warrants, expiring on March 3, 1999 (the "Warrants"), to purchase approximately 32,329 shares of E&B Marine Common Stock. Pursuant to the Merger Agreement, E&B Marine will use its reasonable efforts to cause each of the outstanding Warrants to be exercised before the Effective Time. Although not specifically provided by the Merger Agreement, it is expected that at the Effective Time, the remaining outstanding Warrants will be assumed by West Marine pursuant to separate assumption agreements and will become warrants to purchase West Marine Common Stock. Each such Warrant will continue to have, and be subject to, the same terms and conditions set forth in the respective agreement pursuant to which each such Warrant was originally issued by E&B Marine, except that (i) such Warrant will be exercisable for that number of shares of West Marine Common Stock equal to the product of the number of shares of E&B Marine Common Stock that were purchasable under such Warrant multiplied by the Exchange Ratio and (ii) the per share exercise price for the shares of West Marine Common Stock issuable upon exercise of each such assumed Warrant will be equal to the quotient determined by dividing the exercise price per share of E&B Marine Common Stock at which such Warrant was exercisable immediately prior to the Effective Time by the Exchange Ratio.


BUSINESS OF E&B MARINE PENDING THE MERGER

     Pending the consummation of the Merger, and except as expressly required or permitted by the Merger Agreement or as otherwise consented to or approved in advance by West Marine in writing, E&B Marine has agreed that E&B Marine and its subsidiaries will, among other things, conduct their business in accordance with their ordinary course of business and in a manner consistent with past practice, and use commercially reasonable efforts to preserve substantially intact their business organization, to keep available the services of their present officers, employees and consultants and to preserve their present relationships with customers and suppliers and other persons with which they have significant business relations. In addition, E&B Marine and its subsidiaries have agreed not to take any of the following actions without the prior written consent of West
Marine: (i) change or amend E&B Marine's Certificate of Incorporation or By-laws; (ii) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, (a) any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest of E&B Marine, its subsidiaries or affiliates (except for the issuance of shares of E&B Marine Common Stock issuable pursuant to employee stock options granted under the 1983 Plan prior to, and outstanding on, the date of the Merger Agreement), or (b) any of their assets (except for sales of assets in the ordinary course of business and in a manner consistent with past practice); (iii) declare or pay any dividends or any other distributions with respect to their common stock, except for certain intracompany distributions;
(iv) split, combine or reclassify any of their capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of their capital stock; (v) amend the terms of, repurchase, redeem or otherwise acquire any of their securities; (vi) sell, transfer, license, sublicense or otherwise dispose of any E&B Marine intellectual property, or amend or modify any existing agreements with respect to any E&B Marine intellectual property; (vii) (a) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (b) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee (other than guarantees of bank debt of E&B Marine's subsidiaries entered into in the ordinary course of business) or endorse or otherwise become responsible for the obligations of any person, or make any loans or advances, except in the ordinary course of business consistent with past practice (taking into account the stores opened by E&B Marine in 1995) and as otherwise permitted under any loan or credit agreement to which E&B Marine is a party; (c) enter into any contract or agreement other than in the ordinary course of business; (d) authorize any capital expenditures, in the aggregate, in excess of $100,000 for E&B Marine and its subsidiaries taken as a whole; (e) sell, transfer or dispose of any assets other than in the ordinary course of business consistent with past practice; or
(f) enter into or amend any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this clause (vii); (viii) increase the compensation for their officers or employees, except for increases in salary or wages of their employees who are not E&B Marine officers in accordance with past practices, or grant any severance or termination pay or stock options to, or enter into any employment or severance agreement with any director, officer or other employee, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any of their current or former directors, officers or employees; (ix) change, other than in the ordinary course of business and in a manner consistent with past practice and GAAP, any accounting policies or procedures; (x) make any tax election or settle or compromise any federal, state, local or foreign income tax liability or agree to an extension of a statute of limitations; or (xi) pay, discharge or satisfy any claims, liabilities or obligations, except in the ordinary course of business and consistent with past practice.

SOLICITATION OF OTHER PROPOSALS

     Pending the consummation of the Merger or termination of the Merger Agreement in accordance therewith, E&B Marine and its subsidiaries (i) will cease any discussions or negotiations with any person with respect to any acquisition of all or any material portion of the assets of, or any equity interest in (except for the issuance of E&B Marine Common Stock pursuant to employee stock options granted under the 1983 Plan and outstanding on the date of the Merger Agreement), E&B Marine or any of its subsidiaries or any Acquisition Proposal (as defined below) and (ii) will not solicit or initiate, or take any action to facilitate any inquiries or the making of any proposal that constitutes an Acquisition Proposal, or participate in or initiate discussions or negotiations with, or provide any information to any person, concerning an Acquisition Proposal or which might result in an Acquisition Proposal. Notwithstanding the foregoing, E&B Marine is not prohibited from (a) participating in discussions or negotiations with, or furnishing information to, any person or entity that submits an unsolicited written Acquisition Proposal to the E&B Marine Board pursuant to a confidentiality agreement substantially similar to that then in effect between E&B Marine and West Marine, if the E&B Marine Board receives a written opinion of outside counsel to the effect that, and based on such advice the E&B Marine Board determines by a majority vote in its good faith judgment that, taking such action is likely required to satisfy the fiduciary duties of the E&B Marine Board; or (b) taking action, upon the express authorization of the E&B Marine Board, with respect to a Superior Proposal (as defined in Section 4.2(c) of the Merger Agreement) if (x) the E&B Marine Board, after consultation with and based on the written opinion of outside counsel, determines in good faith by a majority vote that such action is likely required to satisfy the fiduciary duties of such E&B Marine Board, (y) the E&B Marine Board provides notice within two business days to West Marine to the effect that it is taking such action and (z) E&B Marine simultaneously pays to West Marine the Termination Fee (as defined in "-- Fees and Expenses" below). The term "Acquisition Proposal" means any inquiry, proposal or offer from any person (other than West Marine, Merger Sub or any of their affiliates) relating to any direct or indirect business combination, tender or exchange offer, consolidation, merger, sale of substantial assets, sale of (or right to sell) shares of capital stock (except for the issuance of E&B Marine Common Stock pursuant to employee stock options granted under the 1983 Plan and outstanding on the date of the Merger Agreement), recapitalization, liquidation, dissolution or similar transaction involving E&B Marine, or any other transaction which would reasonably be expected to dilute materially the benefits of the contemplated transactions to West Marine or its affiliates. E&B Marine shall advise West Marine orally and in writing of any request for information or Acquisition Proposal, or any inquiry with respect to or which could result in an Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the person making the same, and shall keep West Marine apprised of related developments.

BUSINESS OF WEST MARINE PENDING THE MERGER

     Pending the consummation of the Merger, and unless E&B Marine shall otherwise agree in writing, West Marine has agreed that West Marine and its subsidiaries shall conduct their business in accordance with their ordinary course of business and West Marine shall not (i) amend or otherwise change its Certificate of Incorporation (other than to increase the number of shares of West Marine Common Stock authorized thereunder) or By-laws; (ii) (a) declare, set aside or pay any cash dividend or (b) amend the terms of, repurchase, redeem or otherwise acquire any of its securities, or propose to do any of the foregoing; or (iii) acquire (by merger, consolidation or acquisition of stock or assets) for a consideration with a value in excess of $100,000,000 any corporation, partnership or other business organization or division thereof.

CORPORATE STRUCTURE AND RELATED MATTERS AFTER THE MERGER

     At the Effective Time, Merger Sub will be merged with and into E&B Marine, which will be the Surviving Corporation. Each share of Merger Sub common stock issued and outstanding immediately prior to the Effective Time will be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

     Unless otherwise determined by West Marine prior to the Effective Time, at the Effective Time the Certificate of Incorporation of E&B Marine, as in effect immediately prior to the Effective Time, will be the Certificate of Incorporation of the Surviving Corporation until thereafter amended. The By-laws of Merger Sub, as in effect immediately prior to the Effective Time, will be the By-laws of the Surviving Corporation until thereafter amended.


     The directors of Merger Sub immediately prior to the Effective Time will be the initial directors of the Surviving Corporation, and the officers of E&B Marine immediately prior to the Effective Time will be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified. See "The Merger--Business of E&B Marine Following the Merger."

     The Merger Agreement provides that after the Effective Time and on a schedule determined by West Marine, the employees of E&B Marine will become eligible to participate in the employee benefit plans of West Marine to the same extent as any similarly situated and geographically located employees of West Marine.

CONDITIONS TO THE MERGER

     Consummation of the Merger is subject to the satisfaction of various conditions, including (i) the approval and adoption of the Merger Agreement and the Merger by the requisite vote of the stockholders of E&B Marine; (ii) the authorization for inclusion for trading on the NASDAQ of the shares of West Marine Common Stock to be issued in connection with the Merger; (iii) the expiration or termination of any waiting period and any extension thereof applicable to the consummation of the Merger under the HSR Act; (iv) the absence of any restrictive court orders or any other legal restraints or prohibitions, and of any governmental proceedings, preventing the consummation of the Merger, and the absence of any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal; (v) the receipt of an officer certificate by each of West Marine and E&B Marine from the other party to the effect that certain representations and warranties made by the respective party are true and correct in all material respects on and as of the Effective Time; (vi) the receipt of an officer certificate by West Marine and E&B Marine from the other party to the effect that the respective party has performed or complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by such party on or prior to the Effective Time; (vii) the receipt of evidence by West Marine and E&B Marine, respectively, from the other party that such party has obtained certain licenses, permits, consents, waivers, approvals, authorizations, qualifications or orders as described in the Disclosure Schedules of West Marine and E&B Marine delivered pursuant to the Merger Agreement (except that E&B Marine will not be required to obtain the consent of United Jersey Bank under the credit and related agreements between E&B Marine and such bank); (viii) the receipt by West Marine of a representation from each stockholder who is a signatory to the Stockholders Agreement that certain representations given therein are true and correct as of the date two days prior to the Effective Time; (ix) the absence after the date of the Merger Agreement of any change, event or circumstance that is materially adverse to the business, financial condition or results of operations of E&B Marine and its subsidiaries (except for such changes, events and circumstances as are set forth in Section 2.8(a) of the Disclosure Schedule of E&B Marine); (x) the receipt by West Marine and E&B Marine, respectively, of certain opinions regarding legal, financial and tax matters; (xi) the receipt by West Marine of the Affiliate Agreements and that the Affiliate Agreements and the Stockholders Agreement shall be in full force and effect; and (xii) the effectiveness of the Registration Statement.

TERMINATION; AMENDMENT

     The Merger Agreement may be terminated and the Merger may be abandoned prior to the Effective Time either before or after its approval by the stockholders of E&B Marine, under the circumstances specified therein, including
(i) by mutual written consent duly authorized by the Boards of Directors of West Marine and E&B Marine; (ii) by either West Marine or E&B Marine, if the Merger shall not have been consummated by August 31, 1996 (or by December 31, 1996, if the Merger shall not have been consummated solely due to any waiting period or extension thereof under the HSR Act not having expired or been terminated) and if the terminating party has not caused the failure of the Merger to be consummated on or before such date by its own willful failure to fulfill any of its material obligations under the Merger Agreement; (iii) by either West Marine or E&B Marine, if a court or a governmental, regulatory or administrative agency or commission prohibits, by order, decree, ruling or any other action, the transactions contemplated by the Merger Agreement; (iv) by either West Marine or E&B Marine, if the stockholders of E&B Marine fail to approve the Merger Agreement; (v) by West Marine, if the E&B Marine Board has (a) approved or recommended an Acquisition Proposal other than the Merger, (b) withdrawn or modified in a manner adverse to West Marine its approval or recommendation of the Merger, the Merger Agreement or the transactions contemplated thereby, (c) failed to mail the Proxy Statement/Prospectus to E&B Marine's stockholders when the Proxy Statement/Prospectus shall be available for mailing or failed to include therein such approval and recommendation, (d) resolved to do any of the foregoing or (e) upon request by West Marine, failed, within two business days after such request is made, to reaffirm any such approval or recommendation;
(vi) by E&B Marine, in order to take certain action referred to in clause (ii) of Section 4.2(c) of the Merger Agreement with respect to a Superior Proposal, provided that E&B Marine has complied with all the provisions of the second sentence of Section 4.2(c) of the Merger Agreement and has determined to accept such Superior Proposal; (vii) by West Marine, if E&B Marine has entered into an agreement or understanding with any person (other than West Marine, Merger Sub or any of their affiliates) relating to a tender offer or exchange offer for any shares of E&B Marine Common Stock or an acquisition of more than ten percent of the total assets of E&B Marine or a merger, consolidation or other business combination involving E&B Marine or any of its subsidiaries, or if the E&B Marine Board has resolved to authorize E&B Marine to do any of the foregoing;
(viii) by West Marine, if neither West Marine nor Merger Sub is in material breach of its obligations under the Merger Agreement, and if (1) there has been a breach by E&B Marine of any of its representations and warranties under the Merger Agreement such that Section 6.2(a) of the Merger Agreement will not be satisfied or (2) there has been a willful breach on the part of E&B Marine of any of its covenants or agreements contained in the Merger Agreement such that
Section 6.2(b) of the Merger Agreement will not be satisfied, and, in both cases, such breach has not been promptly cured after notice to E&B Marine; (ix) by E&B Marine, if it is not in material breach of its obligations under the Merger Agreement, and if (1) there has been a breach by West Marine or Merger Sub of any of their respective representations and warranties under the Merger Agreement such that Section 6.3(a) of the Merger Agreement will not be satisfied or (2) there has been a willful breach on the part of West Marine or Merger Sub of any of their respective covenants or agreements contained in the Merger Agreement such that Section 6.3(b) of the Merger Agreement will not be satisfied, and, in both cases, such breach has not been promptly cured after notice to West Marine and Merger Sub; (x) by West Marine, in the event of a material breach by any of the stockholders who are signatories to the Stockholders Agreement of any representation, warranty, covenant or agreement of the Stockholders

Agreement which is not cured promptly after notice thereof; provided, however, that such breach shall be of the kind that denies West Marine the material benefits contemplated by the Stockholders Agreement; or (xi) by West Marine, if the Average West Marine Trading Price is less than $35.00.

     The Merger Agreement may be amended by an agreement in writing among the parties thereto at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of E&B Marine, no amendment may be made which would reduce the amount or change the type of consideration into which each share of E&B Marine Common Stock will be converted upon consummation of the Merger.

FEES AND EXPENSES

     Except as described below, all fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such expenses, whether or not the Merger is consummated.

     West Marine and E&B Marine will share equally all fees and expenses, other than attorneys' fees, incurred in relation to the printing and filing of the Proxy Statement/Prospectus, and any amendments or supplements thereto.

     E&B Marine has agreed to reimburse West Marine, within one business day of West Marine's request therefor, for up to $1,200,000 of those reasonable and documented fees and expenses actually incurred by West Marine in connection with the Merger Agreement, the Stockholders Agreement and the transactions contemplated thereby (including (x) West Marine's efforts to acquire E&B Marine,
(y) steps taken after the date of the Merger Agreement to take operational control of E&B Marine and (z) salaries, travel costs and expenses incurred by West Marine as a result of changes to its business plan in contemplation of the Merger) (the "West Marine Stipulated Expenses"), if the Merger Agreement is terminated as a result of any of the events described in clauses (v), (vi),
(vii) and (viii) of the section titled "Termination; Amendment" above, provided in every case that West Marine is not then in breach of its representations and warranties under the Merger Agreement such that Section 6.3(a) of the Merger Agreement would not be satisfied or West Marine is not otherwise in material breach of its obligations under the Merger Agreement such that Section 6.3(b) of the Merger Agreement will not be satisfied, and provided further (a) that the expenses described in the preceding clauses (y) and (z) will not be subject to reimbursement in the event that West Marine terminates the Merger Agreement as a result of a representation and warranty of E&B Marine which was true and correct in all material respects as of the date of the Merger Agreement becoming, as a result of any nonwillful action taken by E&B Marine, not true or correct in all material respects as of the Effective Time, (b) that E&B Marine will not be obligated to reimburse West Marine for any fee of West Marine's investment bankers in excess of $200,000 and (c) that any amount of West Marine Stipulated Expenses payable by E&B Marine to West Marine as described in this sentence shall be reduced by any amount actually received by West Marine pursuant to
Section 7.2(b) of the Stockholders Agreement. Moreover, in the event the Merger Agreement is terminated as a result of any of the events described in clauses
(v), (vi) and (vii) of the section titled "Termination; Amendment" above, E&B Marine has agreed to pay West Marine a fee of $1,250,000, less the amount of the West Marine Stipulated Expenses (the "Termination Fee"), simultaneously with such termination of the Merger Agreement, which fee shall be payable in immediately available funds. In no event shall E&B Marine be obligated to pay more than one Termination Fee. The foregoing notwithstanding, West Marine shall not be entitled to receive a Termination Fee if West Marine has received the Topping Fee provided by Section 7.2(c) of the Stockholders Agreement. If the Merger Agreement is terminated under the circumstances described in this paragraph, then the payments described in this paragraph will be liquidated damages for loss of the bargain under the Merger Agreement and, together with the reimbursement of expenses as described above, will be West Marine's sole and exclusive remedy in such event.

                          THE STOCKHOLDERS AGREEMENT

     The following paragraphs summarize, among other things, the material terms of the Stockholders Agreement, which is attached hereto as Annex B and incorporated herein by reference. Stockholders of E&B Marine are urged to read the Stockholders Agreement in its entirety for a more complete description of the terms of that agreement.

AGREEMENT TO VOTE

     The Stockholders Agreement provides, among other things, that, at any meeting of stockholders of E&B Marine or in connection with any written consent of stockholders, each Principal Stockholder shall vote (or cause to be voted) during the time the Stockholders Agreement is in effect, the shares of E&B Marine Common Stock held of record or beneficially by such stockholder, as follows:

          (1) In favor of the Merger, the execution and delivery by E&B Marine of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and the Stockholders Agreement and any actions required in furtherance thereof;

          (2) Against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of E&B Marine under the Merger Agreement or the Stockholders Agreement; or


          (3) Except as otherwise agreed to in writing by West Marine, against (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving E&B Marine or its subsidiaries; (ii) a sale, lease or transfer of a material amount of assets of E&B Marine or its subsidiaries or a reorganization, recapitalization, dissolution or liquidation of E&B Marine or its subsidiaries; or (iii) any change in the majority of the E&B Marine Board, any material change in the present capitalization of E&B Marine, any amendment to E&B Marine's Restated Certificate of Incorporation, any other material change to E&B Marine's corporate structure or business, or any other action which, in the case of each of the matters referred to in this clause (iii), is intended or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or materially adversely affect the contemplated economic benefits to West Marine of the Merger or the transactions contemplated by the Merger Agreement or the Stockholders Agreement.

In addition, the Principal Stockholders have agreed not to enter into any agreement or understanding, whether oral or written, with any person or entity prior to the Termination Date (as defined in the Stockholders Agreement) to vote after the Termination Date in any manner inconsistent with paragraphs (1), (2) or (3) above.

     In addition, each Principal Stockholder has granted to, and appointed, West Marine and certain officers of West Marine as each such Principal Stockholder's irrevocable proxy and attorney-in-fact (with full power of substitution) to vote the shares of E&B Marine Common Stock in accordance with the provisions of the Stockholders Agreement.

COVENANTS OF THE STOCKHOLDERS

     During the term of the Stockholders Agreement, no Principal Stockholder shall: (i) solicit (including by way of furnishing information) or respond to any inquiries or the making of any proposal by any person (other than West Marine or any affiliate of West Marine) with respect to E&B Marine that constitutes or could reasonably be expected to lead to an Acquisition Proposal, and, if any Principal Stockholder receives any such inquiry or proposal, then such Principal Stockholder shall promptly inform

West Marine of the terms and conditions, if any, of such inquiry or proposal and the identity of the person making it, and each Principal Stockholder will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted theretofore with respect to any of the foregoing, or (ii) (a) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of such Principal Stockholder's shares of E&B Marine Common Stock or any interest therein; (b) except as contemplated by the Stockholders Agreement, grant any proxies or powers of attorney, deposit any shares of E&B Marine Common Stock into a voting trust or enter into a voting agreement with respect to any shares of E&B Marine Common Stock; or (c) take any action that would make any representation or warranty of such Principal Stockholder contained in the Stockholders Agreement untrue or incorrect or have the effect of preventing or disabling such Principal Stockholder from performing such Principal Stockholder's obligations under the Stockholders Agreement.

     For a period of two (2) years following the date of the Stockholders Agreement, no Principal Stockholder (other than DLJ Capital Corporation) (i) shall, directly or indirectly, own (beneficially or of record), manage, operate or control, or participate in the ownership (beneficially or of record), management, operation or control of, or be connected with or have any interest in, as a shareholder, director, officer, employee, agent, consultant, partner, member or manager, any Competitive Business (as defined below) anywhere within any state or territory of the United States or the District of Columbia, or (ii) shall, nor shall it permit any Competitive Business under its control to, directly or indirectly, without the prior written consent of West Marine, (a) solicit for employment by a Competitive Business any person then employed by West Marine or E&B Marine or any of their subsidiaries, whether as an officer, employee, consultant, adviser or independent contractor (collectively, an "Employee") or (b) employ any such Employee in a Competitive Business who voluntarily leaves such employment until the passage of nine (9) months following termination of such employment. The provisions of the Stockholders Agreement discussed in paragraph (b) above do not prohibit the employment of any person after nine (9) following the voluntary termination of such employment. The provisions of the Stockholders Agreement described in this paragraph do not prevent any person subject to such provisions from investing in the equity securities of any person if such securities are listed on a national securities exchange or the NASDAQ and the aggregate amount of such securities held by all persons subject to such provisions does not exceed four and nine-tenths percent (4.9%) of the outstanding equity securities of the issuer thereof. "Competitive Business" is defined as Boat/U.S., Boater's World and any other retail business or activity commenced after the Effective Time where more than one half of the products offered for sale by such retailer are of a type sold in stores operated by West Marine, E&B Marine or any of their subsidiaries as of the Effective Time.

     Each Principal Stockholder acknowledges under the Stockholders Agreement that E&B Marine owns and has developed and compiled certain proprietary techniques and confidential information which have great value to its business (referred to herein, collectively, as "Confidential Information"). Confidential Information includes all information that has commercial value in the business in which E&B Marine is engaged, and all information of which the unauthorized disclosure could be detrimental to the interests of E&B Marine, whether or not such information is specifically labelled as Confidential Information by E&B Marine. By way of example and without limitation, Confidential Information includes any and all information developed, obtained or owned by E&B Marine concerning trade secrets, techniques, know-how (including designs, plans, procedures and merchandising know-how), software, computer programs, improvements, research, specifications, marketing data and plans, business plans, strategies, forecasts, unpublished financial information, orders, agreements and other forms of documents, price and cost information, merchandising opportunities, expansion plans, store plans, budgets, projections and customer, supplier and subcontractor identities. Each Principal Stockholder has agreed not to, directly or indirectly, use, make available, sell, disclose or otherwise communicate to any person any Confidential Information. For purposes of the Stockholders Agreement, Confidential Information does not include any information which (i) is or becomes generally available to the public other than as a result of a disclosure by any Principal Stockholder,
(ii) was within a Principal Stockholder's possession prior to its being furnished to the Principal Stockholder by or on behalf of E&B Marine, provided that the source of such information was not known by such Principal Stockholder to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to E&B Marine with respect to such information or (iii) becomes available to a Principal Stockholder on a non-confidential basis from a source other than E&B Marine, provided that such source is not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to E&B Marine with respect to such information. Prior to the Effective Time (or, if the Principal Stockholder is employed by E&B Marine, the later date of termination of such employment), each Principal Stockholder who is an employee of E&B Marine shall return to E&B Marine any Confidential Information (including all copies thereof and materials prepared by a Principal Stockholder which includes Confidential Information) in its possession.

     Each Principal Stockholder waives (i) any rights to cause E&B Marine to register, or include in any registration statement of E&B Marine or West Marine filed with the Commission, under the Securities Act, any of such Principal Stockholder's shares of E&B Marine Common Stock, (ii) any co-sale or similar rights respecting shares of E&B Marine Common Stock and (iii) any rights of appraisal or rights to dissent from the Merger that such Principal Stockholder may have. Each trustee of a trust that is the record holder or beneficial owner of, and whose beneficiaries are the beneficial owners (such trustee, a "Trustee") represents in the Stockholders Agreement that no beneficiary who is a beneficial owner of shares of E&B Marine Common Stock under any trust for which such Trustee acts as trustee has any right of appraisal or right to dissent from the Merger which has not been so waived.

TERMINATION AND EXPENSES

     The Stockholders Agreement and the obligations of each Principal Stockholder thereunder (other than those set forth in Sections 7.1, 7.2, 7.3 (relating to termination and expenses) and 9.4 (relating to governing law) thereof, which shall survive any such termination) shall terminate on the first to occur of (a) termination of the Merger Agreement in accordance with its terms (the "Termination Date") or (b) the Effective Time; provided, however, that the obligation of each Principal Stockholder under Sections 3.4, 3.5, 3.6 and 9 of the Stockholders Agreement shall survive any termination pursuant to (b) above. In addition, the Stockholders Agreement and the obligations of each Principal Stockholder thereunder may be terminated (other than those set forth in Sections 7.1, 7.2, 7.3 and 9.4 thereof, which shall survive any such termination) by West Marine if West Marine is not in material breach of its obligations under the Stockholders Agreement and if there has been a breach in any material respect by any Principal Stockholder of any of its representations, warranties, covenants or agreements contained in the Stockholders Agreement and such breach has not been promptly cured after notice to the breaching Principal Stockholder; provided, however, that such breach shall be of the kind that denies West Marine the material benefits contemplated by the Stockholders Agreement.

     Except as set forth below, all fees and expenses incurred in connection with the Stockholders Agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

     If the Stockholders Agreement is terminated pursuant to the second sentence of Section 7.1 of the Stockholders Agreement and provided that West Marine is not then in material breach of its obligations under the Stockholders Agreement, then the Principal Stockholder whose breach of the Stockholders Agreement gives rise to such termination shall reimburse West Marine, within one (1) business day of West Marine's request therefor, for all West Marine Stipulated Expenses (if any of the DLJ Stockholders so breach the Stockholders Agreement, then all of such DLJ Stockholders shall be obligated, jointly and severally, to so reimburse West Marine). The foregoing notwithstanding, any amount payable to West Marine as described in this paragraph will be reduced by any amount actually received by West Marine pursuant to Section 7.3(b) of the Merger Agreement.


     In the event that following the receipt by E&B Marine of an Acquisition Proposal, either (i) West Marine terminates the Merger Agreement pursuant to
Section 7.1(d) or Section 7.1(j) thereof or (ii) E&B Marine terminates the Merger Agreement pursuant to Section 7.1(d) thereof, and in either such instance within six (6) months of such termination a Third Party Acquisition (as defined below) occurs, then the Principal Stockholders who breached their obligations under the Stockholders Agreement shall pay to West Marine, in immediately available funds and within one (1) business day of the consummation of such Third Party Acquisition, an amount equal to one million two hundred fifty thousand dollars ($1,250,000), less any amounts paid to West Marine in accordance with the provisions of the Stockholders Agreement described in the preceding paragraph and less any amounts paid to West Marine by E&B Marine pursuant to 7.3 of the Merger Agreement (the "Topping Fee"). The immediately preceding sentence notwithstanding, West Marine shall not be entitled to receive such Topping Fee if West Marine is paid a Termination Fee by E&B Marine as provided in the Merger Agreement. If there is more than one Principal Stockholder liable for the payment of the Topping Fee, each such Principal Stockholder shall be liable for its proportionate share of the Topping Fee based on its ownership of shares of E&B Marine Common Stock. The DLJ Stockholders are jointly and severally liable for each of the DLJ Stockholders' obligations described in this paragraph. The term "Third Party Acquisition" means the occurrence of any of the following events: (A) the acquisition of E&B Marine by merger or otherwise by any person (or any affiliate of such person) making an Acquisition Proposal prior to the Termination Date (other than West Marine, Merger Sub or any affiliate thereof)(a "Third Party"); (B) the acquisition by a Third Party of all or substantially all the assets of E&B Marine and its subsidiaries taken as a whole; or (C) the acquisition by a Third Party of more than fifty-percent (50%) of either the outstanding shares of E&B Marine Common Stock or the total voting power of E&B Marine.

     If the Stockholders Agreement is terminated by West Marine as provided in the second sentence of Section 7.1 of the Stockholders Agreement, notwithstanding the payment made to West Marine pursuant to Section 7.2 of the Stockholders Agreement, the breaching Principal Stockholder shall not be relieved from any liability to West Marine for breach of the Stockholders Agreement. If the Stockholders Agreement shall be terminated as a result of termination pursuant to Sections 7.1(d) or 7.1(f) of the Merger Agreement, any payment made to West Marine pursuant to Section 7.2(c) of the Stockholders Agreement shall be liquidated damages for loss of the bargain thereunder and shall be West Marine's sole and exclusive remedy in such event.

               PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
                                  (UNAUDITED)


     The Merger will be accounted for under the "purchase" method of accounting which requires the purchase price to be allocated to the acquired assets and liabilities of E&B Marine on the basis of their estimated fair values as of the date of acquisition. Consequently, upon consummation of the Merger, the combined company will establish a new accounting and reporting basis for the acquired assets and liabilities which will be reflected in the future consolidated financial statements of West Marine. The following pro forma combined condensed balance sheet as of March 30, 1996 (unaudited) and the pro forma combined condensed statements of income for the year ended December 30, 1995 (unaudited) and for the quarter ended March 30, 1996 (unaudited) (collectively, the "Pro Forma Financial Information") present the combined historical financial statements of West Marine and E&B Marine adjusted to give effect to the transaction on a pro-forma purchase accounting basis. The Pro Forma Combined Condensed Balance Sheet gives effect to the acquisition of E&B Marine as if it occurred on March 30, 1996, as applicable. The Pro Forma Combined Condensed Statements of Income give effect to the acquisition as if it occurred on January 1, 1995 and includes adjustments directly attributable to the acquisition and expected to have a continuing impact on the combined company. As the Pro Forma Financial Information has been prepared based on estimated fair values, amounts actually recorded may change upon determination of the total purchase price and additional analysis of individual assets and liabilities assumed. The Pro Forma Financial Information does not reflect an anticipated charge to West Marine's earnings of approximately $3.0 million to be taken by West Marine in connection with the Merger. See "Risk Factors--Merger Expenses."



     The Pro Forma Financial Information and related notes are provided for informational purposes only. The Pro Forma Financial Information presented is not necessarily indicative of the consolidated financial position or results of operations of West Marine as they may be in the future or as they might have been had the Merger been effected on the assumed dates. The Pro Forma Financial Information should be read in conjunction with the historical consolidated financial statements of West Marine, and the related notes thereto, which are incorporated by reference in this Proxy Statement/Prospectus, and the historical consolidated financial statements of E&B Marine, and the notes related thereto, presented elsewhere in this Proxy Statement/Prospectus. See "Consolidated Financial Statements of E&B Marine."

                          WEST MARINE AND E&B MARINE
               PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                     FOR THE YEAR ENDED DECEMBER 30, 1995
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                    Historical                Pro Forma
                              -----------------------  ------------------------
                              West Marine  E&B Marine  Adjustments     Combined
                              -----------  ----------  -----------     --------
Net Sales                        $224,204    $109,818  $               $334,022
Gross Profit                       64,216      29,339                    93,555
Selling general and
  administrative expenses          48,018      26,178    904 (a,b)       75,100
Interest expense                    1,379       1,492                     2,871
Provision for income taxes          5,844         650   (103)(c)          6,391
Net income                          8,975       1,019   (801)             9,193

Net income per share                 1.21        0.29                      1.14

Weighted average common
  and common equivalent
  shares outstanding                7,430       3,751                     8,039

Notes to Pro Forma Combined Condensed Statement of Income.
- ----------------------------------------------------------

The following adjustments represent those necessary to show how the purchase might have affected the historical consolidated financial statements had it been consummated at January 1, 1995.


a. Reflects additional amortization of goodwill ($613,000 for the year ended December 30, 1995) and lease rights ($300,000 for the year ended December 30, 1995) as if the acquisition of E&B Marine had occurred at the beginning of the period. Goodwill and favorable lease rights are amortized on a straight-line basis over forty years and seven years, respectively. Amortization expense recognized on a historical basis for intangible assets which were eliminated is also eliminated.
b. Adjusts depreciation and amortization calculated on a historical cost basis to reflect that which would have been calculated on a fair value basis.
c. Adjusts the historical tax expense to give effect of the pro forma adjustments discussed in a. and b. above.

                          WEST MARINE AND E&B MARINE
                  PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                MARCH 30, 1996
                                (IN THOUSANDS)
                                  (UNAUDITED)

                                 Historical                  Pro Forma
                           -----------------------  ------------------------------

                           West Marine  E&B Marine    Adjustments         Combined
                           -----------  ----------  ----------------      --------
ASSETS
Cash                          $    643     $   962   $                    $  1,605
Merchandise inventories         81,641      33,479     2,822 (d)           117,942
Other current assets             8,730       5,293     1,173 (b,f)          15,196
Property, plant and
  equipment                     18,770       6,011      (410)(c)            24,371
Other assets                       965       5,124    26,810 (a,b,f)        32,899
                              --------     -------   -------              --------
Total                         $110,749     $50,869   $30,395              $192,013
                              ========     =======   =======              ========

LIABILITIES AND
  STOCKHOLDERS' EQUITY
Current liabilities           $ 23,423     $22,482   $ 8,042 (g,f)        $ 53,947
Long-term debt                  18,820      18,194                          37,014
Deferred items                     778                   913 (f)             1,691
Stockholders' Equity            67,728      10,193    21,440 (e)            99,361
                              --------     -------   -------              --------
Total                         $110,749     $50,869   $30,395              $192,013
                              ========     =======   =======              ========

Notes to Pro Forma Combined Condensed Balance Sheet.
- ----------------------------------------------------

The following adjustments represent those necessary to allocate the purchase price paid to acquire E&B Marine, had the acquisition been consummated at March 30, 1996.


a. Records goodwill of $26.5 million and favorable lease rights of $2.3 million relating to the acquisition of E&B Marine.
b.   Eliminates $1.8 million of previously recorded intangible assets of E&B
     Marine.
c. Adjusts property, plant and equipment amounts to reflect estimated fair values as determined by West Marine based on appraisal and on an analysis of the individual assets acquired.
d. Adjusts inventory to amounts that reflect approximate fair value as determined by West Marine based on its analysis of the individual inventory items.
e. The value of West Marine Common Stock to be issued in the Merger, $31.6 million, is obtained by multiplying an assumed Exchange Ratio (0.15157) by the number of shares and options of E&B Marine Common Stock issued and outstanding immediately prior to the Effective Time of the Merger, and assumes a market value per share of West Marine Common Stock of $50.00.
     The historical equity of E&B Marine is eliminated.
f. Net current deferred tax assets of $800,000 and net long-term deferred tax liabilities of $700,000 acquired in the purchase are based upon the ability of West Marine to realize the associated benefits.
g. Adjusts liabilities assumed to their estimated fair values including: $1 million pension underfunding liability, reserve for store closures of $1.3 million, reserve for severance of $2.5 million and a liability for expenses to be incurred in connection with the Merger of $2.1 million.

                          WEST MARINE AND E&B MARINE
               PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                 FOR THE THREE MONTHS ENDED MARCH 30, 1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                            Historical                Pro Forma
                                      -----------------------  ------------------------
                                      West Marine  E&B Marine  Adjustments     Combined
                                      -----------  ----------  -----------     --------
Net Sales                                 $49,947     $19,205  $                $69,152
Gross Profit                               13,679       3,572                    17,251
Selling general and
  administrative expenses                  12,833       6,348    183 (a,b)       19,364
Interest expense                              292         461                       753
Provision (benefit) for income taxes          222      (1,295)   (26)(c)         (1,099)
Net income (loss)                             332      (1,942)   157             (1,767)

Net income (loss) per share               $  0.04     $ (0.49)                   $(0.21)

Weighted average common
  and common equivalent
  shares outstanding                        8,005       3,943                     8,614

Notes to Pro Forma Combined Condensed Statement of Income.
- ----------------------------------------------------------

The following adjustments represent those necessary to show how the purchase might have affected the historical financial statements had it been consummated at January 1, 1995.


a. Reflects additional amortization of goodwill ($166,000 for the quarter ended March 30, 1996) and lease rights ($82,000 for the quarter ended March 30, 1996) as if the acquisition of E&B Marine had occurred at the beginning of the period. Goodwill and favorable lease rights are amortized on a straight-line basis over forty years and seven years, respectively. Amortization expense recognized on a historical basis for intangible assets which were eliminated is also eliminated.

b. Adjusts depreciation and amortization calculated on a historical cost basis to reflect that which would have been calculated on a fair value basis.
c. Adjusts the historical tax expense to give effect of the pro forma adjustments discussed in a. and b. above.

                                  E&B MARINE

BUSINESS

     E&B Marine Inc. is engaged in the retail and mail-order merchandising of a wide variety of marine supplies and apparel to the recreational boating community. E&B Marine operates (as of May 10, 1996) 64 specialty stores in 18 states. E&B Marine is one of the leading specialty merchandisers of marine supplies and apparel in the United States.

     E&B Marine markets its products primarily to the recreational boating community through specialty stores and catalogs, which it distributes to known and prospective customers throughout the recreational boating community several times each year. E&B Marine's mail-order marketing program promotes its chain of specialty stores, which sell substantially the same marine products as are offered through E&B Marine's catalogs.

     E&B Marine offers over 14,000 brand-name and private label products. Additionally, E&B Marine fills special orders for non-stock merchandise to serve its customers' needs. E&B Marine currently operates under four store names, E&B, E&B/Bliss ("Bliss"), E&B/Goldbergs' ("Goldbergs'") and E&B/Boatgear ("Boatgear") in order to promote regional awareness and consumer name recognition. See "-- Properties" for more information concerning E&B Marine's retail locations. The "E&B" and "Bliss" symbols used by E&B Marine in its retail business are registered trademarks, and "E&B", "Bliss Marine" and "Goldbergs' Marine" are registered trade names.


     Products. E&B Marine markets and sells a broad range of marine supplies and apparel primarily for the recreational boating community. E&B Marine's specialty stores and catalogs offer national brand-name and private label products with a reputation for high quality and widespread consumer acceptance at low prices.

     Generally, the products distributed by E&B Marine are intended to serve the aftermarket for boating supplies. E&B Marine's product line includes ship-to-shore VHF radios, depth-finders, global positioning systems and other electronic equipment, life-saving and safety equipment, hardware, a wide assortment of paints and varnishes, rope and chain, anchors and mooring equipment, marine flotation products, pumps, sanitation equipment, galley equipment, boating shoes, foul weather gear and other clothing, sailing supplies and equipment, gift items, fishing accessories and related products. E&B Marine does not sell engines or boats, other than small outboard motors, inflatable boats and dinghies.

     Some of the products sold by E&B Marine are manufactured to its own specifications. E&B Marine's exclusive "SeaRanger", "SeaFit", "Bow t' Stern", "Blue Water" and "North Atlantic Trading Co." product lines consist of products manufactured domestically and internationally to E&B Marine's specifications. These product lines include private label electronics, rope, binoculars, cleaners, foul weather gear and other accessories. The products are of high quality and are sold at low prices made possible by direct sourcing.

     E&B Marine does not depend on any one supplier for any substantial part of its product line, and believes that alternate sources of supply are available for its products.

     Retail and Mail Order Operations. E&B Marine's marketing strategy emphasizes its low prices, shopping convenience through accessible store locations and catalog mailings, the broad selection of marine supplies and apparel, the general availability of products, the high quality of the products, knowledgeable sales personnel and the prompt shipment of orders.

     E&B Marine operates (as of May 10, 1996) a chain of 64 specialty stores in 18 states under the names E&B, Bliss, Goldbergs' and Boatgear. See "-- Properties" below. The standard prototype, or "conventional", specialty stores total 53 out of the 64 specialty stores. The total square footage of E&B Marine's conventional specialty stores ranges from 5,000 to 14,000; the average square footage is approximately 9,000 per store. E&B Marine's conventional specialty stores carry over 7,000 brand-name and private label products which are tailored to geographical and seasonal requirements.

     E&B Marine also has eleven stores with enlarged retail areas. E&B Marine's strategy is to utilize the increased square footage to enhance the assortment in its current product lines with emphasis on the expansion of the product offerings in the fishing equipment and accessories, and clothing categories. These stores have approximately 9,000 products available for their product mix with an average of 12,000 square feet of area.

     E&B Marine believes that the growth in its retail operations has been in part attributable to E&B Marine's mail-order marketing program. E&B Marine's catalogs are mailed throughout the United States and abroad several times each year. E&B Marine distributed over 2,500,000 mail-order catalogs in 1995. The 1996 master catalog consists of over 388 pages that picture and describe approximately 10,300 products and indicate E&B Marine's low prices.

     Each of E&B Marine's E&B seasonal catalogs are published with a catalog end date. However, E&B Marine continues to receive orders for many months after the catalog end date. These orders are processed, with price adjustments made to reflect prices in effect in subsequent seasonal catalogs. E&B Marine's mail-order catalogs are printed and distributed by commercial printers which produce similar publications for other mail-order merchandisers.

     E&B Marine's retail advertising primarily includes direct mail events, circulars and catalogs. In addition to its mail-order and retail promotions, E&B Marine advertises in boating magazines and local media, participates in boat shows and supports boating organizations and boating events.

     It is E&B Marine's policy to promote the prompt fulfillment of orders. E&B Marine currently provides seven days a week twenty-four hours a day telephone service for mail order. E&B Marine processes all catalog orders received by mail or telephone and replenishes inventories at the specialty stores from its Edison, New Jersey office and distribution facility.


     Merchandising Strategy. E&B Marine's merchandising strategy emphasizes value for the consumer. Value is delivered to the consumer by providing low prices with a guaranteed competitor price matching policy and shopping convenience through accessible store locations and catalog mailings. Additionally, the broad selection and general availability of high quality marine supplies and apparel coupled with knowledgeable sales personnel and the prompt shipment of orders are all important aspects of E&B Marine's merchandising strategy.

     A customer service optimization program has been installed, after extensive testing and training of all users. This computer driven program reviews historical sales data at each specialty store and, based on such data, forecasts customer traffic at specified time intervals. This program improves customer service at the specialty stores by allowing E&B Marine to tailor sales personnel schedules to customer shopping patterns.

     A key component in E&B Marine's merchandising strategy is its low-cost operations. E&B Marine believes its low-cost discipline provides it with a competitive advantage which will continue to further its position as one of the nation's leading specialty merchandisers of marine supplies and apparel.

     Inventories and Purchasing. It is E&B Marine's goal to offer a broad selection of marine supplies and apparel and to maintain adequate inventory levels of merchandise in its specialty stores to support anticipated sales. Additional inventories are maintained at E&B Marine's distribution center in Edison, New Jersey to fill mail and telephone orders generated by its catalogs and to replenish inventories at the specialty retail stores.

     E&B Marine enjoys substantial purchasing power due to its sales volume and is therefore able to obtain volume discounts from manufacturers, which allows it to market its products at a discount. Point-of-sale terminals are located in all stores to assist in daily sales analysis and inventory control on a company-wide basis.

     Purchasing of E&B Marine's products is performed by a staff of buyers and rebuyers at E&B Marine's administrative offices in Edison, New Jersey. Each buyer is responsible for several of E&B Marine's product categories. Two software systems have been developed and enhanced to assist in maintaining balanced inventory levels. A store replenishment system automatically distributes inventory to the stores based upon current and historical trends. A distribution replenishment system assists in re-ordering goods from vendors to maintain proper inventory levels. Most vendor shipments are made directly to E&B Marine's distribution center, unless it is advantageous to do otherwise.

     E&B Marine increases inventories prior to its Spring and Summer selling seasons, with the increase generally financed through short-term borrowings and credit advanced by suppliers on normal trade terms. E&B Marine believes that maintaining adequate inventory levels is important to its continuing ability to satisfy customer demands promptly.


     Credit Terms, Returns and Warranties. Substantially all of E&B Marine's sales are either for cash (including checks) or charged under American Express, MasterCard, Visa and Discover credit card plans. E&B Marine introduced a private label E&B credit card in 1995. A third party operates the card, granting credit to customers, and is fully responsible for credit risk. E&B Marine has a liberal return policy and assists customers with warranty claims.

     E&B Marine's policy is to ship catalog orders for credit card sales only after receiving credit authorization from the issuing bank. Customers are not charged on their credit card until the merchandise is shipped. E&B Marine's exposure for non-payment of credit card bills is minimal since authorization is obtained from the bank prior to billing the customer.


     Expansion, Relocation and Renovation. E&B Marine's strategy is to open specialty stores when it believes that demand in a particular location will support its operation. E&B Marine opened seven specialty stores in 1995. In 1996, three specialty stores were opened in Somers Point, New Jersey, New Bern, North Carolina and Smyrna, Georgia.

     E&B Marine has an ongoing program to remodel and relocate its specialty stores. E&B Marine believes that the updated presentation of merchandise enhances sales. In the last five years, over 80% of its stores are new or have been renovated or relocated. Three stores were relocated to what E&B Marine believes are more advantageous locations in 1995, and seven stores were renovated to update their merchandise presentation. See "-- Management's Discussion and Analysis of Financial Condition and Results of Operations" below.

     Recent Events. Effective December 22, 1995, E&B Marine amended its existing Credit Agreement to increase its bank facility to $23,000,000 and extend its maturity until May 31, 1998. Effective on May 6, 1996, E&B Marine amended its existing Credit Agreement to (i) temporarily increase the revolving credit portion of its bank facility from $17,000,000 to $20,000,000 through July 31,1996 and (ii) amend certain financial covenants. The facility now consists of a $20,000,000 revolving line of credit with the same terms and conditions as the prior $17,000,000 line (except for the extension of the maturity) and a $6,000,000 term loan which replaced existing term loans of $3,500,000 and $2,500,000. See "-- Management's Discussion and Analysis of Financial Conditions and Results of Operations" below.

     Competition. E&B Marine considers the most significant competitive factors in its retail business to be low prices, shopping convenience through accessible store locations and catalog mailings, the variety and availability of products, knowledgeable sales personnel, rapid and accurate fulfillment of orders and prompt customer service. At present, E&B Marine's principal competition is from other marine retail store chains and mail-order merchandisers of marine products and, to a lesser extent, from local and regional boat dealers. E&B Marine competes in certain markets with specialty stores similar to those of E&B Marine as well as with local marinas. In addition, with respect to sales of a limited group of its products, E&B Marine competes with large retailers and mail-order vendors of general merchandise. Many of these retailers and merchandisers generally have financial resources which are substantially greater than those of E&B Marine.

     E&B Marine is currently operating in a highly competitive environment. E&B Marine believes that, in general, its price structure, including the guaranteed competitor price matching policy, for the products it distributes compares favorably with the majority of its competitors. While certain of E&B Marine's retail competitors discount their prices on certain items more than E&B Marine does, E&B Marine believes that few of its retail competitors offer customer services which are comparable to those of E&B Marine in terms of speed, convenience, reliability, knowledge of products or professionalism.


     Personnel. As of May 4, 1996, E&B Marine had approximately 953 employees, of whom approximately 699 were employed in retail operations. On a full-time equivalent basis, E&B Marine employs approximately 698 persons. E&B Marine increases its retail personnel during the second and third quarters of each year to accommodate seasonal fluctuations in customer demand. E&B Marine's employees are not covered by a collective bargaining agreement. E&B Marine considers its relationship with its employees to be good.

     Properties. E&B Marine maintains its administrative offices and distribution center in Edison, New Jersey. The facility, which is leased, contains approximately 222,000 square feet of space of which approximately 33,000 square feet is office space and the remainder is warehouse space. The lease on the Edison facility expires on March 31, 1997 and E&B Marine has two renewal options for periods of two and three years. E&B Marine currently subleases 10,000 square feet of office space on a month to month basis.

     All of E&B Marine's specialty retail stores are in leased premises, with the exception of the Perth Amboy, New Jersey store, which is owned by E&B Marine. The leases (after giving effect to various renewal options exercisable by E&B Marine) expire between 1996 and 2016. E&B Marine expects to be able to renegotiate the leases expiring in 1996 on commercially reasonable terms or to relocate stores to new locations.

     For additional information concerning E&B Marine's leases at December 30, 1995, see Note 4 to the Notes to Consolidated Financial Statements of E&B Marine included elsewhere herein. E&B Marine considers its administrative offices, distribution center and retail stores to be adequate for E&B Marine's operations.

     The location of E&B Marine's specialty retail stores by state are (unless otherwise noted the following retail stores operate under the E&B name):

ALABAMA            FLORIDA (con't)        MASSACHUSETTS        NEW YORK
- -------            -------                -------------        --------
Mobile (3)         Pensacola(3)           Dedham(2)            Cheektowaga
                   Pompano Beach          Hyannis(2)           Garden City(2)
CONNECTICUT        Port Charlotte         Seekonk(2)           Huntington(2)
- -----------
Branford           Sarasota               Woburn(2)            New York(1)
Darien (2)         South Daytona                               Port Jefferson
Fairfield          St. Petersburg         MICHIGAN             West Islip(2)
                                          --------
                   Tallahassee            Eastpointe
FLORIDA            Tampa                  Grand Rapids         OHIO
- -------                                                        ----
Clearwater                                Taylor               Mentor
Crystal River      GEORGIA                                     North Olmsted
                   -------
Cutler Ridge       Doraville(3)           MISSISSIPPI
                                          -----------
Fort Myers         Savannah               Biloxi(3)            PENNSYLVANIA
                                                               ------------
Fort Walton(3)     Smyrna                                      Philadelphia(1)

Holiday                                   NEW HAMPSHIRE
                                          -------------
Hollywood          ILLINOIS               Portsmouth           SOUTH CAROLINA
                   --------                                    --------------
Jacksonville       Highland Park                               North Charleston
Jensen Beach       Villa Park             NEW JERSEY
                                          ----------
Lake Park                                 Eatontown            VIRGINIA
                                                               --------
Melbourne          MARYLAND               Lodi                 Glen Allen
                   --------
Miami (West)       Glen Burnie            Mount Laurel         Norfolk
Orange Park        Lanham                 Perth Amboy
Orlando            Rosedale               Somers Point         WISCONSIN
                                                               ---------
Panama City (3)                           Toms River           Greenfield

                                          NORTH CAROLINA
                                          --------------
                                          New Bern

(1) Operates under the E&B/Goldbergs' name.
(2) Operates under the E&B/Bliss name.
(3) Operates under the E&B/Boatgear name.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

     Results Of Operations.

     Year ended December 30, 1995 compared to year ended December 31, 1994.

     Consolidated net sales in 1995 were $109,818,000 compared to $101,752,000 in 1994, an increase of 7.9 percent. Sales in 1994 increased 9.7 percent from 1993 sales of $92,713,000.

     Retail store sales were $94,351,000 in 1995, an increase of 10.9 percent from 1994 sales of $85,110,000. Retail store sales in 1994 increased 11.1 percent from 1993 retail store sales of $76,635,000.

     Same store sales were $85,791,000 in 1995, an increase of 1.0 percent from 1994 same store sales of $84,962,000. Same store sales in 1994 increased 1.1 percent from 1993 same store sales. Same store sales represent stores which were open during twelve month comparative periods. Fiscal year 1994 contained 53 weeks.

     Mail-order sales were $15,467,000 in 1995, a decrease of 7.1 percent from 1994 sales of $16,642,000. Mail-order sales in 1994 increased 3.5 percent from 1993 sales of $16,078,000.

     The 1995 sales growth from the prior year is principally attributable to E&B Marine's continued program of opening new stores and renovating or relocating others. E&B Marine opened seven new stores in 1995, renovated seven and relocated three stores to what E&B Marine believes are more advantageous locations. The 1994 sales growth from the prior year is principally attributable to new store openings and store relocations and renovations. E&B Marine opened six stores in 1994. Additionally, five stores were renovated and four stores were relocated to what E&B Marine believes are more advantageous locations. Same store sales were largely affected by a large number of competitor retail store openings in areas where E&B Marine operates.

     E&B Marine's gross profit margin was 26.7%, 27.4% and 28.5% of sales in the fiscal years ended 1995, 1994 and 1993, respectively. The decrease in margin in 1995 and 1994 from the respective prior year reflected increased sales of merchandise with lower margins. Additionally, in 1995, the decreased margin reflects the increased occupancy costs, which are included in cost of goods sold, attributable to the opening of the new retail stores and E&B Marine's lower pricing response to competitive pressures.

     Selling, general and administrative expenses in 1995 were $24,675,000, an increase of $2,494,000 from 1994. 1994 selling, general and administrative expenses increased $1,248,000 from 1993. The increase in selling, general and administrative expenses in 1995 and 1994 from the prior years are principally due to expenses relating to store relocations, renovations and new store
openings.   Selling, general and administrative expenses as a percentage of net sales were 22.5 percent in 1995, 21.8 percent in 1994 and 22.6 percent in 1993.

     Interest expense was $1,492,000 in 1995, an increase of $310,000 from 1994. Interest increased over the prior year due to increased interest rates and increased debt. Interest expense in 1994 increased $320,000 from 1993.
Although E&B Marine had lower borrowings in 1994, interest increased principally due to amortization of premium relating to E&B Marine's long-term debt in 1993.

     Effective December 27, 1992, E&B Marine adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109). The effects of adopting SFAS 109 were not material to the consolidated financial statements at December 27, 1992. During the third quarters of 1994 and 1993, E&B Marine reduced the valuation allowance on the deferred tax asset by $2,500,000 and $2,000,000, respectively, attributable to E&B Marine's strong operating performance, resulting in an income tax benefit. At December 30, 1995, net operating loss carryforwards available in future years are $8,300,000. Certain net operating loss carryforwards of E&B Marine will be limited for future utilization as a result of a 1989 restructuring of E&B Marine. See Note 6 to the Notes to Consolidated Financial Statements of E&B Marine.


     Quarter ended March 30, 1996 compared to quarter ended April 1, 1995


     Consolidated net sales for the three month period ended March 30, 1996 were $19,205,000 an increase of $74,000 or 0.4 percent from sales of $19,131,000 for the three-month period ended April 1, 1995.


     Retail store net sales were $16,446,000 for the three-month period ended March 30, 1996, an increase of 3.3 percent from net sales of $15,925,000 in 1995. Sales in stores opened during comparable periods in 1996 and 1995 decreased 3.4 percent. The increase in sales in the retail stores is principally attributable to the seven retail stores opened after the first quarter of 1995.



     Mail order net sales were $2,759,000 for the three-month period ended March 30, 1996, a decrease of $447,000 or 13.9 percent compared to net sales of $3,206,000 for the three-month period ended April 1, 1995.


     Gross profit for the three-month period ended March 30, 1996 of $3,572,000 declined $624,000 or 14.9 percent as compared to the three-month period ended April 1, 1995. E&B Marine's first quarter gross profit margin in 1996 of 18.6 percent decreased 3.3 percentage points from 21.9 percent in the first quarter of 1995. The decrease in margin from the prior year reflects increased sales of merchandise with lower margins, increased occupancy costs, which are included in cost of goods sold, attributable to the opening of new retail stores and E&B Marine's response to competitive pressures.


     Selling, general and administrative expenses increased $470,000 or 8.7 percent from the previous year. As a percentage of sales, selling, general and administrative expenses increased from 28.2 percent in 1995 to 30.5 percent in 1996. This increase reflects the fact that E&B Marine incurred operating expenses relating to the seven retail stores opened after the first quarter of 1995.


     E&B Marine's effective income tax rate for the first quarter of 1996 was consistent with the first quarter of 1995.


     Interest expense increased to $461,000 in 1996 from $400,000 in 1995. E&B Marine incurred an increased level of borrowings in 1996, offsetting a slightly decreased rate on interest from the first quarter of 1995. See "--Liquidity and Capital Resources" below for further discussion.

     The loss for the three-months ended March 30, 1996 was $1,942,000 compared to the loss at April 1, 1995 of $1,128,000.

     Financial Condition. The ratio of current assets to current liabilities was 2.8 to 1.0 in 1995 compared to 2.1 to 1.0 in 1994. The ratio of debt to equity, which includes both short-term and long-term debt, increased from 1994 due to lower income from operations and the increase in debt used to finance new and renovated stores. E&B Marine's short-term and long-term debt totalled $16,371,000 at the end of 1995 compared to $13,245,000 at the end of 1994. E&B Marine's credit facility was recently amended. See "--Credit Agreement" below.


     Credit Agreement. Effective June 6, 1994, E&B Marine entered into a credit agreement (the "Credit Agreement") with UJB for the purpose of refinancing all of its existing bank and institutional debt and providing working capital. The Credit Agreement provided for, among other things, a credit facility (the "New Facility") which consists of (i) a $15,000,000 revolving credit facility, (ii) a $500,000 letter of credit facility, (iii) a $3,500,000 term loan and (iv) a $500,000 equipment loan facility.

     In 1995, the New Facility was amended to include an additional $2,500,000 secured loan facility due on March 15, 1996. On December 22, 1995, the New Facility was further amended to provide for: (i) a $17,000,000 revolving credit facility; (ii) a $6,000,000 term loan; both facilities carry a due date of May 31, 1998. E&B Marine's $23,000,000 credit facility will be employed for working capital and to further New Store openings, renovations and relocations. Effective May 6, 1996, the New Facility was further amended to (i) temporarily increase its revolving credit facility from $17,000,000 to $20,000,000 through July 31, 1996 and (ii) amend certain financial covenants. The funds from the increased availability under E&B Marine's revolving line of credit will be used
primarily to purchase inventory to enhance product assortment.   See "--
Retail Stores" below. The New Facility is collateralized on a first priority basis by substantially all of the assets of E&B Marine.


     Retail Stores. E&B Marine operated 61 stores at December 30, 1995. Seven stores were opened in 1995. Three stores were opened in 1996 (as of May 10, 1996). Additionally, E&B Marine relocated three stores, renovated seven stores and closed one store.

     The total square footage of E&B Marine's stores range from 5,000 to 14,000; the average square footage is approximately 9,000 per store. 1996 stores will be 8,000 to 9,000 square footage.

     E&B Marine's typical stores carry over 7,000 brand name and private label products which are tailored to geographical and seasonal requirements. Larger stores carry over 9,000 products. Additional products are available through the mail-order catalog and special order departments. E&B Marine's strategy is to increase the assortment of marine products with special emphasis on fishing and clothing categories.

     Liquidity and Capital Resources. E&B Marine's working capital at December 30, 1995 and December 31, 1994, was $18,327,000 and $13,047,000, respectively.
The increase in working capital was mainly attributable to the refinancing of E&B Marine's bank debt in June 1994 (see "--Credit Agreement" above) and increased inventory levels. The New Facility provides E&B Marine with increased available borrowing levels and extended maturity dates. E&B Marine increased its inventory as a result of increases in its product assortment and to accommodate store openings. Inventory levels will continue to increase as the number of retail stores expand (see discussion above). Cash used in investing activities is primarily used for E&B Marine's retail store expansion and renovation program. Cash used in financing activities reflects the payments on the revolving line of credit and debt agreements.


     E&B Marine's working capital at March 30, 1996 and December 30, 1995 was $17,252,000 and $18,327,000, respectively. The decrease in working capital was mainly attributable to increased borrowing under the revolving line of credit and increased accounts payable to finance increased inventory levels. E&B Marine increased its inventory to prepare for its peak selling season to increase its product assortment and to accommodate store openings.

     E&B Marine believes that its working capital and credit facility will be adequate to meet its 1996 identifiable working capital requirements including principal payments on debt.

     In 1995, total outstanding borrowings peaked at $18,508,000 and total weighted average borrowings were $15,121,000 compared to $15,867,000 and $12,140,000, respectively, in the prior year. E&B Marine's $17,000,000 line of credit is expected to be adequate to meet the peak seasonal requirements in 1996. See Note 3 to the Notes to Consolidated Financial Statements of E&B Marine.

     Total weighted average borrowings were $19,467,000 and $16,395,000 in the first quarter of 1996 and 1995, respectively, and the weighted average interest rate was 9.6 percent and 9.8 percent in the first quarters of 1996 and 1995, respectively.


     Cash flow from operations combined with its available line of credit are also expected to provide E&B Marine with necessary funds for planned capital expenditures. These expenditures are estimated to be $3,000,000 in fiscal 1996 and primarily constitute expenditures for store relocations and remodelings and the currently planned opening of five new retail stores.


     At May 9, 1996, E&B Marine had $14,795,856 outstanding under its revolving line of credit. These borrowings occurred during E&B Marine's low sales period and during the time when E&B Marine builds its inventory levels for its peak selling seasons.

     Recently Issued Accounting Standards. E&B Marine has not adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to Be Disposed Of" (SFAS 121). SFAS 121 was issued in March 1995 and is effective for fiscal years beginning after December 15, 1995. E&B Marine believes that the adoption of this accounting standard will not have a material effect on E&B Marine's consolidated financial position or results of operations. E&B Marine has not adopted Statement of Financial Accounting Standards No. 123, "Accounting for Stock-based Compensation" (SFAS 123). SFAS 123 was issued in October 1995 and is effective for financial statements for fiscal years beginning after December 15, 1995. When adopted, certain disclosures are required for fiscal years that begin after December 15, 1994. SFAS 123 allows for alternative methods of accounting for stock-based compensation arrangements with employees. E&B Marine adopted SFAS 123 in the first quarter of 1996. In adopting SFAS 123, E&B Marine intends to continue to utilize the provisions of Accounting Principles Board Opinion No. 25 and, accordingly, the adoption of SFAS 123 will result in certain disclosures as to net income (loss) and per share amounts in the notes to the consolidated financial statements in E&B Marine's 1996 Annual Report.

MANAGEMENT

     Directors. Certain biographical information concerning the Directors of E&B Marine is set forth below. Such information was furnished by them to E&B Marine.

Name of Director           Age        Certain Biographical Information
- ----------------           ---        ---------------------------------
BRADFORD R. KLATT          42          President of Metropolis Equities, Inc., an investment firm, since June
(Class C Director)                     1988 and Partner of Roseland Property Company since 1993.  Prior to that,
                                       Mr. Klatt served as a Vice President of Goldman Sachs & Co., an investment banking firm, from 1984 to 1988.  Director of E&B
                                       Marine since April 1989.

RICHARD E. KROON           53          Managing Partner of the Sprout Group, a private equity firm, and
(Class C Director)                     President and Chief Executive Officer of DLJ Capital
                                       Corporation, the management company director of County Seat Holdings
                                       Inc., Loehmann's Holdings, Inc. and other private companies.  Director of E&B Marine since March 1989.

THEODORE A. PAMPERIN       55          Consultant and Chairman of American Catalog Partnerships since 1995.
(Class B Director)                     Mr. Pamperin was Executive Vice President of Hanover Direct, Inc., a
                                       direct mail company, from 1993 to 1995.  Prior to that, Mr. Pamperin served as Chairman of Tweeds, Inc., a direct mail apparel catalog, from 1986 to 1992 and as Executive Vice President and General
                                       Manager of J. Crew Outfitter, a direct mail apparel catalog, from 1981 through 1985.  Director of E&B Marine since April
                                       1989.

KENNETH G. PESKIN          56          Chairman  of  the Board and Chief Executive Officer of E&B Marine since
(Class B Director)                     November 1990.  Prior to joining E&B Marine, Mr. Peskin was employed by
                                       Supermarkets General Corporation from 1965 through September 1989.  He was Chairman and Chief Executive Officer from June 1987 to September
                                       1989 and President and Chief Executive Officer of the Pathmark Division
                                       from June 1986 to June 1987.

WILLIAM V. ROBERTI         49          President and Chief Executive Officer of Plaid Clothing Group Inc. since
(Class A Director)                     May  1995.  Plaid Clothing Group filed for reorganization under
                                       Chapter 11 of the Federal Bankruptcy Codes on July 12, 1995.  Visiting
                                       Professor at Sacred Heart University in Fairfield, Connecticut since
                                       January 1995.  Mr. Roberti served as President and Chief Executive
                                       Officer of Brooks Brothers, a men's and women's specialty retailer, from January 1990 to December 1994 and President and Chief

                                                           Operating Officer from May 1987 to January 1990. Prior to that, Mr.
                                                           Roberti was employed by Zale Corporation, a jewelry specialty retailer, from 1984 to 1987.  Mr. Roberti is a director of Pivot
                                                           Rules, a privately held golf apparel company, and Plaid Clothing
                                                           Group, Inc.  Director of E&B Marine since May 1993.

JOHN H. WEILAND                                40          Group Vice President of C.R. Bard, Inc. since March 1996.  Prior to that,
(Class B Director)                                         Mr. Weiland was Senior Vice President of The North America Group,
                                                           Dentsply International Inc., a manufacturer of dental supplies, from
                                                           1991 to March 1996.  Prior to that, Mr. Weiland served as President and Chief Executive Officer of Pharmacia Diagnostics Inc., from 1989 to 1991 and as Vice President--General Manager of Baxter International--
                                                           Scientific Products Division from 1988 to 1989.  Mr. Weiland was a White
                                                           House Fellow from 1987 to 1988 and Vice President East American
                                                           Scientific Products Division of Baxter Healthcare Corporation prior to
                                                           1987.  Director of E&B Marine since October 1986.

     During the fiscal year ended December 31, 1995, the E&B Marine Board met six times. Each of the persons named in the table above attended at least 75% of the meetings of the E&B Marine Board and of each committee of the E&B Marine Board on which such person served which were held during the time that such person served, except for Mr. Klatt who attended at least 66% of such meetings of the E&B Marine Board.


     Executive Officers. The following sets forth for each current executive officer of E&B Marine (based upon information supplied by each of them) his name, age, positions with E&B Marine, principal occupation and business experience for the past five years and prior service with E&B Marine:

     Name                                      Position with E&B Marine                                        Age
     ----                                      ------------------------                                        ---
Kenneth G. Peskin                              Chairman of the Board and                                        56
                                               Chief Executive Officer

James D. Peters                                President and
                                               Chief Operating Officer                                          47

Walfrido A. Martinez                           Senior Vice President and                                        56
                                               Chief Financial Officer

Robert G. Defonte                              Senior Vice President, Merchandising                             45
                                               and Secretary

Patrick J. Melli                               Senior Vice President, Inventory                                 51
                                               Management and Information Services

Officers serve at the discretion of the Board of Directors.

     Kenneth G. Peskin has been Chairman of the Board and Chief Executive Officer of E&B Marine since November 1990. Prior to joining E&B Marine, Mr. Peskin was employed by Supermarkets

General Corporation from 1965 through September 1989. He was Chairman and Chief Executive Officer from June 1987 to September 1989 and President and Chief Executive Officer of the Pathmark Division from June 1986 to June 1987.


     James D. Peters has been President and Chief Operating Officer of E&B Marine since July 1995. From 1990 to 1995, Mr. Peters was Senior Vice President, Merchandising at Sportmart Inc. Prior to that, he was Vice President, Merchandising at Things Remembered, a division of Cole National from 1984 to 1990.


     Walfrido A. Martinez has been Senior Vice President of E&B Marine since March 1993 and Chief Financial Officer of E&B Marine since March 1992. Mr. Martinez joined E&B Marine in April 1991 as Vice President, Controller and Assistant Treasurer. From 1989 to 1991, Mr. Martinez served as Vice President and Controller for Piser Industries Inc. Mr. Martinez joined the workout management team of Crazy Eddie, Inc. as controller from August 1988 through May 1989. Prior to Crazy Eddie, Inc., Mr. Martinez served in a variety of positions at B. Altman & Co. from 1962 through 1988, lastly as Vice President, Controller and Chief Financial Officer.


     Robert G. Defonte has been Senior Vice President, Merchandising of E&B Marine since July 1984, Secretary of E&B Marine since December 1982 and served as a Director of E&B Marine from August 1983 until March 1989. From December 1982 to July 1984, he was a Vice President of E&B Marine. He joined E&B Marine in 1974 and has served in various managerial capacities until his election to his present positions.


     Patrick J. Melli has been Senior Vice President, Inventory Management and Information Services of E&B Marine since March 1993. Mr. Melli had been Vice President--Management Information Systems from February 1991 to March 1993 and Director of Management Information Systems of E&B Marine from October 1990 to February 1991. In 1990, Mr. Melli was the Director of Circulation Systems Development at the New York Daily News newspaper. Prior to that he was Director of Management Information Systems with Crazy Eddie, Inc. from February 1987 to January 1990, and prior to that was the Manager of Information Systems with the Newark Star Ledger newspaper from March 1981 to November 1986.

     Committees of the Board of Directors. The E&B Marine Board has an Audit Committee, whose members currently are Messrs. Klatt, Roberti and Weiland, and a Compensation and Stock Option Committee, whose members currently are Messrs. Kroon, Klatt and Pamperin. The Audit Committee is authorized to review the results of auditors' examinations and make recommendations with respect to accounting practices and procedures and internal controls. The Compensation and Stock Option Committee is authorized to make recommendations to the E&B Marine Board regarding compensation to be paid to key employees of E&B Marine, administers E&B Marine's 1983 Stock Option Plan and determines the persons who are eligible to receive options thereunder, the number of shares to be subject to each option and the other terms and conditions upon which options under such plan are granted and made exercisable. The E&B Marine Board does not have a Nominating Committee.


     During the fiscal year ended December 30, 1995, the Audit Committee did not meet and the Compensation and Stock Option Committee met two times.

     E&B Marine's Restated Certificate of Incorporation contains a provision, authorized by Delaware Law, which eliminates the personal liability of a director of E&B Marine to E&B Marine or to any of its stockholders for monetary damages for a breach of his fiduciary duty as a director, except in the case where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware Law, or obtained an improper personal benefit.


     Section 16(a) Reporting Requirements. Section 16(a) of the Exchange Act requires E&B Marine's directors and executive officers, and persons who own more than ten percent of E&B Marine's Common Stock, to file with the Commission initial reports of ownership and reports of changes in ownership of E&B Marine Common Stock. Officers, directors and greater than ten percent stockholders are required by Commission regulations to furnish E&B Marine with copies of all Section 16(a) reports they file.

     To E&B Marine's knowledge, based solely on a review of the copies of such reports furnished to E&B Marine and representations that no other reports were required, during the fiscal year ended December 30, 1995 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were met, except for the Trustees of General Electric Pension Trust who reported a transaction one month late.

DIRECTOR AND EXECUTIVE COMPENSATION

     Executive Compensation. The following table sets forth information concerning the compensation during the fiscal years ended December 30, 1995, December 31, 1994, and December 25, 1993 to the Chief Executive Officer and the four other most highly compensated executive officers of E&B Marine whose total annual salary and bonus for the year ended December 30, 1995 exceeded $100,000.


                          SUMMARY COMPENSATION TABLE


                                                              ANNUAL                      LONG TERM
                                                           COMPENSATION                 COMPENSATION
                                                           ------------                 ------------
                                                                                  Options          All Other
                                       Fiscal                                     Granted          Compensation
Name and Principal Position            Year (1)       Salary          Bonus          #               (2)
- ---------------------------------------------------------------------------------------------------------------
Kenneth G. Peskin                       1995        $257,716               -       75,000             $172
Chairman of the Board and               1994         238,846               -            -              398
Chief Executive Officer                 1993         229,038        $115,000            -              996

James D. Peters                         1995         129,181               -      100,500                -
President and                           1994 (3)           -               -            -                -
Chief Operating Officer                 1993 (3)           -               -            -                -

Walfrido A. Martinez                    1995         120,625               -       12,000              165
Senior Vice President and               1994         113,462               -            -              383
Chief Financial Officer                 1993          98,750          33,000       18,750              516

Robert G. Dafonte                       1995         148,500               -       12,000              172
Senior Vice President,                  1994         150,240               -            -              398
Merchandising and Secretary             1993         143,625          45,705       12,500              768

Patrick J. Melli                        1995         115,625               -       12,000              161
Senior Vice President                   1994         109,615               -            -              373
Inventory Management and                1993          97,500          33,000       17,500              504
Information Services


(1)  The 1994 fiscal year contains 53 weeks.

(2) Consists of contributions made by E&B Marine on behalf of the executive officers to the Employee Stock Ownership Plan.

(3)  Mr. Peters was not an employee of E&B Marine during this period.

     See "--Employment Agreements" below for information concerning E&B Marine's Employment Agreement with its Chairman of the Board and its President.

     E&B Marine and its subsidiaries have a stock option plan, a profit sharing plan, a defined benefit plan, a bonus plan and customary medical and group life insurance programs.


     Director Compensation. E&B Marine pays an annual fee of $6,000 for directors (other than employees) and a fee of $1,000 for each meeting of the E&B Marine Board attended, together with reasonable travel and other expenses incurred in connection with such attendance.

     Option Grants. The following table sets forth information concerning options to purchase E&B Marine Common Stock granted during the fiscal year ended December 30, 1995 to the executive officers named in the Summary Compensation
Table:

             OPTION GRANTS IN FISCAL YEAR ENDED DECEMBER 30, 1995

                               INDIVIDUAL GRANTS
                               -----------------

                                                          % of Total
                                         Options        Options Granted
                                         Granted        to the Employees      Exercise      Expiration         Grant Date
Name and Principal Position                (#)           In Fiscal Year        Price           Date            Value (1)
- ---------------------------              -------         -------------        --------      ----------         ---------
Kenneth G. Peskin
Chairman of the Board and
Chief Executive Officer                   75,000 (2)          33.3%            $7.50       June 1, 2004        $125,250

James D. Peters
President and
Chief Operating Officer                  100,500 (3)          44.6%            $5.50      July 24, 2005         151,755

Walfrido A. Martinez
Chief Financial Officer,
Senior Vice President and
Controller                                12,000 (4)           5.3%            $7.50      Feb. 15, 2000           4,800

Robert G. Defonte
Senior Vice President,
Merchandising and Secretary               12,000 (4)           5.3%            $7.50      Feb. 15, 2000           4,800

Patrick J. Melli
Senior Vice President, Inventory
Management and Information
Services                                  12,000 (4)           5.3%            $7.50      Feb. 15, 2000           4,800

(1) Options are valued using a Black-Scholes-based formula. However, options will have no realizable value unless, and then only to the extent that, the E&B Marine Common Stock price appreciates from the grant date to the exercise date.

(2) Exercisable in full on June 1, 2004, and subject to acceleration in 25,000 share annual installments for 1995, 1996 and 1997, contingent upon the achievement of certain performance goals by E&B Marine.

(3) Exercisable in five annual installments of 15,000 shares each commencing July 24, 1996 as well as exercisable in three 8,500 share annual installments for 1996, 1997 and 1998, contingent upon the achievement of certain performance goals by E&B Marine.

(4) Exercisable in full on November 15, 1999, and subject to acceleration contingent upon the achievement of certain performance goals by E&B Marine for fiscal 1995.


     Option Values. During the fiscal year ended December 30, 1995, Kenneth G. Peskin exchanged 25,000 options with an expiration date February 1, 2001 and an exercise price of $14.00 for 3,264 shares as part of the "Exchange Offer" (see
Note 7 to the Consolidated Financial Statements of E&B Marine) of E&B Marine. The following table sets forth information concerning the number and value of options held by the executive officers named in the Summary Compensation Table at December 30, 1995.


                      OPTION VALUES AT DECEMBER 30, 1995

                                                                                  VALUE OF THE UNEXERCISED
                                       NUMBER OF UNEXERCISED OPTIONS (1)          IN-THE-MONEY OPTIONS (2)
                                       ---------------------------------          ------------------------

Name & Principal Position               Exercisable       Unexercisable           Exercisable       Unexercisable
- -------------------------               -----------       -------------           -----------       -------------
Kenneth G. Peskin
Chairman of the Board and
Chief Executive Officer                   168,750            93,750               $253,125            $28,125

James D. Peters
President and
Chief Operating Officer                         0           100,500                      0                  0

Walfrido A. Martinez
Senior Vice President and
Chief Financial Officer                    13,875            23,125                  4,688              1,875

Robert G. Defonte
Senior Vice President,
Merchandising and Secretary                16,250            20,750                 10,000              2,500

Patrick J. Melli
Senior Vice President, Inventory
Management and Information
Services                                   14,500            22,500                  5,844              1,813

(1) All options to purchase E&B Marine Common Stock (other than 50,500 options held by James D. Peters, President and Chief Operating Officer of E&B Marine) will become exercisable in full on or prior to fifteenth day prior to the Effective Time. See "The Merger -- Interests of Certain Persons in the Merger."

(2) In-the-money options are those where the fair market value of the underlying E&B Marine Common Stock exceeds the exercise price of the option. The value of in-the-money options is determined in accordance with regulations of the Securities and Exchange Commission by subtracting the aggregate exercise price of the option from the aggregate year-end value of the underlying E&B Marine Common Stock.


     Retirement Plans. E&B Marine provides retirement benefits for employees of E&B Marine and its subsidiaries, including officers and directors who are employees, under three plans: the Profit Sharing

Plan (under Section 401(k) of the Code), the Employee Stock Ownership Plan ("ESOP") and the Defined Benefit Plan. The ESOP was terminated effective as of December 31, 1995. E&B Marine is in the process of performing the final allocation of shares as of December 31, 1995 and requesting a favorable letter of determination from the Internal Revenue Service in connection with the termination.

     The compensation of the executive officers of E&B Marine set forth in the Summary Compensation Table above is the current covered compensation of such executive officers under the Defined Benefit Plan. Messrs. Peskin, Peters, Martinez, Defonte and Melli have three, none, three, ten and three credited years of service under the Defined Benefit Plan, respectively. The Defined Benefit Plan is no longer available to any other employees of E&B Marine. The following table shows the estimated annual retirement benefit in the form of a life annuity under the Defined Benefit Plan for employees retiring at age 65 whose average annual compensation and years of participation at retirement would be in the classifications shown. The amounts shown in the table do not take into account the additional benefit determined by reference to E&B Marine Common Stock purchased under the Profit Sharing Plan or the offset for benefits payable under the ESOP.


                      ESTIMATED ANNUAL RETIREMENT BENEFIT
                      -----------------------------------

     AVERAGE ANNUAL                            YEARS OF SERVICE
                                               ----------------
      COMPENSATION                 10          15         20          25
     --------------                --          --         --          --
     $ 50,000                    $ 7,500     $11,250    $15,000     $18,750
      100,000                     15,000      22,500     30,000      37,500
      150,000                     22,500      33,750     45,000      56,250
      200,000                     22,500      33,750     45,000      56,250
      250,000                     22,500      33,750     45,000      56,250
      300,000                     22,500      33,750     45,000      56,250

     Employment Agreements. By agreement dated as of January 28, 1995, E&B Marine extended and amended the employment agreement between E&B Marine and Kenneth G. Peskin dated as of February 26, 1991. As extended and amended, this agreement (the "Employment Agreement") provides for, among other items, (i) the employment of Mr. Peskin as E&B Marine's Chairman and Chief Executive Officer until January 28, 1997 (with automatic one-year extensions of the term effective as of each anniversary of the date of the agreement unless either E&B Marine or Mr. Peskin gives a notice of non-extension at least ninety days prior to such anniversary), (ii) an annual base salary for 1995 of $240,000 and annual base salaries thereafter to be agreed upon by E&B Marine and Mr. Peskin, (iii) the payment of an annual cash bonus of 50% or more of base salary based upon the achievement by E&B Marine of certain performance goals for the applicable fiscal year, (iv) the grant to Mr. Peskin of options to purchase up to 187,500 shares of E&B Marine Common Stock at an exercise price of $2.00 per share, of which 168,750 are currently vested, (v) the grant to Mr. Peskin of options to purchase up to 75,000 shares of E&B Marine Common Stock at an exercise price of $7.50, vesting on June 1, 2004 but subject to accelerated vesting based upon the achievement by E&B Marine of certain performance goals during fiscal years 1995 through 1997, (vi) the grant to Mr. Peskin of additional options to purchase shares of E&B Marine Common Stock at an exercise price of $14.00 per share, with the number of shares subject to these options to be determined in accordance with a formula set forth in the Employment Agreement, which options were exchanged as part of the "Exchange Offer" (see Note 7 to the Consolidated Financial Statements of E&B Marine), (vii) certain rights of co-sale with respect to sales of E&B Marine Common Stock held by certain stockholders of E&B Marine, (viii) certain severance payments to Mr. Peskin of up to one year's base salary and bonus in the event of his death, disability or upon termination of the employment of Mr. Peskin under certain circumstances, (ix) an agreement by Mr. Peskin not to compete with E&B Marine for up to one year following termination, and (x) certain benefits for Mr. Peskin reasonably consistent with those offered to similar executives by companies which are substantially of the same size and economic condition as E&B Marine.

     E&B Marine has an employment agreement with James D. Peters which provides for, among other items (i) the employment of Mr. Peters as the President and Chief Operating Officer of E&B Marine for a three year period commencing in July 1995 at an annual base salary of $230,000 and at annual base salaries thereafter to be agreed upon by E&B Marine and Mr. Peters, (ii) the payment of cash bonuses of up to a maximum of 40% of base salary based upon the achievement by E&B Marine of certain performance goals and, (iii) the grant of options as of July 24, 1995 to purchase up to 75,000 shares of E&B Marine Common Stock at an exercise price of $5.50, with 15,000 of such options vesting annually for five years starting on July 24, 1996, (iv) certain severance payments to Mr. Peters of up to one year's base salary upon a termination without cause and (v) the grant of options as of July 24, 1995 to purchase up to 25,500 shares of E&B Marine Common Stock with 8,500 of such options vesting annually for three years provided E&B Marine achieves certain performance goals in each of the three years starting with fiscal year 1996.

     Performance Graph. The following graph compares the cumulative total return on E&B Marine Common Stock to the Standard and Poor's 500 Index and the
Russell 2000 Index. The graph assumes that $100 was invested in E&B Marine Common Stock and each Index on December 31, 1990 and that the dividends were reinvested.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
            AMONG E&B MARINE, S&P 500 INDEX AND RUSSELL 2000 INDEX

                        [PERFORMANCE GRAPH APPEARS HERE]

Measurement Period              E&B         S&P         RUSSELL
(Fiscal Year Covered)          MARINE     500 INDEX    2000 INDEX
- -------------------          ----------   ---------    ----------
Measurement Pt-  1990        $100           $100         $100
FYE   1991                   $ 80           $130         $148
FYE   1992                   $173           $140         $174
FYE   1993                   $399           $155         $206
FYE   1994                   $234           $157         $204
FYE   1995                   $117           $215         $260

     Report of the Compensation and Stock Option Committee. The Compensation and Stock Option Committee of the E&B Marine Board (the "Committee") determines the compensation arrangements for executive officers of E&B Marine. E&B Marine's philosophy and objectives in setting executive compensation are to offer competitive levels of compensation which will assist E&B Marine in attracting and retaining qualified executives, reward individual achievement and link executive compensation with E&B Marine's annual and long-term performance goals.

     The compensation program for E&B Marine's executives consists of base salary, an annual incentive bonus plan and stock options. E&B Marine's salary levels are intended to be competitive with those offered by companies in similar businesses and commensurate with the executive's level of responsibility. Salary adjustments, which are normally made annually, are determined by monitoring the overall financial performance of E&B Marine, the performance of the individual executive, as well as salaries at other companies of similar size.

     E&B Marine has an employment agreement with Kenneth G. Peskin, Chairman and Chief Executive Officer. Pursuant to this agreement, Mr. Peskin's annual base salary is subject to increases at the discretion of the E&B Marine Board based upon performance of E&B Marine and performance of the executive. Effective January 28, 1995, E&B Marine extended and amended Mr. Peskin's employment agreement to provide for, among other things, an annual base salary of $240,000. Salary increases of the other executive officers of E&B Marine are at the recommendation of the Chief Executive Officer based upon individual performance and E&B Marine performance.


     E&B Marine entered into an employment agreement with James D. Peters, President and Chief Operating Officer on July 24, 1995. Pursuant to this agreement, Mr. Peters' annual base salary is $230,000 for the first year of employment and is subject to modification as mutually agreed in June 1996. Salary increases of the other executive officers of E&B Marine are at the recommendation of the Chief Executive Officer based upon individual performance and company performance.

     E&B Marine's annual incentive bonus plan provides participating executives the opportunity to earn additional compensation based upon the achievement by E&B Marine of its annual financial plan. The financial plan, which is established at the beginning of each fiscal year by the E&B Marine Board after consultation with management, focuses on achievement of certain levels of cash flow from operating activities. Threshold and maximum levels are established around a mid-point target in order to create a range of cash flow that will be used to measure the potential award opportunity for each executive under the annual incentive bonus plan. A target bonus opportunity equal to a percentage of annual salary is established for each executive based on his or her level of responsibility, potential contribution to the success of E&B Marine and competitive considerations. Awards for senior management are dependent on achievement of E&B Marine goals. Awards to lower-level executives are in part based on E&B Marine performance and in part based upon individual or group performance as evaluated by the Chief Executive Officer. Based upon such bonus plan, no such bonuses were paid for the fiscal year ended 1995.

     E&B Marine periodically grants options to purchase E&B Marine Common Stock to its executive officers and other key employees. Stock option grants are intended to align the interests of E&B Marine's executive officers more closely with the interests of E&B Marine's stockholders by providing its executives and key employees who have substantial responsibility for the management and growth of

E&B Marine with an opportunity to profit from increases in the value of E&B Marine Common Stock. Options granted to senior management often provide for accelerated exercise upon the achievement of predetermined performance goals by E&B Marine. On July 24, 1995, pursuant to his employment agreement, Mr. Peters was awarded options to purchase 100,500 shares. Such options were granted with an exercise price equal to the market value of E&B Marine Common Stock on the date of grant and 75,000 of such options vest at a rate of 15,000 per year and 25,000 of such options vest upon the achievement by E&B Marine of certain performance goals during fiscal years 1996, 1997 and 1998.

                                     The Compensation and Stock Option
                                     Committee of the Board of Directors
                                          Bradford R. Klatt
                                          Richard E. Kroon
                                          Theodore A. Pamperin

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The stockholders (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who, to the knowledge of the E&B Marine Board, owned beneficially more than five percent of any class of the outstanding voting securities of E&B Marine as of January 1, 1996, each director and each executive officer named in the Summary Compensation Table of E&B Marine who beneficially owned shares of E&B Marine Common Stock and all directors and executive officers of E&B Marine as a group, and their respective stockholdings as of such date (according to information furnished by them to E&B Marine), are set forth in the following table. The following table also sets forth certain information regarding the shares of West Marine Common Stock anticipated to be received by such E&B Marine stockholders in the Merger based on their E&B Marine Common Stock ownership as of such date, and assuming (i) a total of 8,108,276 shares of West Marine Common Stock outstanding (which includes 7,510,496 shares outstanding on the Record Date and 597,780 shares to be issued upon consummation of the Merger assuming it occurred on the Record Date) and (ii) the Exchange Ratio is 0.15157. Except as indicated in the footnotes to the table, all of such shares are owned with sole voting and investment power.

                                           SHARES OF
                                    E&B MARINE COMMON STOCK                        SHARES OF
                                      OWNED BENEFICIALLY                    WEST MARINE COMMON STOCK
                                             AS OF              PERCENT         TO BE RECEIVED            PERCENT
NAME AND ADDRESS                        JANUARY 1, 1996        OF CLASS          IN THE MERGER           OF CLASS
- ----------------                  -----------------------      --------     ------------------------     --------
Sprout Growth L.P.                        760,854 (1)           19.3%             115,322                  1.4%
c/o Sprout Group
 277 Park Avenue
 New York, NY 10172

Sprout Capital V                          628,753 (1)           16.0%              95,300                  1.2%
 c/o Sprout Group
 277 Park Avenue
 New York, NY 10172

Trustees of General Electric
 Pension Trust                            395,944               10.0%              60,013                   (5)
 3003 Summer Street
 P.O. Box 7900
 Stamford, CT 06905

Kenneth G. Peskin                         505,625 (2)(3)        12.3%              76,637                   (5)
 201 Meadow Road
 Edison, NJ  08818

DLJ Capital Corporation                   217,441                5.5%              32,957                   (5)
 c/o Sprout Group
 277 Park Avenue
 New York, NY 10172

Robert G. Defonte                          19,651 (4)            (5)                2,978                   (5)
 201 Meadow Road
 Edison, NJ  08818

Bradford R. Klatt                          15,996 (6)            (5)                2,424                   (5)
 201 Meadow Road
 Edison, NJ  08818

Richard E. Kroon                                0 (7)            (5)                    0                   (5)
 c/o Sprout Group
 277 Park Avenue
 New York, NY  10172

Walfrido A. Martinez                       14,047 (8)            (5)                2,129                   (5)
 201 Meadow Road
 Edison, NJ  08818

Patrick J. Melli                           14,688 (9)            (5)                2,226                   (5)
 201 Meadow Road
 Edison, NJ  08818

Theodore A. Pamperin                       18,626                (5)                2,823                   (5)
 201 Meadow Road
 Edison, NJ  08818

                                           SHARES OF
                                    E&B MARINE COMMON STOCK                          SHARES OF
                                      OWNED BENEFICIALLY                    WEST MARINE COMMON STOCK
                                             AS OF              PERCENT         TO BE RECEIVED            PERCENT
NAME AND ADDRESS                        JANUARY 1, 1996        OF CLASS          IN THE MERGER           OF CLASS
- ----------------                  -----------------------      --------     ------------------------     --------
William V. Roberti                       2,500 (10)               (5)                   378                   (5)
 201 Meadow Road
 Edison, NJ  08818

John H. Weiland                          6,507                    (5)                   986                   (5)
 201 Meadow Road
 Edison, NJ  08818

All Directors and Executive
Officers as Group (11 persons)         597,449                  14.4%                90,555                  1.1%

(1) Richard E. Kroon, director of E&B Marine, is managing partner of the general partner of Sprout Growth, L.P. and of Sprout Capital V. DLJ Growth Associates and DLJ Associates V, is a general partner of Sprout Growth, L.P. and Sprout Capital V, respectively, and as such has shared voting and dispositive power with respect to such shares. Does not include: 83,832 shares beneficially owned by Sprout Growth, Ltd., of which Mr. Kroon is managing partner of the investment manager; 37,767 shares beneficially owned by DLJ Venture Capital Fund II, L.P., of which Mr. Kroon is a limited partner of the general partner; and 217,441 shares beneficially owned by DLJ Capital Corporation, of which Mr. Kroon is President and Chief Executive Officer (see footnote 7 below).

(2) Includes 168,750 shares issuable upon the exercise of presently exercisable options.

(3) Does not include 25,000 shares held by the ESOP, with respect to which Mr. Peskin and Mr. Martinez, as trustees, have shared voting and investment power.

(4) Includes 16,250 shares issuable upon the exercise of presently exercisable options.

(5)  Less than one percent.

(6) Does not include 19,151 shares beneficially owned by Metropolis Two Associates of which Mr. Klatt is a partner.

(7) Mr. Kroon disclaims beneficial ownership of the shares described in Footnote 1 above, except for specific individual partnership interests.

(8) Includes 13,875 shares issuable upon the exercise of presently exercisable options.

(9) Includes 14,500 shares issuable upon the exercise of presently exercisable options.

(10) Consists of 2,500 shares issuable upon the exercise of presently exercisable options.

                        ELECTION OF E&B MARINE DIRECTORS


     The persons named below are nominees for director to serve until the earlier of (i) the 1999 annual meeting E&B Marine stockholders and until their successors shall have been elected or (ii) the consummation of the Merger. Only the directors denominated as Class B directors will be elected at the E&B Marine Annual Meeting. This is in accord with E&B Marine's Restated Certificate of Incorporation, as amended, which provides for the division of the E&B Marine Board into three classes with the term of office of the Class B directors expiring at the E&B Marine Annual Meeting. The Class A and Class C directors were elected at the Annual Meetings of Stockholders held in 1992 and 1994, respectively. Except as provided above, directors in each class are elected to serve for a term of three years and until a successor shall have been chosen and qualified. If the number of directors on the E&B Marine Board is increased, the increase will be apportioned among the classes so as to make all classes as nearly equal in number as possible.

     In the absence of instructions to the contrary, shares of E&B Marine Common Stock represented by the proxy will be voted and the proxies will vote FOR the election of all such nominees to the Board of Directors. If any of such persons is unable or unwilling to be a candidate for the office of director at the dates of the E&B Marine Annual Meeting, or any adjournment thereof, the proxies will vote FOR such substitute nominee as shall be designated by the proxies. The management of E&B Marine has no reason to believe that any of such nominees will be unable or unwilling to serve if elected a director. Set forth below is certain information concerning the nominees which is based on data furnished by them.

                                    PRINCIPAL OCCUPATION OR          SERVED AS
NOMINEES FOR DIRECTOR    AGE     POSITION HELD WITH E&B MARINE     DIRECTOR SINCE
- ---------------------    ---     -----------------------------     --------------
Theodore A. Pamperin      55     Consultant and Chairman of             1989
                                 American Catalog Partnerships

Kenneth G. Peskin         56     Chairman of the Board & Chief          1990
                                 Executive Officer of E&B Marine

John H. Weiland           40     Group Vice President of                1986
                                 C.R. Bard, Inc

     For certain biographical information regarding the directors of E&B Marine and certain information regarding committees of the Board of Directors and director compensation, see "E&B Marine--Management" and "--Director and Executive Compensation."

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS


     The E&B Marine Board has selected KPMG Peat Marwick LLP to serve as independent auditors for the E&B Marine for the fiscal year ending December 28, 1996. The E&B Marine Board considers KPMG Peat Marwick LLP to be eminently qualified.

     Although it is not required to do so, the E&B Marine Board is submitting its selection of the E&B Marine's auditors for ratification at the E&B Marine Annual Meeting in order to ascertain the views of E&B Marine stockholders regarding such selection. If the selection is not ratified, the E&B Marine Board will reconsider its selection.

     The E&B Marine Board recommends that stockholders vote FOR ratification of the selection of KPMG Peat Marwick LLP to examine the financial statements of the E&B Marine for the E&B Marine's financial year ending December 28, 1996. It is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby in favor of such ratification unless otherwise instructed therein. However, if the Merger is approved at the E&B Marine Annual Meeting, KPMG Peat Marwick LLP will be dismissed at the time of the consummation of the Merger and the independent auditor selected by the West Marine Board, Deloitte & Touche LLP, will become the independent auditors of the combined company.

     A representative of KPMG Peat Marwick LLP will be present at the E&B Marine Annual Meeting with the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions.

                    DESCRIPTION OF WEST MARINE CAPITAL STOCK

     As of the date of this Proxy Statement/Prospectus, the authorized capital stock of West Marine consists of 20,000,000 shares of West Marine Common Stock and 1,000,000 shares of Preferred Stock, par value $0.001 per share ("West Marine Preferred Stock") of West Marine. West Marine's stockholders at their Annual Meeting of Stockholders on May 8, 1996 approved an amendment to West Marine's Certificate of Incorporation to increase the number of shares of West Marine's Common Stock by 30,000,000 shares. This amendment is expected to be filed with the Secretary of State of the State of Delaware on or about May 17, 1996. For a discussion of significant differences between West Marine's Certificate of Incorporation and Bylaws, as amended and restated, and E&B Marine's Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws, see "Comparison of the Rights of Holders of West Marine Common Stock and E&B Marine Common Stock."

COMMON STOCK

     As of the Record Date, there were 7,510,496 shares of West Marine Common Stock outstanding held of record by 142 stockholders. Holders of shares of West Marine Common Stock are entitled to one vote per share on all matters to be voted on by stockholders. Subject to the preferences that may be applicable to any outstanding West Marine Preferred Stock, holders of West Marine Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution, or winding up of West Marine, the holders of West Marine Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding West Marine Preferred Stock. Holders of West Marine Common Stock have no preemptive rights and have no rights to convert their West Marine Common Stock into any other securities. The outstanding shares of West Marine Common Stock are, and the West Marine Common Stock to be outstanding immediately following consummation of the Merger will be, validly issued, fully paid and nonassessable.

PREFERRED STOCK

     The West Marine Board has the authority to cause West Marine to issue up to 1,000,000 shares of West Marine Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series, without any further vote or action by the stockholders of West Marine. The issuance of West Marine Preferred Stock may have the effect of delaying, deferring or preventing a change in control of West Marine without further action by the stockholders of West Marine. The issuance of West Marine Preferred Stock could decrease the amount of earnings and assets available for distribution to the holders of West Marine Common Stock or could adversely affect the rights and powers, including the voting power, of the holders of the West Marine Common Stock. In certain circumstances, such issuance could have the effect of decreasing the market price of the West Marine Common Stock as of the date of this Proxy Statement/Prospectus, no shares of West Marine Preferred Stock were outstanding and West Marine has no present plans to issue any shares of West Marine Preferred Stock.

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

     West Marine is subject to the provisions of Section 203 of the Delaware Law. This statute generally prohibits, under certain circumstances, a Delaware corporation whose stock is publicly traded, from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless (i) the corporation has elected in its certificate of incorporation or bylaws not to be governed by this Delaware law (West Marine has not made such an election); (ii) prior to the time the stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction which resulted in the person becoming an interested stockholder, (iii) the stockholder owned at least 85% of the outstanding voting stock of the corporation (excluding shares held by directors who were also officers or held in certain employee stock plans) upon consummation of the transaction which resulted in a stockholder becoming an interested stockholder or (iv) the business combination was approved by the board of directors and by two-thirds of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder). An "interested stockholder" is a person who, together with affiliates and associates, owns (or any time within the prior three years did own) 15% or more of the corporation's outstanding voting stock. The term "business combination" is defined generally to include mergers, consolidations, stock sales, asset based transactions, and other transactions resulting in a financial benefit to the interested stockholder.

TRANSFER AGENT AND REGISTRAR

     The First National Bank of Boston serves as the transfer agent and registrar for West Marine's Common Stock.

                    COMPARISON OF THE RIGHTS OF HOLDERS OF
             WEST MARINE COMMON STOCK AND E&B MARINE COMMON STOCK

     As a consequence of the Merger, the stockholders of E&B Marine will become stockholders of West Marine. The following is a summary of material differences between the rights of holders of West Marine Common Stock and the rights of holders of E&B Marine Common Stock. As each of West Marine and E&B Marine is organized under the laws of Delaware, these differences arise from various provisions of West Marine's Certificate of Incorporation ("West Marine's Certificate of Incorporation") and By-laws ("West Marine's By-laws") and E&B Marine's Restated Certificate of Incorporation, as amended ("E&B Marine's Certificate of Incorporation"), and Amended and Restated By-laws ("E&B Marine's By-laws"). An intended amendment to West Marine's Certificate of Incorporation to increase the number of authorized shares of West Marine Common Stock is described under "Description of West Marine Common Stock."

     The following summary does not purport to be a complete statement of the rights of E&B Marine's stockholders under E&B Marine's Certificate of Incorporation and E&B Marine's By-laws as compared with the rights of West Marine's stockholders under West Marine's Certificate of Incorporation and West Marine's By-laws, or a complete description of the specific provisions referred to herein. The summary is qualified in its entirety by reference to the governing corporate instruments, including the aforementioned instruments, of E&B Marine and West Marine.

     Classification of Board of Directors. Neither West Marine's Certificate of Incorporation nor West Marine's By-laws provide for the classification of the West Marine Board. E&B Marine's Certificate of Incorporation provides for the classification of the E&B Marine Board into three classes, with directors serving staggered three-year terms.

     Stockholder Approval of Certain Business Combinations. E&B Marine's Certificate of Incorporation provides that the affirmative vote of not less than 80% of the outstanding shares of E&B Marine's voting capital stock shall be required to approve any merger or consolidation of E&B Marine or a subsidiary thereof with or into a Related Person (as defined in E&B Marine's Certificate of Incorporation), certain dispositions of assets to Related Persons, certain issuances or transfers by E&B Marine or a subsidiary thereof of securities of such corporations to a Related Person, or any other Business Combination (as defined in E&B Marine's Certificate of Incorporation), except that any such Business Combination need not be so approved if: (1) a majority of E&B Marine's Board of Directors approved both the acquisition of E&B Marine capital stock by which the Related Person became a Related Person, and the Business Combination prior to the Related Person having become a Related Person, (2) the Business Combination is between E&B Marine and a wholly-owned subsidiary of E&B Marine, or (3) certain conditions of the Business Combination have been met relating to, among other things, the value of the consideration provided for such Business Combination by the Related Person, the timing of such Business Combination, the payment of dividends on E&B Marine's capital stock and the solicitation of a proxy to the E&B Marine securityholders by the Related Person in connection with the Business Combination.

     Neither West Marine's Certificate of Incorporation nor West Marine's By-laws contain similar provisions.

     Action of Stockholders by Written Consent. Pursuant to West Marine's By-laws, any action which may be taken at a meeting of West Marine's stockholders may be taken by written consent of the holders of West Marine's outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of such stock entitled to vote thereon were present and voted.

     E&B Marine's Certificate of Incorporation provides that, unless approved by a majority of E&B Marine Board, no action shall be taken by E&B Marine's stockholders except at an annual or special meeting of stockholders.

     Special Meetings of Stockholders. Pursuant to West Marine's By-laws, a special meeting of stockholders of West Marine may be called at any time by the Chairman of the Board, the President, the Board of Directors or at the request in writing of stockholders of West Marine holding not less than 10% of the outstanding capital stock of West Marine. E&B Marine's By-laws provide that a special meeting of the stockholders of E&B Marine may be called by the Board of Directors, the Chairman of the Board, the President or, if approved by the Board of Directors, by the holders of a majority of the outstanding capital stock of E&B Marine.

     Voting by Written Ballot. Pursuant to West Marine's Certificate of Incorporation and By-laws, all matters to be decided by stockholder vote at a meeting thereof shall be by voice or by ballot as the presiding officer at such meeting shall determine.

     E&B Marine's By-laws require that the election of directors be made by written ballot, while all other matters to be decided at the stockholders' meetings shall be made by written ballot only if demanded by the holders of a majority of the capital stock of E&B Marine represented in person or by proxy at such meeting.

     Preferred Stock. West Marine may issue West Marine Preferred Stock with such rights, privileges, restrictions and preferences as the West Marine Board may authorize from time to time. See "Description of West Marine Capital Stock-
- -Preferred Stock."

     E&B Marine may issue E&B Marine Preferred Stock with the rights, privileges, restrictions and preferences fixed by the E&B Marine Board, except that the following apply to each share of Preferred Stock issued by E&B Marine:
(i) upon the issuance of any series of E&B Marine Preferred Stock, E&B Marine shall execute a certificate setting forth the resolutions (including the designation, description and terms of such series) (the "Certificate of Designations") adopted by the E&B Marine Board with respect to such series of E&B Marine Preferred Stock, (ii) in the event of any liquidation, dissolution or winding up of E&B Marine, the holders of E&B Marine Preferred Stock are entitled to receive, prior to the distribution of E&B Marine's assets to any capital stock of E&B Marine more junior to such E&B Marine Preferred Stock, all amounts to be paid to such E&B Marine Preferred Stock pursuant to the Certificate of Designations of such E&B Marine Preferred Stock and all dividends accrued and accumulated but unpaid, (iii) the holders of each series of E&B Marine Preferred Stock shall be entitled to receive, when and as declared by the E&B Marine Board (but only out of funds of the dividends), such declared dividends within fifty days following the end of the quarter for which such dividends were declared,
(iv) in the case the stated dividends and the amounts, if any, payable upon liquidation, dissolution or winding up of E&B Marine are not paid in full to the respective shares of E&B Marine Preferred Stock, then prior to payment to any capital stock of E&B Marine more junior to such E&B Marine Preferred Stock, such E&B Marine Preferred Stock shall receive the sums which shall be payable on such E&B Marine Preferred Stock if all dividends were declared and paid in full and in any distribution of assets other than by way of dividends and (v) on all matters with respect to which holders of the E&B Marine Preferred Stock or series thereof are entitled to vote as a single class, each holder of E&B Marine Preferred Stock shall be entitled to one vote for each share held. Pursuant to the Certificate of Designation of Series A Preferred Stock and Series B Preferred Stock of E&B Marine, E&B Marine has designated certain rights, privileges, restrictions and preferences for such series of E&B Marine Preferred Stock. However, there are no shares of E&B Marine Preferred Stock outstanding on the date of this Proxy Statement/Prospectus and E&B Marine has no present plan to issue any shares of Preferred Stock.

     Compromises of Creditors or Stockholders and the Corporation. E&B Marine's Certificate of Incorporation provides that whenever a compromise or arrangement is proposed between E&B Marine and its creditors and/or its stockholders (or any class thereof), then at any court-ordered meeting of such creditors or stockholders, as the case may be, three-fourth in value or interest of the respective creditors or stockholders, as the case may be, may approve such compromise or arrangement. Upon such approval and the sanction of the applicable court of law, such compromise or arrangement shall be binding upon E&B Marine and its creditors or stockholders (or any class thereof), as the case may be.

     West Marine's Certificate of Incorporation and By-laws do not include similar provisions.

     Quorum of the Boards of Directors. A majority of West Marine's directors constitute a quorum for the transaction of business at any meeting of the West Marine Board, while one-third of the directors (but in no event fewer than two directors) of E&B Marine's Board of Directors is required to constitute a quorum.

     Vacancies on the Board of Directors. Pursuant to West Marine's By-laws, vacancies on the West Marine Board created by the removal of a director by the stockholders of West Marine may be filled by the majority vote of the remaining directors on West Marine's Board of Directors. E&B Marine's By-laws provide that such vacancies may be filled only by the vote of the stockholders of E&B Marine at the next meeting of such stockholders.

     Liability of Management; Indemnification. West Marine's Certificate of Incorporation provides that the liability of a director of West Marine to West Marine or its stockholders for monetary damages for breaches of fiduciary duty as a director shall be eliminated to the fullest extent permitted by Delaware Law. E&B Marine's Certificate of Incorporation similarly eliminates such director liability, except for liability (i) for any breach of the director's duty of loyalty to E&B Marine or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the unlawful payment of dividends or unlawful stock purchases under Section 174 of the Delaware Law or (iv) for any transaction from which the director derived any improper personal benefit.

     Both West Marine's By-laws and E&B Marine's Certificate of Incorporation provide for the indemnification of directors and officers of the respective corporations to the fullest extent authorized by Delaware Law. E&B Marine's Certificate of Incorporation also mandatorily extends this right of indemnification to all employees and agents of E&B Marine, whereas West Marine's By-laws provide that this right to indemnification may only be extended to employees and agents by action of the West Marine Board.

     Certain Amendments to Certificates of Incorporation. E&B Marine's Certificate of Incorporation requires the affirmative vote of at least eighty percent of the outstanding capital stock of E&B Marine to amend or repeal the portions of E&B Marine's Certificate of Incorporation relating to the division of the E&B Marine Board into three classes, the indemnification of directors, officers, employees and agents of E&B Marine, Business Combinations, stockholder action by written consent, amendment and repeal of E&B Marine's By-laws and ARTICLE FOURTEENTH of E&B Marine's Certificate of Incorporation requiring such supermajority votes.

     West Marine's Certificate of Incorporation or By-laws do not include provisions requiring a supermajority vote of the stockholders to amend or repeal portions of West Marine's Certificate of Incorporation.

     Amendments to By-laws. West Marine's Board of Directors and stockholders are authorized to alter, amend or repeal West Marine's By-laws or to adopt new By-laws. Pursuant to E&B Marine's Certificate of Incorporation and By-laws, E&B Marine's By-laws may be altered, amended or repealed, or new By-laws adopted, only by a majority of E&B Marine's Board of Directors or by the affirmative vote of at least eighty percent of E&B Marine's capital stock.

     West Marine's Certificate of Incorporation or By-laws do not include provisions requiring a supermajority vote of the stockholders to amend or repeal portions of West Marine's Certificate of Incorporation.


                                 LEGAL MATTERS

     Orrick, Herrington & Sutcliffe, San Francisco, California is acting as counsel for West Marine in connection with certain legal matters relating to the Merger Agreement and the transactions contemplated thereby, including the validity of the shares of West Marine Common Stock to be issued in connection with the Merger.

     O'Sullivan, Graev & Karabell, LLP, New York, New York is acting as counsel for E&B Marine in connection with certain legal matters relating to the Merger Agreement and the transactions contemplated thereby.

                                    EXPERTS

     The financial statements and the related financial statement schedule incorporated in this Proxy Statement/Prospectus by reference from West Marine's Annual Report on Form 10-K for the fiscal year ended December 30, 1995 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference and have been so incorporated in reliance on the reports of such firm, given on their authority as experts in accounting and auditing.

     The consolidated financial statements of E&B Marine and subsidiaries as of December 30, 1995 and December 31, 1994 and for each of the years in the three-year period ended December 30, 1995, have been included herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the December 30, 1995 consolidated financial statements refers to a change in the method of accounting for income taxes.

                                 OTHER MATTERS

     E&B Marine's Board does not intend to bring any matters before the Meetings other than those specifically set forth in the Notice of Annual Meeting and it does not know of any matters to be brought before the E&B Marine Annual Meeting by others. If any other matters properly come before the E&B Marine Annual Meeting, it is the intention of the persons named in the accompanying proxies to vote such proxies in accordance with the judgment of the E&B Marine Board.

                             STOCKHOLDER PROPOSALS

     The date by which stockholder proposals must be received by E&B Marine for inclusion in the Proxy Statement and Form of Proxy for its 1997 Annual Meeting of Stockholders is January 21, 1997. Such stockholder proposals should be submitted to E&B Marine, 201 Meadow Road, Edison, New Jersey 08818, Attention:
Secretary.

                             INDEX TO CONSOLIDATED
                      FINANCIAL STATEMENTS OF E&B MARINE


Independent Auditors' Report......................................... F-1

Consolidated Balance Sheets -- December 30, 1995 and
   December 31, 1994................................................. F-2

Consolidated Statements of Operations --
   Years Ended December 30, 1995, December 31, 1994
   and December 25, 1993............................................. F-3

Consolidated Statements of Stockholders' Equity (Deficit) --
   Years Ended December 30, 1995, December 31, 1994
   and December 25, 1993............................................. F-4

Consolidated Statements of Cash Flows --
   Years Ended December 30, 1995, December 31, 1994
   and December 25, 1993............................................. F-5


Notes to Consolidated Financial Statements........................... F-7

SCHEDULES:
- ----------

All financial statement schedules have been omitted because they are inapplicable or the information is provided in the financial statements, including the notes thereto.


Unaudited Consolidated Balance Sheet -- March 30, 1996............... F-20

Unaudited Consolidated Statements of Operations  --
   Three Months Ended March 30, 1996 and April 1, 1995 .............. F-21

Unaudited Consolidated Statements of Cash Flows --
   Three Months Ended March 30, 1996 and April 1, 1995 .............. F-22

Notes to Unaudited Consolidated Financial Statements ................ F-23

                         INDEPENDENT AUDITORS' REPORT



THE BOARD OF DIRECTORS AND SHAREHOLDERS
E&B MARINE INC.:

We have audited the consolidated financial statements of E&B Marine Inc. and subsidiaries as listed in the accompanying index. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of E&B Marine Inc. and subsidiaries at December 30, 1995 and December 31, 1994, and the results of their operations and their cash flows for each of the years in the three-year period ended December 30, 1995 in conformity with generally accepted accounting principles.

As discussed in note 1 to the consolidated financial statements, in 1993 the Company changed its method of accounting for income taxes.




                                                  KPMG PEAT MARWICK LLP


SHORT HILLS, NEW JERSEY
FEBRUARY 15, 1996

                       E&B MARINE INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                    DECEMBER 30, 1995 AND DECEMBER 31, 1994

DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS           1995             1994

- --------------------------------------------------------------------------------
    ASSETS
    Current assets:
       Cash and cash equivalents                      $   443          $   719
       Accounts receivable                                522              501
       Inventory                                       22,945           19,987
       Prepaid expenses                                 1,650              802
       Other current assets                             2,793            2,690

- --------------------------------------------------------------------------------
           Total current assets                        28,353           24,699

    Property, plant and equipment, net                  5,549            4,569
    Excess of cost over fair value of
     assets acquired, net of accumulated
     amortization of $801 and $730 in
     1995 and 1994, respectively                        2,041            2,112
    Other assets                                        1,848            2,613

- --------------------------------------------------------------------------------
    TOTAL ASSETS                                      $37,791          $33,993
- --------------------------------------------------------------------------------

    LIABILITIES AND SHAREHOLDERS' EQUITY

    Current liabilities:
       Current maturities of long-term debt           $   740          $ 1,282
       Accounts payable                                 5,766            6,370
       Accrued expenses                                 3,520            4,000
- --------------------------------------------------------------------------------
           Total current liabilities                   10,026           11,652

    Revolving line of credit                           10,168            9,427
    Long-term debt, less current maturities             5,463            2,536

    Shareholders' equity:

       Common stock - par value $.001 per
         share, authorized 10,000,000 and
         30,000,000 shares in 1995 and
         1994, respectively, issued
         4,019,650 and 3,783,349 in 1995
         and 1994, respectively                             4                4
       Additional paid-in capital                      21,799           21,002
       Accumulated deficit                             (7,481)          (8,500)
       Minimum pension liability
         adjustment                                      (104)               -
       Treasury stock - at cost                        (2,084)          (2,084)
       Value assigned to unearned compensation              -              (44)

- --------------------------------------------------------------------------------
           Total shareholders' equity                  12,134           10,378

- --------------------------------------------------------------------------------

    TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY        $37,791          $33,993
- --------------------------------------------------------------------------------

         SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                       E&B MARINE INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
    YEARS ENDED DECEMBER 30, 1995, DECEMBER 31, 1994 AND DECEMBER 25, 1993

DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS        1995          1994           1993
- --------------------------------------------------------------------------------------------------
    Net sales                                       $109,818      $101,752       $92,713

    Cost of goods sold excluding
      amortization and depreciation                   80,479        73,903        66,313

- --------------------------------------------------------------------------------------------------

             Gross profit                             29,339        27,849        26,400

    Selling, general, and administrative
     expenses                                         24,675        22,181        20,933

    Depreciation and amortization                      1,134         1,259         1,589

    Non-cash compensation expense                        369

- --------------------------------------------------------------------------------------------------

    Income from operations                             3,161         4,409         3,878

    Other income                                                                    (337)

    Interest expense                                   1,492         1,182           862

- --------------------------------------------------------------------------------------------------

    Income before income taxes                         1,669         3,227         3,353

    Income tax expense (benefit)                         650        (2,500)       (2,000)
- --------------------------------------------------------------------------------------------------

    Net income                                      $  1,019      $  5,727       $ 5,353

- --------------------------------------------------------------------------------------------------

    Per share amounts:

    Net income                                          $.29         $1.38         $1.34

    Weighted average number of
      shares outstanding                           3,751,000     3,692,000     3,717,000
- --------------------------------------------------------------------------------------------------

         SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                       E&B MARINE INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
    YEARS ENDED DECEMBER 30, 1995, DECEMBER 31, 1994 AND DECEMBER 25, 1993
- --------------------------------------------------------------------------------

(DOLLARS IN THOUSANDS)

                                                                                  MINIMUM                            VALUE
                                 COMMON STOCK          ADDITIONAL                 PENSION   TREASURY STOCK         ASSIGNED
                                 ------------                                               --------------
                                   NUMBER               PAID-IN   ACCUMULATED    LIABILITY     NUMBER             TO UNEARNED
                                 OF SHARES    AMOUNT    CAPITAL     DEFICIT     ADJUSTMENT   OF SHARES   AMOUNT  COMPENSATION  TOTAL
                                ----------------------------------------------------------------------------------------------------
Balance, December 26, 1992      14,978,374     $150     $20,745    ($19,580)                  (168,351)  ($1,747)    ($222)   ($654)


Net income                                                            5,353                                                   5,353

Earned compensation
   related to ESOP                                                                                                      89       89

Issuance of common stock            83,800        1          66                                                                  67

Exercise of stock options            4,000                    2                                                                   2

One-for-four reverse
   stock split: Effective
   December 9, 1993            (11,300,041)    (147)        147                                126,264                            0

Repurchase of treasury
   shares                                                                                      (37,500)     (337)              (337)


- ------------------------------------------------------------------------------------------------------------------------------------

Balance, December 25, 1993       3,766,133        4      20,960     (14,227)                   (79,587)   (2,084)     (133)   4,520

Net income                                                            5,727                                                   5,727

Issuance of common stock             4,576                   16                                                                  16

Earned compensation related
   to ESOP                                                                                                              89       89

Exercise of stock options           12,640                   26                                                                  26
- ------------------------------------------------------------------------------------------------------------------------------------

Balance, December 31, 1994       3,783,349        4      21,002      (8,500)                   (79,587)   (2,084)      (44)  10,378

Net income                                                            1,019                                                   1,019

Minimum pension
   liability adjustment                                                            (104)                                       (104)


Issuance of common stock           196,516                  679                                                                 679

Earned compensation related
   to ESOP                                                                                                              44       44

Exercise of stock options           39,785                  118                                                                 118

====================================================================================================================================

Balance, December 30, 1995       4,019,650       $4     $21,799     ($7,481)      ($104)       (79,587)  ($2,084)       $0  $12,134

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                       E&B MARINE INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
     YEARS ENDED DECEMBER 30, 1995, DECEMBER 31, 1994 AND DECEMBER 25,1993

- --------------------------------------------------------------------------------

(Dollars in thousands)                             1995        1994       1993

- --------------------------------------------------------------------------------
Cash flows from operating activities:

   Net income                                     $1,019     $5,727      $5,353

   Adjustments to reconcile net income
   to net cash (used in) provided by
   operating activities:

     Depreciation and amortization                 1,134      1,259       1,589
     Amortization of premium on debt                                       (284)
     Loss on disposal of fixed assets                  9         29          42
     Earned compensation related to ESOP              44         89          89
     Decrease (increase) in deferred tax asset       650     (2,500)     (2,000)

   Change in assets and liabilities net of
   non-cash transactions and acquisitions:

     (Increase) decrease in accounts receivable      (21)        31         351
     Increase in inventory                        (2,958)    (2,170)     (1,822)
     Increase in other current assets               (103)       (66)        (59)
     Increase in prepaid expenses                   (848)      (238)       (134)
     Decrease (increase) in other assets              83       (242)        266
     (Decrease) increase in accounts payable        (604)       789       1,467
     Decrease in accrued expenses                   (584)      (837)       (445)
     Decrease in other liabilities                                         (375)
- --------------------------------------------------------------------------------

Net cash (used in) provided by operating
  activities                                      (2,179)     1,871       4,038

- --------------------------------------------------------------------------------
Cash flows from investing activities:

   Proceeds from sales of property, plant and
     equipment                                                                4
   Purchases of property, plant and equipment     (2,020)    (1,967)       (973)
- --------------------------------------------------------------------------------
Net cash used in investing activities             (2,020)    (1,967)       (969)
Cash flows from financing activities :

  Borrowings under debt agreements                19,431      9,634      15,900
  Payments of debt                               (16,305)    (9,256)    (18,842)
  Stock, option and warrant transactions (net)       797         42        (268)
- --------------------------------------------------------------------------------
Net cash provided by (used in) financing
  activities                                       3,923        420      (3,210)

- --------------------------------------------------------------------------------
Net (decrease) increase in cash and
  cash equivalents                                  (276)       324        (141)

     Cash and cash equivalents at
       beginning of year                             719        395         536
- --------------------------------------------------------------------------------

     Cash and cash equivalents at
       end of year                                  $443       $719        $395

- --------------------------------------------------------------------------------
Interest Paid                                     $1,485     $1,117      $1,190
Income Taxes Paid                                    $87        $79         $94
- --------------------------------------------------------------------------------

See ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                       E&B MARINE INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    DECEMBER 30, 1995 AND DECEMBER 31, 1994
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     NATURE OF OPERATIONS - E&B Marine Inc. and subsidiaries (the "Company") operate in one business segment, the retail and mail-order merchandising of a wide variety of marine supplies and apparel to the recreational boating community. The Company's stores are primarily located in the eastern and southern United States and in the area of the Great Lakes. The Company's business is highly seasonal and susceptible to weather conditions and generates a significant portion of its annual sales and net income in the second and third quarters, the primary boating season in the Company's markets. The Company does not have any major customers and does not extend credit to its retail store or mail-order customers. The Company does not depend on any one supplier for a substantial part of its product line and believes that alternative sources of supply are available for its products.

     PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the ac counts of the Company and its wholly-owned subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation.

     CASH and CASH EQUIVALENTS - Cash equivalents are considered, in general, to be those se curities with maturities of three months or less when purchased.

     INVENTORY - Inventory is stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

     PROPERTY, PLANT and EQUIPMENT - Property, plant and equipment and leasehold improvements are carried at cost. Depreciation and amortization are computed using the straight-line method. When assets are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in operations for the period. The cost of maintenance and repairs is charged to operations as incurred; significant renewals and betterments are capitalized. Leasehold improvements are amortized over the life of the lease including renewal options which are probable of exercise, or the estimated useful lives of the related assets, whichever is shorter. Properties under capital leases are amortized on a straight-line basis over the related lease terms or the economic lives of the related assets, as appropriate.

     EXCESS OF COST OVER FAIR VALUE OF ASSETS ACQUIRED - The excess of cost over fair value of assets acquired is being amortized over a 40-year period using the straight-line method. The Company regularly assesses the recoverability of unamortized amounts of the excess of cost over fair value of assets acquired utilizing relevant cash flow and profitability information. The assessment of the recoverability of unamortized amounts will be impacted if estimated future operating cash flows are not achieved.

                       E&B MARINE INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    DECEMBER 30, 1995 AND DECEMBER 31, 1994
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (CONTINUED)


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     NET SALES - Net sales include all merchandise sold within the year less sales returns.

     RETAIL STORE EXPENSES - All pre-opening store expenses are expensed as incurred and store closing expenses are recognized when a decision is made to close a store.

     INCOME TAXES - Effective December 27, 1992 the Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS
109). The effects of adopting SFAS 109 were not material to the consolidated financial statements at December 27, 1992. The Company utilizes the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period of the event that included the enactment date. A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

     NET INCOME PER SHARE - Net income per share in 1995 is computed based on the weighted average number of common shares and common equivalent shares outstanding during the period in accordance with the modified treasury stock method through the date the outstanding options and warrants exceeded 20 percent of the Company's outstanding common stock, and in accordance with the treasury stock method thereafter. Under such approach approximately 417,000 incremental shares have been added to the weighted average number of shares outstanding, and net interest has been reduced by an aggregate of approximately $198. Net income per share in 1994 and 1993 is computed based on the weighted average number of common shares and common equivalent shares outstanding during the period, in accordance with the modified treasury stock method. Under such approach, in 1994 and 1993, respectively, approximately 750,000 and 830,000 incremental shares have been added to the weighted average number of shares outstanding, and net interest has been reduced by approximately $409 and $741.

     REVERSE STOCK SPLIT - On December 9, 1993, the Company effected a one-for-four reverse stock split. The par value of the Common Stock was reduced from $0.01 to $0.001 per share. Accordingly, all per share and stock option data have been restated to reflect the split.

                       E&B MARINE INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    DECEMBER 30, 1995 AND DECEMBER 31, 1994
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (CONTINUED)


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     REPORTING YEAR - The Company and its subsidiaries utilize a 52-53 week fiscal year ending on the last Saturday in the month of December. Fiscal year 1995 and 1993 contain 52 weeks; fiscal year 1994 contains 53 weeks.

     USE OF ESTIMATES - In conformity with generally accepted accounting principles, management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these consolidated financial statements. Actual results could differ from those estimates.

     FAIR VALUE OF FINANCIAL INSTRUMENTS - Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value Of Financial Instruments," requires disclosure of the fair value of certain financial instruments. Cash and cash equivalents, accounts receivable, accounts payable and accrued expenses are reflected in the consolidated financial statements at carrying value which approximates fair value because of the short-term maturity of these instruments. The carrying value of the Company's short- and long-term bank borrowings approximates the fair value based on the current rates available to the Company for similar instruments.

2.   PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following at:

                                                                     ESTIMATED
                                    DECEMBER 30,    DECEMBER 31,    USEFUL LIVES
                                       1995            1994            (YEARS)
- --------------------------------------------------------------------------------
Land                                   $100            $100
Building and improvements               474             474            10 - 35
Leasehold improvements                4,503           3,540             5 - 15
Furniture and equipment               7,795           8,222             3 -  7
Properties under capital leases         407             407                  7
- --------------------------------------------------------------------------------
                                     13,279          12,743
Less accumulated
depreciation and amortization         7,730           8,174
- --------------------------------------------------------------------------------
                                     $5,549          $4,569

================================================================================

Accumulated amortization on properties under capital leases was $102 at December 30, 1995 and $44 at December 31, 1994.

                       E&B MARINE INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    DECEMBER 30, 1995 AND DECEMBER 31, 1994
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (CONTINUED)

3.   FINANCING OBLIGATIONS

     Effective June 6, 1994, the Company refinanced all of its then existing bank and institutional debt. In connection therewith, the Company entered into a credit agreement with United Jersey Bank ("UJB"). The credit agreement provided for, among other things, a credit facility (the "New Facility") which consisted of (I) a $15,000 revolving credit facility, (ii) a $500 letter of credit facility, (iii) a $3,500 term loan and (iv) a $500 equipment loan facility. In 1995, the New Facility was amended to include an additional $2,500 term loan facility due March 15, 1996.

     The $15,000 revolving credit line facility provided for in the New Facility bears interest at a rate of 0.75 percent above the bank's prime rate. The $15,000 revolving credit line facility imposes certain restrictions on the borrowing base predicated on inventory levels, and is collateralized on a first priority basis by substantially all of the assets of the Company. Prior to June 6, 1994, the effective date of the New Facility, the Company's revolving credit line facility bore interest at a rate of one percent above the bank's prime rate, matured on December 31, 1995 and required a 30-day clean-down period.

     On December 22, 1995, the New Facility was further amended to include: (I) a $17,000 revolving line of credit with the same terms and conditions as the prior $15,000 line except for an extension of maturity; and (ii) a $6,000 term loan with an interest rate of 1.5 percent per annum above the prime rate which was used in part to repay the aforementioned $3,500 and $2,500 bank loans. Both facilities have a due date of May 31, 1998.

     At December 30, 1995 and December 31, 1994, the outstanding borrowings on the revolving line of credit were $10,168 and $9,427, respectively. The rate of interest at December 30, 1995 was 9.25 percent.

At December 30, 1995 and December 31, 1994, long-term debt consists of the following:

                                                   DECEMBER 30,    DECEMBER 31,
                                                      1995            1994
- --------------------------------------------------------------------------------
$3,500 term loan due December 31, 1997.
Interest is payable at 1.5 percent over
the bank's prime rate.                               $    -          $3,500

Capital leases due on various maturity
dates. Interest is payable at various fixed
rates.                                                  203             318

$6,000 term loan due May 31, 1998.
Interest is payable at 1.5 percent over
the bank's prime rate. As of December
 30, 1995, the rate of interest was 10.0 percent.     6,000               -
- --------------------------------------------------------------------------------

                                                      6,203           3,818

Less current maturities                                 740           1,282
- --------------------------------------------------------------------------------

                                                     $5,463          $2,536

- --------------------------------------------------------------------------------

                       E&B MARINE INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    DECEMBER 30, 1995 AND DECEMBER 31, 1994
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (CONTINUED)


3.   FINANCING OBLIGATIONS (CONTINUED)

     The New Facility is collateralized by substantially all assets of the Company. The terms of the New Facility (including the revolver) include certain restrictive covenants which provide, among other things, restrictions on the payment of dividends, and require the Company to meet certain financial ratios and amounts related to tangible net worth, debt and current ratio. In addition, there are limitations on capital expenditures and incurring additional indebtedness.

Minimum principal payments relating to the Company's long-term debt at December 30, 1995 are as follows:

             FISCAL YEAR                              TOTAL
             ----------------------------------------------
             1996                                      $740
             1997                                     1,663
             1998                                     3,800
             ----------------------------------------------
                                                     $6,203

             ==============================================

4.   COMMITMENTS AND CONTINGENCIES

     The Company leases stores and a warehouse facility under long-term lease agreements. These leases are classified as operating leases and expire in various years through 2005. They generally contain renewal options for periods ranging from two to ten years. On June 16, 1986, the Company entered into a five-year lease with four options totaling ten years for its Edison, New Jersey warehouse and office facilities. The Company has exercised an option on the Edison facility to extend the term of the lease to March 31, 1997.

                       E&B MARINE INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    DECEMBER 30, 1995 AND DECEMBER 31, 1994
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (CONTINUED)


4.   COMMITMENTS AND CONTINGENCIES (CONTINUED)

     Rental expense for all operating leases was $6,202, $5,210 and $4,567 in 1995, 1994 and 1993, respectively. The following is a schedule of future minimum lease payments, net of sublease income, for each of the next five years for operating leases (with initial or remaining terms in excess of one year):

                                                         MINIMUM
            YEAR                                      LEASE PAYMENTS
            --------------------------------------------------------
            1996                                         $7,315
            1997                                          5,812
            1998                                          5,071
            1999                                          4,255
            2000                                          2,423

     The Company entered into employment agreements with its Chairman of the Board and Chief Executive Officer and its President and Chief Operating Officer for four- and five-year periods initially ending in January 1995 and March 1997, respectively. Effective January 28, 1995, the Company's President and Chief Operating Officer resigned his positions. In addition, effective January 28, 1995, the Chairman of the Board and Chief Executive Officer amended his employment agreement. The amended agreement provides for, among other things, an extended term through January 28, 1997 and the grant of options to purchase 75,000 shares of Common Stock at an exercise price of $7.50. In July 1995, the Company entered into a three-year employment agreement with its new President providing for a grant of 100,500 options at an exercise price of $5.50.

     From time to time, the Company may be a party to various legal proceedings relating to the conduct of its business. In management's judgement, the consolidated financial position of the Company will not be affected materially by the outcome of any current legal proceedings or other contingent liabilities and commitments.

                       E&B MARINE INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    DECEMBER 30, 1995 AND DECEMBER 31, 1994
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (CONTINUED)


5.   PROFIT-SHARING AND PENSION PLANS

     Effective April 1, 1985 the Company adopted the E&B Marine Inc. Employee Stock Ownership Plan ("ESOP"). Under the Plan, the Company makes annual contributions to the Trust for the benefit of eligible employees. The contributions may be in the form of either cash or Common Stock of the Company. The amount of the annual contribution is at the discretion of the Board of Directors of the Company, except that the minimum amount must be sufficient to enable the Trust to meet its current obligations to the Company. Expenses relating to this plan were $44, $96 and $99 in 1995, 1994 and 1993, respectively. The amount due from the ESOP, which is considered unearned compensation, has been recorded as a separate reduction of shareholders' equity. In December 1995, the Board of Directors of the Company amended the ESOP, effective December 31, 1995. The amendment provided for no new entrants into the ESOP after 1995, full vesting of all participants as of December 31, 1995 and simplified the definition of compensation used in the allocation.

     The Company's profit-sharing plan and trust was amended and restated in 1994. The amended plan includes a provision for a company match of elective contributions made by plan participants; expenses totalled $164 and $78 in 1995 and 1994, respectively. The Company has not made any discretionary contributions to the profit-sharing plan in the years 1995, 1994 and 1993.

     In addition to the discretionary profit-sharing plan, a defined benefit plan was adopted and be came effective June 1, 1985. The minimum benefit contribution is calculated by the plan actuaries. The defined benefit plan provides a retiree with the excess, if any, of amounts required under the Company's pension formula over the value of the retiree's ESOP accounts converted to an annual retirement annuity. In addition, the defined benefit plan provides amounts necessary to cover a decrease, if any, in the value of the common stock purchased under the special arrangement. The value of the common stock is to be determined at the retirement date and computed to an annual retirement annuity. The defined benefit plan was amended, effective January 28, 1994, so that no further benefits will accrue after that date. A curtailment expense of approximately $96 was recorded in 1993. Statement of Financial Accounting Standards No. 87 requires recognition of a minimum pension liability to reflect the excess of accumulated benefits over the fair value of pension plan assets for defined benefit plans. As a result, in fiscal 1995, the Company recorded a minimum pension liability of $104.

                       E&B MARINE INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    DECEMBER 30, 1995 AND DECEMBER 31, 1994
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (CONTINUED)


5.   PROFIT-SHARING AND PENSION PLANS (CONTINUED)

The following table sets forth the funded status and amounts recognized by the Company relating to the defined benefit plan as of December 30, 1995, December 31, 1994 and December 25, 1993:

                                                   1995        1994      1993
- --------------------------------------------------------------------------------
Actuarial present value of benefit obligations:
Accumulated benefit obligation including
vested benefits of $1,957, $1,544 and $1,721
in 1995, 1994 and 1993, respectively.             $2,110      $1,649    $1,823
- --------------------------------------------------------------------------------
Projected benefit obligation for services
rendered to date.                                  2,110       1,649     1,823
Less: Plan assets at fair value, primarily
common stocks and U.S. government bond
commingled funds with the custodian.               1,937       1,612     1,660
- --------------------------------------------------------------------------------
Projected benefit obligation in excess
of plan assets.                                      173          37       163
Deferred gain (loss)                                (104)         54         -
Additional minimum liability adjustment              104           -         -
- --------------------------------------------------------------------------------
Accrued Pension Cost                                $173         $91      $163
- --------------------------------------------------------------------------------
Net pension cost for the fiscal years ended
1995, 1994 and 1993 include the following
components:
Future service cost                                    -         $35      $206
Interest cost on projected benefit obligation        134         131       139
Return on plan assets                               (355)         72      (116)
Net amortization and deferral                        227        (204)       29
Curtailment expense                                    -           -        96
- --------------------------------------------------------------------------------
Net Pension Cost                                      $6         $34      $354
- --------------------------------------------------------------------------------
Weighted average discount rate                      7.25%        8.5%      7.5%
Rate of increase in future compensation levels        N/A         N/A       N/A
Long-term rate of return on assets                   8.0%        8.0%      7.5%

                       E&B MARINE INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    DECEMBER 30, 1995 AND DECEMBER 31, 1994
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (CONTINUED)

6.        INCOME TAXES

     The Company had no current tax expense in 1995, 1994 and 1993 as a result of the utilization of net operating loss carryforwards. In 1995, the Company reduced its deferred tax asset and recognized $650 of deferred tax expense primarily for utilization of net operating loss carryforwards against current taxable income. During the third quarters of 1994 and 1993, the Company reduced its valuation allowance on the deferred tax asset by $2,500 and $2,000, respectively, attributable to the Company's strong operating performance, resulting in a credit to income tax expense.

The components of deferred taxes at December 30, 1995 and December 31, 1994 are as follows:

     Deferred Tax Asset:

                                                            1995           1994
                                                            ----           ----
     Inventory                                              $742           $732
     Employee benefit accruals                               261            339
     Intangible asset, basis difference                       --            120
     Restructuring reserves                                    8             67
     Net operating loss carryforwards                      3,323          4,021
     Other                                                    20             75

     Valuation allowance                                    (504)          (564)
                                                           -----          -----

     Deferred tax asset                                    3,850          4,790
                                                           -----          -----

     Deferred Tax Liability - excess of tax
     over financial statement depreciation                    --           (290)
                                                           -----          -----

     Net Deferred Tax Asset                               $3,850         $4,500
                                                          ======         ======

At December 30, 1995 and December 31, 1994, the net deferred tax asset is classified as follows:

       Other current assets                               $2,500         $2,500
       Other assets                                        1,350          2,000
                                                          ------         ------

                                                          $3,850         $4,500
                                                          ======         ======

     In order to fully realize the net deferred tax asset, the Company will need to generate future taxable income of approximately $9,555. A portion of the net deferred tax asset is attributable to net operating loss carryforwards ("NOLs") which for federal income tax purposes expire during the years 2003 through 2006. Although realization is not assured, management believes it is more likely than not that the Company will realize the benefit of the NOLs before they begin to expire. The amount of the net deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward period are reduced.

                       E&B MARINE INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    DECEMBER 30, 1995 AND DECEMBER 31, 1994
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (CONTINUED)


6.   INCOME TAXES (CONTINUED)

     As of December 30, 1995, the Company had unused net operating loss carryforwards of approximately $8,300 for tax reporting purposes. The utilization of $3,100 of the tax loss carryforwards will be limited in subsequent years as a result of the 1989 restructuring of the Company which resulted in a change of control of the Company of greater than fifty percent. The total tax loss carryforward subject to limitation represents annual tax losses incurred prior to the beginning of the year 1989 and the tax loss incurred for the period January 2, 1989 to March 3, 1989, the date of the change in control.

The tax net operating loss carryforwards expire as follows:

                    YEAR OF                              TAX
                  EXPIRATION                          REPORTING
                  ---------------------------------------------

                      2003                               $2,160
                      2004                                  600
                      2005                                2,740
                      2006                                2,800
                  ---------------------------------------------

                                                         $8,300

                  =============================================


The Company is subject to the alternative minimum tax, which is approximately $30 and $40 in 1995 and 1994, respectively. The alternative minimum tax is capitalized as part of the net deferred assets in 1995 and 1994.

The effective income tax rate is different from the U.S. Federal Statutory rate for the following reasons:

                                                   1995      1994       1993
- --------------------------------------------------------------------------------

Computed "expected" tax expense                    $568     $1,097     $1,140
Increase (reduction) in taxes resulting from:
State income taxes, net of federal
  income tax benefit                                100        193         96
Non-deductible amortization of goodwill              42         34         24
Debt premium amortization                             -          -        (96)
Change in valuation allowance                       (60)    (3,824)    (3,164)
- --------------------------------------------------------------------------------

                                                   $650    ($2,500)   ($2,000)

- --------------------------------------------------------------------------------

                       E&B MARINE INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    DECEMBER 30, 1995 AND DECEMBER 31, 1994
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (CONTINUED)


7.   EMPLOYEE STOCK OPTION AND PURCHASE PLAN, WARRANTS and RELATED MATTERS

     As of January 26, 1983, the shareholders of the Company adopted a stock option plan and a stock purchase plan. The stock option plan, as amended, provides for 650,000 shares of common stock available for option thereunder. The options are exercisable at varying dates not to exceed ten years from date of grant. The stock purchase plan, as amended in 1991, makes available 50,000 shares of common stock which have been reserved for purchase by eligible employees at 85 percent of fair market value. During 1995, 1994 and 1993, shares issued under the stock purchase plan totalled 0, 4,576 and 12,200, respectively. The stock purchase plan expired in 1994.


Transactions, restated to reflect the reverse stock split, relating to stock options granted under the stock option plan are as follows:

                                                         NUMBER OF SHARES
                                                           UNDER OPTION
- --------------------------------------------------------------------------------
OUTSTANDING AT DECEMBER 26, 1992 ($2.00 - $15.00)            293,725
Granted   ($3.00 - $4.75)                                     55,250
Exercised ($2.50)                                             (1,000)
Cancelled ($2.375 - $15.00)                                   (6,175)

- --------------------------------------------------------------------------------
OUTSTANDING AT DECEMBER 25, 1993 ($2.00 - $15.00)            341,800
Granted   ($9.50 - $10.00)                                    13,500
Exercised ($2.38 - $2.50)                                       (800)
Cancelled ($2.50 - $10.00)                                    (2,900)

- --------------------------------------------------------------------------------
OUTSTANDING AT DECEMBER 31, 1994 ($2.00 - $15.00)            351,600
Granted   ($5.25 - $7.50)                                    225,375
Exercised ($2.38 - $2.63)                                    (26,785)
Cancelled ($2.38 - $9.50)                                    (32,567)

- --------------------------------------------------------------------------------
OUTSTANDING AT DECEMBER 30, 1995 ($2.00 - $15.00)            517,623
EXERCISABLE AT DECEMBER 30, 1995   ($2.00 - $15.00)          230,220

- --------------------------------------------------------------------------------

                        E&B MARINE INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     DECEMBER 30, 1995 AND DECEMBER 31, 1994
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (CONTINUED)


7. EMPLOYEE STOCK OPTION AND PURCHASE PLAN, WARRANTS AND RELATED MATTERS (CONTINUED)

     The Company has granted additional stock options and warrants to purchase common stock. These options and warrants were issued during the period from 1988 through 1991. In November 1995, the Company announced an offer (the "Exchange Offer") to exchange up to 181,531 shares of the Company's common stock for up to 1,032,418 warrants and options (other than the options issued under the Company's 1983 Stock Option Plan). Pursuant to the Exchange Offer which closed on December 1, 1995, the Company issued an aggregate of 176,575 shares of common stock in exchange for 1,000,089 warrants and options. As a result of the Exchange Offer, the Company incurred $369 in non-cash compensation expense. Additionally, during 1995, the Company issued 19,941 shares of common stock for proceeds of approximately $119.

     At December 30, 1995 and December 31, 1994, the number of shares under option/warrant other than under the Company's 1983 Stock Option Plan were 32,329 and 1,141,631, respectively, at exercise prices ranging from $8.44 to $11.15 and $1.00 to $14.00, respectively.

     In 1992, two former officers of the Company were issued 11,986 three-year options at an exercise price of $2.00 and in 1994 these options were exercised. In addition, warrants which were convertible into an aggregate of 141,086 shares of common stock at an exercise price of $28.36 per share expired unexercised effective April 7, 1993. During 1995, options held by a director to purchase 13,000 shares of common stock were exercised at an exercise price of $3.72.

8.   OTHER INCOME

     In 1988, a loan to a former officer, collateralized by 37,500 shares of common stock, was fully reserved against due to uncertainties concerning collectibility. In 1993, the Company and the former officer agreed that the Company will retain the common stock in full satisfaction of the debt. The fair market value of the common stock of $337 has been recorded as other income in 1993.

                       E&B MARINE INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    DECEMBER 30, 1995 AND DECEMBER 31, 1994
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (CONTINUED)

9.   QUARTERLY FINANCIAL DATA.

The following table sets forth certain unaudited quarterly financial information:

                                      FIRST      SECOND     THIRD       FOURTH
                                     QUARTER    QUARTER    QUARTER      QUARTER
                                     -------    -------    -------      -------
YEAR ENDED DECEMBER 30, 1995
- ----------------------------

Net sales                            $19,131     $42,780    $29,367     $18,540
Gross profit                           4,196      13,054      8,370       3,719
Income (loss) before income taxes     (1,879)      4,926      1,370      (2,748)
Income tax expense (benefit)            (751)      1,972        549      (1,120)
Net income (loss)                     (1,128)      2,954        821      (1,628)

Net income (loss) per share (1)        (0.30)       0.67       0.20       (0.43)

YEAR ENDED DECEMBER 31, 1994
- ----------------------------

Net sales                            $16,148     $39,845    $27,456     $18,303
Gross profit                           3,500      12,129      7,938       4,282
Income (loss) before income taxes     (1,790)      4,915      1,712      (1,610)
Income tax expense (benefit)              --          --     (2,500)         --
Net income (loss)                     (1,790)      4,915      4,212      (1,610)

Net income (loss) per share (1)        (0.49)       1.11       0.96       (0.45)

(1) The sum of the four quarters' per share amounts do not agree to the reported net income per share for the full year due to common stock equivalents being included in the calculation in certain quarters and excluded in other quarters when the effect is antidilutive.

                      E & B MARINE INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEET

                               MARCH 30, 1996
                                  (UNAUDITED)
                            (DOLLARS IN THOUSANDS)

                                                                   1996
                                                                UNAUDITED
================================================================================
       ASSETS
       Current assets:
         Cash and cash equivalents                              $     962
         Accounts receivable                                        1,116
         Inventory                                                 33,479
         Prepaid expenses                                           1,370
         Other current assets                                       2,807
- --------------------------------------------------------------------------------
                Total current assets                               39,734

       Property, plant and equipment, net                           6,011
       Excess of cost over fair value of
         assets acquired, net of accumulated
         amortization                                               2,023
       Other assets                                                 3,101
===============================================================================
       TOTAL ASSETS                                             $  50,869
===============================================================================
       LIABILITIES AND SHAREHOLDERS' EQUITY

       Current liabilities:
         Revolving line of credit                               $   1,449
         Current maturities of long-term debt                         744
         Accounts payable                                          15,262
         Accrued expenses                                           5,027
- --------------------------------------------------------------------------------
                Total current liabilities                          22,482

        Revolving line of credit                                   12,766
        Long-term debt, less current maturities                     5,428

        Shareholders' equity:

        Common stock                                                   4
        Additional paid-in capital                                 21,800
        Accumulated deficit                                        (9,423)
        Minimum pension liability adjustment                         (104)
        Treasury stock--at cost                                    (2,084)
- --------------------------------------------------------------------------------
                Total shareholders' equity                         10,193
- --------------------------------------------------------------------------------
       TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY               $  50,869
================================================================================

         See accompanying notes to unaudited consolidated financial statements.

                      E & B MARINE INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
              THREE MONTHS ENDED MARCH 30, 1996 AND APRIL 1, 1995
                                   UNAUDITED

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                          1996          1995
- -------------------------------------------------------------------------------
Net Sales                                                $19,205        $19,131

Cost of goods sold excluding amortization
   and depreciation                                       15,633         14,935
- -------------------------------------------------------------------------------
      Gross profit                                         3,572          4,196

Selling, general, and administrative expenses              5,860          5,390

Depreciation and amortization                                287            285

Non-recurring merger expense                                 201
- -------------------------------------------------------------------------------
Loss from operations                                      (2,776)        (1,479)

Interest expense                                             461            400
- -------------------------------------------------------------------------------
Loss before income taxes                                  (3,237)        (1,879)

Income tax benefit                                        (1,295)          (751)
- -------------------------------------------------------------------------------
Net loss                                                 $(1,942)       $(1,128)
===============================================================================
Per share amounts:

Net loss                                                 $ (0.49)       $ (0.30)

Weighted average number of shares outstanding          3,943,000      3,708,000
===============================================================================

         See accompanying notes to unaudited consolidated financial statements.

                      E & B MARINE INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              THREE MONTHS ENDED MARCH 30, 1996 AND APRIL 1, 1995
                                   UNAUDITED
                            (DOLLARS IN THOUSANDS)

                                                            1996        1995
- --------------------------------------------------------------------------------
Cash flows from operating activities:

   Net Loss                                              $ (1,942)   $ (1,128)
   Adjustments to reconcile net loss to net cash
   used in operating activities:
           Depreciation and amortization                      287         285
           Increase in deferred tax asset                  (1,295)       (751)
           Earned compensation related to ESOP                  0          22
   Change in assets and liabilities net of
   non-cash transactions:
   (Increase) in accounts receivable                         (594)       (482)
   (Increase) in inventory                                (10,534)     (9,096)
   (Increase) in other current assets                         (14)        (47)
   Decrease in prepaid expense                                280          38
   Decrease in other assets                                    36          23
   Increase in accounts payable                             9,496       8,255
   Increase in accrued expenses                             1,507         486
- --------------------------------------------------------------------------------
   Net cash used in operating activities                   (2,773)     (2,395)
================================================================================
Cash flows from investing activities:
   Purchase of property, plant and equipment                 (725)       (421)
- --------------------------------------------------------------------------------
          Net cash used in investing activities              (725)       (421)
================================================================================
Cash flows from financing activities:
   Borrowings under debt agreements                         4,047       3,245
   Payments of debt                                           (31)       (319)
   Proceeds from issuance of stock (net)                        1          51
- --------------------------------------------------------------------------------
          Net cash provided by financing activities         4,017       2,977
================================================================================
Net change in cash and cash equivalents                       519         161
Cash and cash equivalents at beginning of year                443         719
- --------------------------------------------------------------------------------
Cash and cash equivalents at end of quarter              $    962    $    880
================================================================================

         See accompanying notes to unaudited consolidated financial statements.

                      E & B MARINE INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   UNAUDITED

1: BASIS OF PRESENTATION

The financial information included herein is unaudited, however, such information reflects all adjustments (consisting solely of normal recurring adjustments) which are, in the opinion of management, necessary for a fair statement of results for the interim periods.

The results of operations for the three-month period ended March 30, 1996 are not necessarily indicative of the results to be expected for the full year.

2:  INVENTORIES

Inventory has been calculated using the cost complement obtained from the inventory tracking system which is applied on an individual store basis. Additionally, gross profit margin is reduced by an estimated percentage of sales for shrinkage.

3:  LOSS PER COMMON SHARE

The loss per Common Share for 1996 and 1995 is based on the weighted average number of Common Shares outstanding during the quarters. Common stock equivalents are not considered in the computation, as their inclusion would be anti-dilutive on the per share amounts.

4:  CREDIT AGREEMENT AMENDMENT

Effective May 6, 1996, the Company amended its Credit Agreement with United Jersey Bank (i) to increase its revolving line of credit from $17,000,000 to $20,000,000 through July 31, 1996 and (ii) to amend certain financial covenants. The funds from the increased availability under the Company's revolving line of credit will be used primarily to purchase inventory to enhance product assortment.

5:  DEFINITIVE MERGER AGREEMENT

The Company entered into an Agreement and Plan of Merger on April 2, 1996 (the "Merger Agreement"), with West Marine, Inc., a Delaware corporation ("West") and WM Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of West ("Merger Sub"), pursuant to which, among other things, Merger Sub will, at the effective time of the Merger, be merged with and into the Company (the "Merger") and the Company will become a wholly-owned subsidiary of West. At the effective time of the Merger, each share of common stock, $.001 par value, of the Company (the "Company Common Stock") outstanding at the effective time of the Merger will be converted into the right to receive a fraction (the "Exchange Ratio") of a share of common stock, $.001 par value, of West (the "West Common Stock") based on the average closing sales price per share of West Common Stock for the 15 trading days preceding the effective time of the Merger (the "Average Trading Price"), which exchange ratio will be calculated as follows: (i) if the Average Trading Price is at least $38.00 but not greater than $43.875, the Exchange Ratio will equal the quotient of $6.65 divided by the Average Trading Price;
(ii) if the Average Trading Price is greater than $43.875, the Exchange Ratio will equal 0.15167; and (iii) if the Average Trading Price is less than $38.00, the Exchange Ratio will equal 0.17500. Upon the effective time of the Merger, all outstanding options and warrants to purchase shares of the Company Common Stock will be assumed by West and become options and warrants to purchase shares of West Common Stock. Consummation of the Merger is contingent upon customery closing conditions, including approval of the Merger by the stockholders of the Company.

                                                                         ANNEX A

                                                                [CONFORMED COPY]

================================================================================





                         AGREEMENT AND PLAN OF MERGER

                                     AMONG

                              WEST MARINE, INC.,

                              WM MERGER SUB, INC.

                                      AND

                                E&B MARINE INC.





                           Dated as of April 2, 1996



================================================================================

                         AGREEMENT AND PLAN OF MERGER

                               TABLE OF CONTENTS

      Section                                                      Page
      -------                                                      ----


                                   ARTICLE I
                                  THE MERGER
 1.1  The Merger....................................................  1
 1.2  Effective Time................................................  1
 1.3  Effect of the Merger..........................................  2
 1.4  Certificate of Incorporation; By-Laws.........................  2
 1.5  Directors and Officers........................................  2
 1.6  Effect on Capital Stock.......................................  2
 1.7  Surrender of Certificates.....................................  4
 1.8  No Further Ownership Rights in Company Common Stock...........  5
 1.9  Lost, Stolen or Destroyed Certificates........................  5
1.10  Tax Consequences..............................................  5
1.11  Taking of Necessary Action; Further Action....................  6

                                   ARTICLE II
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

 2.1  Organization and Qualification; Subsidiaries..................  6
 2.2  Certificate of Incorporation and By-Laws......................  6
 2.3  Capitalization................................................  6
 2.4  Authority Relative to this Agreement..........................  7
 2.5  No Conflict; Required Filings and Consents....................  8
 2.6  Material Agreements; Compliance; Permits......................  8
 2.7  SEC Filings; Financial Statements.............................  9
 2.8  Absence of Certain Changes or Events..........................  9
 2.9  No Undisclosed Liabilities.................................... 10
2.10  Absence of Litigation......................................... 10
2.11  Employee Benefit Plans........................................ 10
2.12  Labor Matters................................................. 11
2.13  Registration Statement; Proxy Statement/Prospectus............ 12
2.14  Restrictions on Business Activities........................... 12
2.15  Title to Property............................................. 12
2.16  Taxes......................................................... 13
2.17  Environmental Matters......................................... 14
2.18  Brokers....................................................... 14
2.19  Intellectual Property......................................... 14
2.20  Insurance..................................................... 15
2.21  No Restrictions on the Merger................................. 15

      Section                                                      Page
      -------                                                      ----
2.22  Inventories................................................... 16
2.23  Opinion of Financial Advisor.................................. 16

                                  ARTICLE III
            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

 3.1  Organization and Qualification, Subsidiaries.................  16
 3.2  Certificate of Incorporation and By-Laws.....................  17
 3.3  Capitalization...............................................  17
 3.4  Authority Relative to this Agreement.........................  17
 3.5  No Conflict, Required Filings and Consents...................  17
 3.6  Compliance, Permits..........................................  18
 3.7  SEC Filings; Financial Statements............................  18
 3.8  Absence of Certain Changes or Events.........................  19
 3.9  No Undisclosed Liabilities...................................  19
3.10  Absence of Litigation........................................  19
3.11  Labor Matters................................................  20
3.12  Registration Statement; Proxy Statement/Prospectus...........  20
3.13  Title to Property............................................  20
3.14  Environmental Matters........................................  21
3.15  Brokers......................................................  21
3.16  Opinion of Financial Advisor.................................  21

                                   ARTICLE IV
                     CONDUCT OF BUSINESS PENDING THE MERGER

4.1  Conduct of Business by the Company Pending the Merger.........  21
4.2  Solicitation of Other Proposals...............................  23
4.3  Conduct of Business by Parent Pending the Merger..............  24

                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

 5.1  Proxy Statement/Prospectus; Registration Statement...........  25
 5.2  Meeting of Company Stockholders..............................  25
 5.3  Access to Information; Confidentiality.......................  26
 5.4  Best Efforts.................................................  26
 5.5  Stock Options................................................  27
 5.6  Employee Benefits............................................  27
 5.7  Agreements of Affiliates.....................................  28
 5.8  Company Warrants.............................................  28
 5.9  Notification of Certain Matters..............................  28
5.10  National Market System.......................................  28
5.11  Public Announcements.........................................  28
5.12  Takeover Laws................................................  28
5.13  Accountant's Letters.........................................  29

      Section                                                      Page
      -------                                                      ----
5.14  Stop Transfer................................................  29
5.15  Representations of Stockholders..............................  29

                                   ARTICLE VI
                              CONDITIONS OF MERGER

6.1  Conditions to Obligation of Each Party to Effect the Merger....  29
6.2  Additional Conditions to Obligations of Parent and Merger Sub..  30
6.3  Additional Conditions to Obligations of the Company............  31

                                  ARTICLE VII
                       TERMINATION, AMENDMENT AND WAIVER

7.1  Termination....................................................  32
7.2  Effect of Termination..........................................  33
7.3  Fees and Expenses..............................................  33
7.4  Amendment......................................................  35
7.5  Waiver.........................................................  35

                                  ARTICLE VIII
                               GENERAL PROVISIONS

 8.1  Nonsurvival of Representations and Warranties.................  35
 8.2  Notices.......................................................  35
 8.3  Disclosure Schedules..........................................  36
 8.4  Certain Definitions...........................................  36
 8.5  Interpretation................................................  37
 8.6  Severability..................................................  37
 8.7  Entire Agreement..............................................  37
 8.8  Assignment....................................................  38
 8.9  Parties in Interest...........................................  38
8.10  Governing Law.................................................  38
8.11  Counterparts..................................................  38

EXHIBIT A Form of Certificate of Merger
EXHIBIT B Form of Affiliate Agreement

                          AGREEMENT AND PLAN OF MERGER

          AGREEMENT AND PLAN OF MERGER, dated as of April 2, 1996 (the "Agreement") among WEST MARINE, INC., a Delaware corporation ("Parent"), WM MERGER SUB, INC., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and E&B MARINE INC., a Delaware corporation (the "Company").

          WHEREAS, the Boards of Directors of Parent, Merger Sub and the Company have each determined that it is in the best interests of their respective stockholders for Parent to acquire the Company upon the terms and subject to the conditions set forth herein; and

          WHEREAS, in furtherance of such acquisition, the Boards of Directors of Parent, Merger Sub and the Company have each approved the merger (the "Merger") of Merger Sub with and into the Company, in accordance with the General Corporation Law of the State of Delaware ("Delaware Law") and upon the terms and subject to the conditions set forth herein, which Merger will result in, among other things, the Company becoming a wholly owned subsidiary of Parent; and

          WHEREAS, a condition to the willingness of Parent and Merger Sub to enter into this Agreement is that, contemporaneously with the execution and delivery of this Agreement, certain stockholders of the Company enter into an agreement (the "Stockholders Agreement") providing for certain actions relating to the transactions contemplated by this Agreement; and in order to induce Parent and Merger Sub to enter into this Agreement, the Company has approved the entering into by such stockholders of the Stockholders Agreement, and such stockholders have agreed to enter into, execute and deliver the Stockholders Agreement; and

          WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Code (as defined in Section 2.11);

          NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:


                                   ARTICLE I
                                  THE MERGER

          1.1 THE MERGER. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and Delaware Law, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

          1.2 EFFECTIVE TIME. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VI, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger substantially in the form of Exhibit A (the "Certificate of Merger") with the Secretary of State of the State of Delaware, executed in accordance with the relevant provisions of Delaware Law (the date and time of such filing being the "Effective Time"); provided, however, that the Certificate of Merger shall not be filed as aforesaid and the Effective Time shall not occur on or before June 1, 1996.

          1.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

          1.4 CERTIFICATE OF INCORPORATION; BY-LAWS. (a) Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time the Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation.

          (b) The By-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided by Delaware Law, the Certificate of Incorporation of the Surviving Corporation and such By-laws.

          1.5 DIRECTORS AND OFFICERS. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified. Prior to the Effective Time, the Company shall deliver to Parent evidence satisfactory to Parent of the resignations of all directors of the Company to be effective as of such Effective Time.

          1.6 EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the securities described below:

          (a) CONVERSION OF COMPANY COMMON STOCK. Each share of common stock, par value $.001 per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be cancelled pursuant to Section 1.6) will be converted automatically into the right to receive that fraction of a share of common stock, par value $0.001 per share, of the Parent ("Parent Common Stock") as is equal to the "Exchange Ratio," which shall be determined in the manner provided below, upon surrender of the certificate representing such share of Company Common Stock in the manner provided in Section 1.7.

                 (i) For purposes of this Agreement, the "Exchange Ratio" shall be calculated as follows:

                         (1) if the Average Parent Trading Price (as defined below) is at least equal to $38.00 but not greater than $43.875, the Exchange Ratio shall equal the quotient of (A) $6.65 divided by (B) the Average Parent Trading Price, calculated to the nearest one-one thousandth of a share;

                         (2) if the Average Parent Trading Price is greater than $43.875, then the Exchange Ratio shall equal .15157; or

                         (3) if the Average Parent Trading Price is less than $38.00, then the Exchange Ratio shall equal .17500.

                (ii) As used in this Agreement, the term "Average Parent Trading Price" shall mean the arithmetic mean of each of the closing sales prices per share of Parent Common Stock on the NASDAQ/National Market System for each of the fifteen (15) most recent days that shares of Parent Common Stock has traded thereon ending on the day immediately prior to the Effective Time.

          (b) CANCELLATION OF TREASURY STOCK AND PARENT-OWNED STOCK. Each share of Company Common Stock held in the treasury of the Company and each share of Company Common Stock owned by Merger Sub, Parent or any direct or indirect wholly owned subsidiary of Parent or the Company immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof.

          (c) STOCK OPTIONS. At the Effective Time, all options to purchase Company Common Stock then outstanding under the Amended and Restated E&B Marine Inc. 1983 Stock Option Plan (the "1983 Plan") shall be assumed by Parent in accordance with Section 55. The Company shall promptly take all actions necessary to terminate, as of the Effective Time, the 1983 Plan and all other plans, programs or arrangements providing for the issuance or grant of any interest in respect of the capital stock of the Company or any subsidiary of the Company and to ensure that following the Effective Time no holder of any options or rights pursuant to, nor any participant in, the 1983 Plan or any other plan, program or arrangement providing for the issuance or grant of any interest in respect of the capital stock of the Company or any subsidiary of the Company will have any right thereunder to acquire equity securities of the Company, any such subsidiary or the Surviving Corporation.

          (d) CAPITAL STOCK OF MERGER SUB. Each share of common stock, par value $0.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

          (e) ADJUSTMENTS TO EXCHANGE RATIO. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock or Company Common Stock occurring after the date hereof and prior to the Effective Time.

          (f) FRACTIONAL SHARES. No fraction of a share of Parent Common Stock will be issued, but in lieu thereof each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction multiplied by (ii) the Average Trading Price.

          1.7    SURRENDER OF CERTIFICATES.

          (a) EXCHANGE AGENT. Prior to the Effective Time, Parent shall designate a bank or trust company (which shall be reasonably acceptable to the Company) to act as exchange agent (the "Exchange Agent") in the Merger.

          (b) PARENT TO PROVIDE COMMON STOCK. Promptly after the Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I, through such reasonable procedures as Parent may adopt, the shares of Parent Common Stock issuable pursuant to Section 1.6 in exchange for outstanding shares of Company Common Stock.

          (c) EXCHANGE PROCEDURES. Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock and payment in lieu of fractional shares which such holder has the right to receive pursuant to Section 1.6, and the Certificate so surrendered shall forthwith be cancelled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Common Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of Company Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6. Any portion of the shares of Parent Common Stock deposited with the Exchange Agent pursuant to Section 1.7 which remains undistributed to the holders of the Certificates representing shares of Company Common Stock for six (6) months after the Effective Time shall be delivered to Parent, upon demand, and any holders of shares of Company Common Stock who have not theretofore complied with this Article I shall thereafter look only to Parent and only as general creditors thereof for payment of their claim for Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock to which such holders may be entitled.

          (d)    DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES.   No
dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock.

          (e) TRANSFERS OF OWNERSHIP. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

          (f)    NO LIABILITY.  Notwithstanding anything to the contrary in this
Section 1.7, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

          1.8 NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms of this Article I (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article I.

          1.9 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates evidencing shares of Company Common Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock and cash for fractional shares, if any, as may be required pursuant to Section 1.6; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

          1.10 TAX CONSEQUENCES. For Federal income tax purposes, the parties intend that the Merger be treated as a reorganization within the meaning of
Section 368(a)(1)(A) of the Code by reason of Section 368(a)(2)(E) of the Code. Except for cash paid in lieu of fractional shares, no consideration that could constitute "other property" within the meaning of Section 356(b) of the Code is being transferred by Parent for Company Common Stock in the Merger. The parties shall not take a position on any Tax Return (as defined in Section 2.16) inconsistent with this Section 1.10.

          1.11 TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with the full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub shall be fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.


                                   ARTICLE II
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company hereby represents and warrants to Parent and Merger Sub as follows:

          2.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Each of the Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Company Approvals") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and Company Approvals would not, individually or in the aggregate, have a Material Adverse Effect (as defined below). Each of the Company and each of its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect. When used in connection with the Company or any of its subsidiaries, the term "Material Adverse Effect" means any fact, event, change, circumstance or effect that is materially adverse to the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole. A true and complete list of all of the Company's subsidiaries, together with the jurisdiction of incorporation of each subsidiary, is set forth in Section 2.1 of the Disclosure Schedule previously delivered on the date hereof by the Company to Parent (the "Company Disclosure Schedule"). Except as set forth in Section
2.1 of the Company Disclosure Schedule, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any person.

          2.2 CERTIFICATE OF INCORPORATION AND BY-LAWS. The Company has heretofore furnished to Parent a complete and correct copy of its Restated Certificate of Incorporation and Amended and Restated By-laws, as amended to date. Such Restated Certificate of Incorporation, Amended and Restated By-laws and equivalent organizational documents of each of its subsidiaries are in full force and effect. Neither the Company nor any of its subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or By-laws or equivalent organizational documents.

          2.3 CAPITALIZATION. The authorized capital stock of the Company consists of 10,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, par value $0.01 per share (the "Company Preferred Stock"). As of April 2, 1996, (i) 3,943,594 shares of

Company Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) 79,587 shares of Company Common Stock were held in the treasury of the Company, (iii) no shares of Company Common Stock were held by subsidiaries of the Company, (iv) 650,000 shares of Company Common Stock were reserved for future issuance pursuant to employee stock options granted pursuant to the 1983 Plan, and (v) 32,329 shares of Company Common Stock were reserved for future issuance pursuant to other outstanding stock options and warrants as described in Section 2.3(a) of the Company Disclosure Schedule. Except as set forth in the immediately preceding sentence, the Company has no shares of capital stock issued and outstanding or reserved for issuance. Except as described in Section 2.3(b) of the Company Disclosure Schedule, no material change in such capitalization has occurred between December 31, 1995 and the date hereof. None of the shares of Company Preferred Stock is issued and outstanding. Except as described in Section 2.3(a) of the Company Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, the Company or any of its subsidiaries. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable. There are no obligations, contingent or otherwise, of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Common Stock or the capital stock of any subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary or any other entity other than guarantees of bank obligations of subsidiaries entered into in the ordinary course of business. Except as described in Section 2.3(a) of the Company Disclosure Schedule, all of the outstanding shares of capital stock (other than directors' qualifying shares) of each of the Company's direct and indirect subsidiaries is duly authorized, validly issued, fully paid and nonassessable and all such shares (other than directors' qualifying shares) are owned by the Company or another subsidiary of the Company free and clear of all security interests, liens, claims, pledges, agreements, limitations in the Company's voting rights, charges or other encumbrances of any nature whatsoever. No holder of Company securities has any contractual right to include any such securities in any registration statement proposed to be filed by Parent under the Securities Act (as defined below).

          2.4 AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than, with respect to the Merger, the approval and adoption of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock in accordance with Delaware Law and the Company's Certificate of Incorporation and By-laws). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

          2.5    NO CONFLICT; REQUIRED FILINGS AND CONSENTS.   (a) Except as
described in Section 2.5(a) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company shall not, (i) conflict with or violate the Certificate of Incorporation or By-laws or equivalent organizational documents of the Company or any of its subsidiaries, (ii) conflict with or violate any order, judgment or decree or, to the best knowledge of the Company, any law, rule or regulation, in each case applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any breach or violation of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Company's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, breaches, violations, defaults or other occurrences that would not, individually and in the aggregate, have a Material Adverse Effect.

          (b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company shall not, require the Company to obtain any consent, approval, authorization, license, waiver, qualification, order or permit of, or require the Company to make any filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for compliance with applicable requirements, if any, of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities laws ("Blue Sky Laws") or the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing and recordation of appropriate merger or other documents as required by Delaware Law or (iii) where the failure to obtain such consents, approvals, authorizations, licenses, waivers, qualifications, orders or permits, or to make such filings or notifications, would not have a Material Adverse Effect.

          2.6 MATERIAL AGREEMENTS; COMPLIANCE; PERMITS. (a) Except for Exhibits 10(a) through 10(q) of the Company's Annual Report on Form 10-K for the year ended December 31, 1994, which report is one of the Company SEC Reports (as defined below), Section 2.6(a) of the Company Disclosure Schedule sets forth a true and complete list of all contracts, agreements and instruments to which the Company or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound which provide for individual or aggregate payments or receipts in any one year in excess of $50,000 (collectively, the "Material Agreements"). Each such Material Agreement is valid and binding and in full force and effect and, to the best knowledge of the Company, there has not occurred any default by any party thereto which remains unremedied as of the date hereof and which would have a Material Adverse Effect.

          (b) Neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any such conflicts, defaults or violations which would not, individually and in the aggregate, have a Material Adverse Effect.

          (c) The Company and its subsidiaries are in compliance with the terms of the Company Approvals, except where the failure to so comply would not, individually and in the aggregate, have a Material Adverse Effect.

          2.7    SEC FILINGS; FINANCIAL STATEMENTS.   (a) The Company has filed
all forms, reports and documents required to be filed with the Securities and Exchange Commission ("SEC") since December 31, 1992, and has made available to Parent (i) its Annual Reports on Form 10-K for the four fiscal years ended December 30, 1995, (ii) all proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since December 31, 1992, (iii) all other reports, information and registration statements filed by the Company with the SEC since December 31, 1992 and (iv) all amendments and supplements to all such reports, information and registration statements filed by the Company with the SEC (collectively, the "Company SEC Reports"). The Company SEC Reports
(1) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder and (2) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Section 2.7(a) of the Company Disclosure Schedule sets forth a true and complete list of each Company SEC Report. True and complete copies of each Company SEC Report, including all exhibits thereto, have been furnished to Parent.

          (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be expressly described in the notes thereto) and each fairly presents the consolidated financial position of the Company and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements included in the Company's Form 10-Q reports were or are subject to normal and recurring year-end adjustments. The consolidated statements of operations of the Company for the two-month periods ended February 28, 1995 and February 29, 1996 and the consolidated balance sheet of the Company as at February 29, 1996 set forth on Section 2.7(b) of the Company Disclosure Schedule were prepared in accordance with the accounting principles used in the preparation of the consolidated financial statements contained in the Company's Quarterly Reports on Form 10-Q included in the SEC Reports applied on a consistent basis and fairly present the consolidated financial position of the Company and its subsidiaries as at the date thereof and the consolidated results of its operations for the periods indicated, subject to normal and recurring year-end adjustments none of which is material to the Company.

          2.8    ABSENCE OF CERTAIN CHANGES OR EVENTS.   Except as described in
Section 2.8(a) of the Company Disclosure Schedule, since December 30, 1995, the Company and its subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been any change, event or circumstance affecting the Company or any of its subsidiaries having a Material Adverse Effect. Except as described in Section 2.8(b) of the Company Disclosure Schedule, since December 30, 1995, there has not been (i) any damage, destruction or loss (whether or not covered by insurance) with respect to any assets of the Company or any of its subsidiaries having a Material Adverse Effect, (ii) any change by the Company in its accounting methods, principles or practices, (iii) any revaluation by the Company of any of its assets, including, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business, (iv) except as disclosed in Section 2.8(b) of the Company Disclosure Schedule, any other action or event that would have required the consent of Parent pursuant to Section 4.1 had such action or event occurred after the date of this Agreement, or (v) any condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement.

          2.9 NO UNDISCLOSED LIABILITIES. Neither the Company nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) which are, in the aggregate, material to the business, operations or financial condition of the Company and its subsidiaries taken as a whole, except liabilities (a) adequately provided for in the Company's balance sheet for the year ended December 30, 1995 included in the Company SEC Reports (the "1995 Balance Sheet"), (b) incurred in the ordinary course of business consistent with past practice and not required under GAAP to be reflected on a consolidated balance sheet of the Company, or (c) incurred since the date of the 1995 Balance Sheet in the ordinary course of business consistent with past practice, except with respect to clauses (b) and (c), for any liability that has not had a Material Adverse Effect.

          2.10 ABSENCE OF LITIGATION. Except as described in Section 2.10 of the Company Disclosure Schedule, there are no claims, actions, suits, proceedings or investigations pending or, to the best knowledge of the Company, threatened against the Company or any of its subsidiaries, or any properties or rights of the Company or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, except for such claims, actions, suits, proceedings or investigations that would not, individually and in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is subject to any outstanding order, writ, injunction or decree which, individually or in the aggregate, in the future will have a Material Adverse Effect or would prevent the Company from consummating the transactions contemplated by this Agreement.

          2.11 EMPLOYEE BENEFIT PLANS. (a) Section 2.11 of the Company Disclosure Schedule describes all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements, and any current or former employment or executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any employee of the Company, any trade or business (whether or not incorporated) which is a member or which is under common control with the Company (an "ERISA Affiliate") within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the "Code"), or any subsidiary of the Company (together, the "Employee Plans"), and a copy of each such Employee Plan has been made available to Parent.

          (b)(i) None of the Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and
Section 4975 of the Code, with respect to any Employee

Plan, which could result in any material liability of the Company or any of its subsidiaries; (iii) all Employee Plans are in compliance in all material respects with the requirements prescribed by any and all statutes (including ERISA and the Code), orders, or governmental rules and regulations currently in effect with respect thereto (including all applicable requirements for notification to participants or the Department of Labor, Internal Revenue Service or Secretary of the Treasury), and the Company and each of its subsidiaries have performed all material obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any default or violation by any other party to, any of the Employee Plans; (iv) each Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code does so qualify and a favorable determination letter with respect to each such Employee Plan and trust has been received from the Internal Revenue Service (the "IRS"), and nothing has occurred which may reasonably be expected to cause the loss of such qualification or exemption; (v) all contributions required to be made to any Employee Plan pursuant to Section 412 of the Code, the terms of the Employee Plan or any collective bargaining agreement, have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Employee Plan for the current plan years; (vi) with respect to each Employee Plan, no "reportable event" within the meaning of
Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred; and (vii) no Employee Plan is covered by, and neither the Company nor any subsidiary has incurred or expects to incur any liability under, Title IV of ERISA or Section 412 of the Code.

          (c) Section 2.11(c) of the Company Disclosure Schedule sets forth a true and complete list of each current or former employee, officer, director or investor of the Company or any of its subsidiaries who holds, as of the date of this Agreement, any option, warrant or other right to purchase Company Common Stock or Company Preferred Stock, together with the number of shares of Company Common Stock or Company Preferred Stock subject to such option, warrant or right, the date of grant or issuance of such option, warrant or right, the extent to which such option, warrant or right is vested and/or exercisable, the exercise price of such option, warrant or right, whether such option is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code, and the expiration date of each such option, warrant and right.
Section 2.11(c) of the Company Disclosure Schedule also sets forth the total number of such options, warrants and rights. True and complete copies of each agreement (including all amendments and modifications thereto) between the Company and each holder of such options, warrants and rights relating to the same have been furnished to Parent and are listed on Section 2.11(c) of the Company Disclosure Schedule. The Company's Employee Stock Purchase Plan has expired in accordance with its terms and there are no outstanding rights to acquire shares of Company Common Stock thereunder.

          2.12 LABOR MATTERS. Except as set forth in Section 2.12 of the Company Disclosure Schedule, (i) there are no controversies pending or, to the knowledge of the Company, threatened, between the Company or any of its subsidiaries and any of their respective employees, which controversies have or could reasonably be expected to have a Material Adverse Effect; (ii) neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its subsidiaries nor does the Company or any of its subsidiaries know of any activities or proceedings of any labor union to organize any such employees; and (iii) neither the Company nor any of its subsidiaries has any knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of the Company or any of its subsidiaries which has had a Material Adverse Effect.

          2.13 REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS. The information supplied by the Company for inclusion in the Registration Statement (as defined in Section 3.12) will not at the time the Registration Statement is declared effective contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by the Company for inclusion in the joint proxy statement/prospectus to be sent to the stockholders of the Company in connection with the meeting of the Company's stockholders to consider the Merger (the "Company Stockholders' Meeting") (such proxy statement/prospectus, as amended or supplemented, is referred to herein as the "Proxy Statement") will not, on the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to Company stockholders, at the time of the Company Stockholders' Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements made therein not false or misleading in light of the circumstances under which they were made, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders' Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to the Company or any of its respective affiliates, officers or directors should be discovered by the Company which should be set forth in an amendment to the Registration Statement or an amendment or supplement to the Proxy Statement, the Company shall promptly inform Parent and Merger Sub. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub which is contained in any of the foregoing documents. The Proxy Statement shall comply in all material respects as to form and substance with the requirement of the Exchange Act and the rules and regulations promulgated thereunder.

          2.14   RESTRICTIONS ON BUSINESS ACTIVITIES.   Except as set forth in
Section 2.14 of the Company Disclosure Schedule, there is no Material Agreement, judgment, injunction, order or decree binding upon the Company or any of its subsidiaries or any of their properties which has had or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its subsidiaries or the conduct of business by the Company or any of its subsidiaries as currently conducted or as proposed to be conducted by the Company, other than such effects, individually and in the aggregate, which have not had and which will not have a Material Adverse Effect.

          2.15 TITLE TO PROPERTY. Except as described in Section 2.15 of the Company Disclosure Schedule, the Company owns no real property. Section 2.15 of the Company Disclosure Statement sets forth a true and complete list of all real property leased by the Company or any of its subsidiaries, and the aggregate monthly rental or other fee payable under such lease. Except as described in
Section 2.15 of the Company Disclosure Schedule, the Company and each of its subsidiaries have good and defensible title to all of their properties and assets, free and clear of all liens, charges and encumbrances, except liens for Taxes (as defined below) not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which, individually or in the aggregate, would not have a Material Adverse Effect; and all leases pursuant to which the Company or any of its subsidiaries lease from others real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a material default and in respect of which the Company or such subsidiary has not taken adequate steps to prevent such a default from occurring), except where the lack of such good standing, validity and effectiveness or the existence of such default or event of default would not have a Material Adverse Effect.

          2.16 TAXES. (a) The Company and its subsidiaries have filed all United States federal income tax returns and all other Tax Returns (as defined below) required to be filed by them with any governmental or taxing authority or agency, foreign or domestic, and the Company and its subsidiaries have paid and discharged all Taxes (as defined below) due in connection with or with respect to the filing of all Tax Returns and have paid all other Taxes as are due, except such as are being contested in good faith by appropriate proceedings (to the extent any such proceedings are required) and with respect to which the Company is maintaining reserves to the extent currently required by GAAP adequate for their payment, except to the extent the failure to do so would not have a Material Adverse Effect. For purposes of this Agreement, "Tax" or "Taxes" shall mean taxes and governmental impositions of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, including (i) income, franchise, profits, gross receipts, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and
(ii) interest, penalties and additions to tax imposed with respect thereto; and "Tax Returns" shall mean returns, reports and information statements with respect to Taxes required to be filed with the IRS or any other governmental or taxing authority or agency, domestic or foreign, including consolidated, combined and unitary tax returns. As of the date of this Agreement, neither the IRS nor any other governmental or taxing authority or agency is now asserting or, to the best of the Company's knowledge, threatening to assert against the Company or any of its subsidiaries any deficiency or claim for additional Taxes other than additional Taxes with respect to which the Company is maintaining reserves adequate for their payment. Neither the Company nor any of its subsidiaries has granted any waiver of any federal, state, local or foreign statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. The accruals and reserves for taxes reflected in the 1995 Balance Sheet are adequate to cover all Taxes accruable through the date thereof (including interest and penalties, if any, thereon and Taxes being contested) in accordance with GAAP. Neither the Company nor any of its subsidiaries has made an election under Section 341(f) of the Code. The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. The Company is not a party to any tax allocation or sharing agreement. Other than with its subsidiaries, the Company is not and has never been (nor does the Company have any liability for unpaid Taxes because it once was) a member of an affiliated group.

          (b) Section 2.16(b) of the Company Disclosure Schedule sets forth a true and complete description of all contracts, agreements, arrangements or understandings pursuant to which any person may receive any amount or entitlement from the Company or the Surviving Corporation or any of their respective subsidiaries (including cash or property or the vesting of property) that may be characterized as an "excess parachute payment" (as such term is defined in Section 280G(B)(1) of the Code) as a result of any of the transactions contemplated by this Agreement. Except as described in Section 2.16(b) of the Company Disclosure Schedule, no person is entitled to receive any additional payment from the Company, the Surviving Corporation, their respective subsidiaries or any other person (a "Parachute Gross-Up Payment") in the event that the twenty per cent (20%) parachute excise tax of Section 4999(a) of the Code is imposed on such person. The Board of Directors of the Company has not during the twelve (12) months prior to the date of this Agreement granted to any officer, director or employee of the Company or any of its subsidiaries any right to receive any Parachute Gross-Up Payment.

          2.17 ENVIRONMENTAL MATTERS. Except as described in Section 2.17 of the Company Disclosure Schedule, and except in all cases as, in the aggregate, have not had and will not have a Material Adverse Effect, the Company and each of its subsidiaries, to the best of their respective knowledge, (a) have obtained all applicable permits, licenses and other authorization which are required under federal, state or local laws relating to pollution or protection of the environment or public health or safety, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes by the Company or its subsidiaries (or their respective agents); (b) are in compliance with all terms and conditions of such required permits, licenses and authorizations, and also are in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder; (c) as of the date hereof, there has not been any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance with the terms of such permits, licenses and authorizations or which would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, based on or resulting from the Company's or any of its subsidiary's (or any of their respective agent's) manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, or release into the environment, of any pollutant, contaminant or hazardous or toxic material or waste; and (d) have taken all actions necessary under applicable requirements of federal, state or local laws, rules or regulations to register any products or materials required to be registered by the Company or its subsidiaries (or any of their respective agents) thereunder.

          2.18 BROKERS. No broker, finder or investment banker (other than Donaldson, Lufkin & Jenrette Securities Corporation and Houlihan, Lokey, Howard & Zukin, Inc.) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and Donaldson, Lufkin & Jenrette Securities Corporation and Houlihan, Lokey, Howard & Zukin, Inc. pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereunder.

          2.19 INTELLECTUAL PROPERTY. Section 2.19 of the Company Disclosure Schedule contains a true and complete list of all patents, trademarks, trade names, copyright registrations and applications therefor now or heretofore used or presently proposed to be used in the conduct of the business of the Company and its subsidiaries. Except as set forth in Section 2.19 of the Company Disclosure Schedule, (a) the Company owns or possesses adequate licenses or other valid rights to use (without the making of any payment to others or the obligation to grant rights to others in exchange) all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyright registrations, know-how and other proprietary information (collectively, "Rights") necessary to the conduct of the business of the Company and its subsidiaries as presently being conducted, except where the failure to have such Rights would not, individually or in the aggregate, have a Material Adverse Effect; (b) the Company has not licensed any Rights to any third party; (c) the validity of such Rights and the title thereto of the Company has not been questioned in any litigation to which the Company is a party, nor, to the Company's best knowledge, is any such litigation threatened, other than any litigation which will not have a Material Adverse Effect; (d) to the Company's knowledge, the conduct of the business of the Company and its subsidiaries as now conducted does not and will not conflict with Rights of others in any way which has or might have a Material Adverse Effect; and (e) no proceedings are pending against the Company nor, to the Company's knowledge, are any proceedings threatened against the Company alleging any violation of Rights of any third person, other than any proceeding which will not have a Material Adverse Effect. The Company does not know of (x) any use that has heretofore been or is now being made of any Rights owned by the Company, except by the Company or by a person duly licensed by it to use the same under an agreement described in Section 2.19 of the Company Disclosure Schedule or (y) any material infringement of any Right owned by or licensed by or to the Company. All Rights heretofore owned or held by any agent, independent contractor, employee or officer of the Company or any subsidiary thereof and used in the business of the Company or any Subsidiary thereof in any manner have been duly and effectively transferred to the Company. The consummation of the transactions contemplated by this Agreement will not alter or impair the rights and interests of the Company in any of the items listed in Schedule 2.19 of the Company Disclosure Schedule, and the Surviving Corporation will have the same rights and interests in such items as the Company will have immediately prior to the Effective Time.

          2.20 INSURANCE. Section 2.20 of the Company Disclosure Schedule sets forth a true and complete list of all material insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company and its subsidiaries. There is no claim by the Company or any of its subsidiaries pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds, other than any claim which will not have a Material Adverse Effect. All premiums payable under all such policies and bonds have been paid and the Company and its subsidiaries are otherwise in full compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). Such policies of insurance and bonds are of the type and in amounts customarily carried by persons conducting businesses similar to those of the Company and its subsidiaries. As of the date of this Agreement, the Company does not know of any threatened termination of or material premium increase with respect to any of such policies or bonds.

          2.21 NO RESTRICTIONS ON THE MERGER. The Board of Directors of the Company has, prior to the date hereof and prior to the date of the Stockholders Agreement, approved the execution and delivery of by the Company of this Agreement and the entry by certain stockholders of the Company into the Stockholders Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement and the Stockholders Agreement. Such approval is sufficient to render inapplicable to this Agreement, the Stockholders Agreement and the transactions contemplated hereby and thereby, including the Merger, (x) the provisions of Section 203 of the Delaware Law and the New Jersey Shareholder Protection Act (New Jersey Business Corporation Act
(S)(S) 14A:10A-1 et seq.) (the "New Jersey Takeover Statute") and (y) the restrictions contained in Article ELEVENTH of the Company's Restated Certificate of Incorporation. No state takeover statute or similar statute or regulation, including Section 203 of the Delaware Law and the New Jersey Takeover Statute, and no provision of the Certificate of Incorporation, By-laws or other governing instruments of the Company or any of its subsidiaries (a) imposes restrictions which might adversely affect (or delay) the consummation of the transactions contemplated by this Agreement or the Stockholders Agreement or, (b) as a result of the consummation of the transactions contemplated by this Agreement or the Stockholders Agreement or the acquisition of securities of the Company or the Surviving Corporation by Parent or Merger Sub, (i) restricts or impairs the ability of Parent to vote or otherwise exercise the rights of a stockholder with respect to securities of the Company or the Surviving Corporation that may be acquired or controlled by Parent or (ii) entitles any person to acquire securities of the Company or the Surviving Corporation on a basis not available to Parent.

          2.22 INVENTORIES. The inventories set forth on the face of the 1995 Balance Sheet are, and all inventories held by the Company and its subsidiaries immediately prior to the Effective Time will be, properly valued at the lower of cost (on a first-in, first-out basis) or market in accordance in all material respects with GAAP consistently applied.

          2.23 OPINION OF FINANCIAL ADVISOR. The Company has been advised by its financial advisor, Houlihan, Lokey, Howard & Zukin, Inc., that in its opinion, as of the date hereof, the terms of the Merger are fair to the stockholders of the Company from a financial point of view.


                                  ARTICLE III
            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

          Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company that:

          3.1 ORGANIZATION AND QUALIFICATION, SUBSIDIARIES. Each of Parent and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Parent Approvals") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and Parent Approvals would not, individually or in the aggregate, have a Material Adverse Effect (as defined below). Each of Parent and each of its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect. When used in connection with Parent or any of its subsidiaries, the term "Material Adverse Effect" means any fact, event, change, circumstance or effect that is materially adverse to the business, financial condition or results of operations of Parent and its subsidiaries taken as a whole. A true and complete list of all of Parent's subsidiaries, together with the jurisdiction of incorporation of each subsidiary and the percentage of each subsidiary's outstanding capital stock owned by Parent or another subsidiary, is set forth in Section 3.1 of the Disclosure Schedule previously delivered on the date hereof by Parent to the Company (the "Parent Disclosure Schedule"). Except for such subsidiaries, Parent does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

          3.2 CERTIFICATE OF INCORPORATION AND BY-LAWS. Parent has heretofore furnished to the Company a complete and correct copy of its Certificate of Incorporation and the By-laws, as amended to date of this Agreement. Such Certificate of Incorporation, By-laws and equivalent organizational documents of each of its subsidiaries are in full force and effect. Neither Parent nor any of its subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or By-laws or equivalent organizational documents.

          3.3 CAPITALIZATION. (a) As of March 29, 1996, the authorized capital stock of Parent consisted of (i) 20,000,000 shares of Parent Common Stock of which: 7,479,240 shares were issued and outstanding, no shares were held in treasury, 1,315,116 shares were reserved for issuance pursuant to outstanding options or rights under Parent stock option and stock purchase plans; and (ii) 1,000,000 shares of Preferred Stock, par value $0.001 per share, of which, no shares were issued and outstanding. No material change in such capitalization has occurred between December 31, 1995 and the date hereof. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.001 per share, 1,000 shares of which, as of the date hereof, are issued and outstanding. All of the outstanding shares of Parent's and Merger Sub's respective capital stock have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in this Section 3.3 of the Parent Disclosure Schedule, as of March 29, 1996 there were no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Parent or any of its subsidiaries or obligating Parent or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, Parent or any of its subsidiaries.

          (b) The shares of Parent Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid and nonassessable and, subject to notice of issuance, will be included for trading in NASDAQ/National Market System.

          3.4 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

          3.5 NO CONFLICT, REQUIRED FILINGS AND CONSENTS. (a) Except as described in Section 3.5(a) of the Parent Disclosure Schedule, the execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub shall not, (i) conflict with or violate the Certificate of Incorporation, By-laws or equivalent organizational documents of Parent or any of its subsidiaries, (ii) conflict with or violate any order, judgment or decree or, to the best knowledge of Parent, any law, rule or regulation, in each case applicable to Parent or any of it subsidiaries or by which its or their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or impair Parent's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Parent or any of it subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties are bound or affected, except, with respect to clauses (ii) and
(iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, have a Material Adverse Effect.

          (b) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub shall not, require Parent and Merger Sub to obtain any consent, approval, authorization or permit of, or require Parent and Merger Sub to make any filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the pre-merger notification requirements of the HSR Act and the rules and regulations thereunder, and the filing and recordation of appropriate merger or other documents as required by Delaware Law and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent Parent or Merger Sub from performing their respective obligations under this Agreement, and would not have a Material Adverse Effect.

          3.6 COMPLIANCE, PERMITS. (a) Neither Parent nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any such conflicts, defaults or violations which would not, individually and in the aggregate, have a Material Adverse Effect.

          (b) Parent and its subsidiaries are in compliance with the terms of the Parent Approvals, except where the failure to so comply would not, individually and in the aggregate, have a Material Adverse Effect.

          3.7 SEC FILINGS; FINANCIAL STATEMENTS. (a) Parent has filed all forms, reports and documents required to be filed with the SEC since December 31, 1992, and has made available to the Company (i) its Annual Reports on Form 10-K for the three fiscal years ended December 30, 1995, (ii) all proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since December 31, 1992, (iii) all other reports, information or registration statements filed by the Company with the SEC since December 31, 1992 and (iv) all amendments and supplements to all such reports, information and registration statements filed by the Company with the SEC (collectively, the "Parent SEC Reports"). The Parent SEC Reports were prepared (1) in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (2) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. True and complete copies of each Parent SEC Report, including all exhibits thereto, have been made available to the Company.

          (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports has been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be expressly described in the notes thereto) and each fairly presents the consolidated financial position of Parent and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

          3.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 30, 1995, except as disclosed in the Parent SEC Reports filed since that date to the date of this Agreement, Parent and its subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (i) any change, event or circumstance affecting Parent or any of its subsidiaries having a Material Adverse Effect,
(ii) any damage, destruction or loss (whether or not covered by insurance) with respect to any assets of Parent or any of its subsidiaries having a Material Adverse Effect, (iii) any change by Parent in its accounting methods, principles or practices, (iv) any revaluation by Parent of any of its assets, including, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business, (v) except as disclosed in
Section 3.8 of the Parent Disclosure Schedule, any other action or event that would have required the consent of the Company pursuant to Section 4.3 had such action or event occurred after the date of this Agreement, or (vi) any condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of Parent to consummate the transactions contemplated by this Agreement.

          3.9 NO UNDISCLOSED LIABILITIES. Neither Parent nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) which are, in the aggregate, material to the business, operations or financial condition of Parent and its subsidiaries taken as a whole, except liabilities which have (a) not had a Material Adverse Effect, (b) been adequately provided for in Parent's balance sheet for the fiscal year ended December 30, 1995 included in the Parent SEC Reports or (c) been incurred since December 30, 1995 in the ordinary course of business consistent with past practice and liabilities incurred in connection with this Agreement.

          3.10 ABSENCE OF LITIGATION. Other than as disclosed in the Parent SEC Reports, there are no claims, actions, suits, proceedings or investigations pending or, to the best knowledge of Parent, threatened against Parent or any of its subsidiaries, or any properties or rights of Parent or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, except for such claims, actions, suits, proceedings or investigations that would not, individually and in the aggregate, have a Material Adverse Effect.

          3.11 LABOR MATTERS. Except as set forth in Section 3.11 of the Parent Disclosure Schedule, (i) there are no controversies pending or, to the knowledge of Parent or any of its subsidiaries, threatened, between Parent or any of its subsidiaries and any of their respective employees, which controversies have or may have a Material Adverse Effect; (ii) neither Parent nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Parent or its subsidiaries nor does Parent or any of its subsidiaries know of any activities or proceedings of any labor union to organize any such employees; and (iii) neither Parent nor any of its subsidiaries has any knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of Parent or any of its subsidiaries which has had a Material Adverse Effect.

          3.12 REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS. Subject to the accuracy of the representations of the Company in Section 2.13, the registration statement (the "Registration Statement") pursuant to which the shares of Parent Common Stock to be issued in the Merger will be registered with the SEC will not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements included therein, in light of the circumstances under which they were made, not misleading. The information supplied by Parent for inclusion in the Proxy Statement will not, on the date the Proxy Statement is first mailed to stockholders of the Company, at the time of the Company Stockholders' Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements therein not false or misleading in light of the circumstances under which they were made, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders' Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to Parent, Merger Sub or any of their respective affiliates, officers or directors should be discovered by Parent or Merger Sub which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Parent or Merger Sub will promptly inform the Company. Notwithstanding the foregoing, Parent and Merger Sub make no representation or warranty with respect to any information supplied by the Company which is contained in any of the foregoing documents. The Registration Statement and Proxy Statement shall comply in all material respects as to form and substance with the requirements of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder.

          3.13 TITLE TO PROPERTY. Parent owns no material real property. Except as set forth in Section 3.13 of the Parent Disclosure Schedule, Parent and each of its subsidiaries have good and defensible title to all of their properties and assets, free and clear of all liens, charges and encumbrances, except liens for Taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which, individually or in the aggregate, would not have a Material Adverse Effect; and all leases pursuant to which Parent or any of its subsidiaries lease from others material amounts of real or personal property, are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default and in respect of which Parent or such subsidiary has not taken adequate steps to prevent such a default from occurring) except where the lack of such good standing, validity and effectiveness or the existence of such default or event of default would not have a Material Adverse Effect.

          3.14 ENVIRONMENTAL MATTERS. Parent and each of its subsidiaries to the best of their respective knowledge is in compliance in all material respects with all federal, state or local laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or waste, except to the extent noncompliance with such laws has not had and could not reasonably be expected to have a Material Adverse Effect.

          3.15 BROKERS. No broker, finder or investment banker (other than Montgomery Securities) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

          3.16 OPINION OF FINANCIAL ADVISOR. Parent has been advised by its financial advisor, Montgomery Securities, that in its opinion, as of the date hereof, the terms of the Merger are fair from a financial point of view to the stockholders of Parent.


                                  ARTICLE IV
                    CONDUCT OF BUSINESS PENDING THE MERGER

          4.1 CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER. The Company covenants and agrees that, between the date of this Agreement and the Effective Time, except as expressly required or permitted by this Agreement or unless Parent shall otherwise agree in writing, the Company shall and shall cause the businesses of its subsidiaries to be conducted only in, and the Company and its subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and the Company shall use its commercially reasonable efforts to preserve substantially intact the business organization of the Company and its subsidiaries, to keep available the services of the present officers, employees and consultants of the Company and its subsidiaries and to preserve the present relationships of the Company and its subsidiaries with customers, suppliers and other persons with which the Company or any of its subsidiaries has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, neither the Company nor any of its subsidiaries shall, between the date of this Agreement and the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of Parent:

          (a) amend or otherwise change the Certificate of Incorporation or By-laws or equivalent organizational document of the Company or any of its subsidiaries;

          (b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, (i) any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest of the Company, any of its subsidiaries or affiliates (except for the issuance of shares of Company Common Stock issuable pursuant to employee stock options granted prior to the date hereof under the 1983 Plan, which options are outstanding on the date hereof), or (ii) any assets of the Company or any of its subsidiaries (except for sales of assets in the ordinary course of business and in a manner consistent with past practice);

          (c)(i) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly owned subsidiary of the Company may declare and pay a dividend to its parent, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) amend the terms of, repurchase, redeem or otherwise acquire, or permit any subsidiary to repurchase, redeem or otherwise acquire, any of its securities or any securities of its subsidiaries, or propose to do any of the foregoing;

          (d) sell, transfer, license, sublicense or otherwise dispose of any Rights, or amend or modify in any material way any existing agreements with respect to any Rights;

          (e)(i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee (other than guarantees of bank debt of the Company's subsidiaries entered into in the ordinary course of business) or endorse or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except in the ordinary course of business consistent with past practice (taking into account the stores opened by the Company in 1995) and as otherwise permitted under any loan or credit agreement to which the Company is a party; (iii) enter into any contract or agreement other than in the ordinary course of business; (iv) authorize any capital expenditures which are, in the aggregate, in excess of $100,000 for the Company and its subsidiaries taken as a whole; (v) sell, transfer or dispose of any assets other than in the ordinary course of business consistent with past practice; or (vi) enter into or amend in any material way any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this Section 4.1(e);

          (f) increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of employees of the Company or its subsidiaries who are not officers of the Company in accordance with past practices, or grant any severance or termination pay or stock options to, or enter into any employment or severance agreement with any director, officer or other employee of the Company or any of its subsidiaries, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees;

          (g) change, other than in the ordinary course of business and in a manner consistent with past practice and GAAP (none of which changes shall be unreasonable or unusual), any accounting policies or procedures (including procedures with respect to reserves, revenue recognition, payments of accounts payable and collection of accounts receivable);

          (h) make any Tax election or settle or compromise any federal, state, local or foreign income tax liability or agree to an extension of a statute of limitations; or

          (i) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements of the Company or incurred in the ordinary course of business and consistent with past practice.

          4.2 SOLICITATION OF OTHER PROPOSALS. (a) Except to the extent permitted by Section 4.2(b) or Section 4.2(c), from the date of this Agreement through and until the earlier of the Effective Time or the termination of this Agreement in accordance with Section 7.1, the Company shall, and shall cause its affiliates, subsidiaries and its and their respective officers, directors, employees, representatives or agents to, cease any discussions or negotiations with any person (which includes any person within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any acquisition of all or any material portion of the assets of, or any equity interest in (except for the issuance of shares of Company Common Stock pursuant to employee stock options granted under the 1983 Plan and outstanding on the date of this Agreement), the Company or any of its subsidiaries or any Acquisition Proposal (as defined below) or possible Third Party Acquisition (as defined in Section 7.3). Except to the extent permitted by Section 4.2(b) or Section 4.2(c), from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, neither the Company nor any of its affiliates or subsidiaries or any of its or their respective officers, directors, employees, representatives or agents shall, directly or indirectly,
(i) solicit or initiate, or take any action to facilitate any inquiries or the making of any proposal that constitutes, an Acquisition Proposal or (ii) participate in or initiate discussions or negotiations with, or provide any information to, any person (including any "person" as defined in Section 13(d)(3) of the Exchange Act) concerning an Acquisition Proposal or which might result in an Acquisition Proposal. For purposes of this Agreement, the term "Acquisition Proposal" shall mean any inquiry, proposal or offer from any person (other than Parent, Merger Sub or any of their affiliates) relating to any direct or indirect business combination, tender or exchange offer, consolidation, merger, sale of substantial assets, sale of (or right to sell) shares of capital stock (except for the issuance of shares of Company Common Stock pursuant to employee stock options granted under the 1983 Plan and outstanding on the date of this Agreement), recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its subsidiaries, or any other transaction the consummation of which would reasonably be expected to impede, interfere with, prevent or materially delay the consummation of the transactions contemplated hereby or which would reasonably be expected to dilute materially the benefits to Parent or its affiliates of the transactions contemplated hereby.

          (b) Notwithstanding the foregoing, the Company may participate in discussions or negotiations with, or furnish information with respect to the Company pursuant to a confidentiality agreement substantially similar to that then in effect between the Company and Parent to, any person if such person has submitted an unsolicited written Acquisition Proposal to the Board of Directors of the Company and such Board of Directors receives a written opinion of outside counsel to the effect that, and based on such advice such Board determines by a majority vote in its good faith judgment that, taking such action is likely required to satisfy the fiduciary duties of such Board.

          (c) Except as set forth in the following sentence, neither the Board of Directors of the Company nor any committee thereof shall (i) (1) withdraw or modify in a manner adverse to Parent or Merger Sub its approval or recommendation of the Merger, this Agreement or the transactions contemplated hereby, (2) approve or recommend any Acquisition Proposal other than the Merger,
(3) fail to mail the Proxy Statement to the Company's stockholders when the Proxy Statement shall be available for mailing or fail to include therein such approval and recommendation, (4) resolve to do any of the foregoing or (5) upon a request to reaffirm the Company's approval or recommendation of this Agreement or the Merger, fail to do so within two (2) business days after such request is made; or (ii) resolve to authorize the Company to, and (regardless of whether such authorization is given) the Company shall not, enter into an agreement or contract or an agreement in principle, letter of intent or similar document or understanding with any person (other than Parent, Merger Sub or any of their affiliates) relating to a tender offer or exchange offer for any shares of Company Common Stock, an acquisition or purchase of more than ten percent (10%) of the total assets of the Company on a consolidated basis or a merger, consolidation or other business combination with or involving the Company or any subsidiary thereof. The immediately preceding sentence notwithstanding, in the event that prior to the Effective Time the Board of Directors of the Company receives a Superior Proposal (as defined below), the Board of Directors of the Company may take, and the Company may take upon the express authorization of such Board, any action referred to in such sentence (x) if such Board of Directors receives a written opinion of outside counsel to the effect that, and based on such advice such Board determines by a majority vote of directors in its good faith judgment that, taking such action is likely required to satisfy the fiduciary duties of such Board; (y) if such Board furnishes Parent two (2) business days' prior written notice of the taking of such action (which notice shall include a description of the material terms and conditions of the Superior Proposal and identify the person making the same); and (z) simultaneously with the taking of such action the Company pays to Parent the Termination Fee referred to in Section . For purposes of this Agreement, the term "Superior Proposal" means any bona fide Acquisition Proposal to acquire more than fifty percent (50%) of the outstanding shares of Company Common Stock on a fully diluted basis or all or substantially all of the assets of the Company which is on terms which the Board of Directors of the Company determines by a majority vote of its directors in its good faith judgment (based on the written opinion, with only customary qualifications, of a financial advisor of nationally recognized reputation that the consideration provided in such Acquisition Proposal likely exceeds the value of the consideration provided for in the Merger, after taking into account all relevant factors, including, any conditions to such Acquisition Proposal, the timing of the closing thereof, the risk of nonconsummation and any required governmental or other consents, filings and approvals) to be more favorable to the Company's stockholders than the Merger.

          (d)    In addition to the obligations of the Company set forth in this
Section 4.2, the Company shall immediately advise Parent orally and in writing of any request for information or Acquisition Proposal, or any inquiry with respect to or which could result in an Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the person making the same. The Company shall keep Parent periodically apprised of developments (including any increase in the amount of the consideration) which relate to the foregoing or of any other developments or circumstances which could reasonably be expected to culminate in the taking of any of the actions referred to in Section 4.2(c).

          4.3 CONDUCT OF BUSINESS BY PARENT PENDING THE MERGER. Parent covenants and agrees that, between the date of this Agreement and the Effective Time, unless the Company shall otherwise agree in writing, Parent shall conduct its business, and cause the businesses of its subsidiaries to be conducted, in the ordinary course of business, other than actions taken by Parent or its subsidiaries in contemplation of the Merger, and shall not directly or indirectly do, or propose to do, any of the following without the prior written consent of the Company:

          (a) amend or otherwise change Parent's Certificate of Incorporation (other than to increase the number of shares of Parent Common Stock authorized thereunder) or By-laws;

          (b)(i) declare, set aside or pay any cash dividend or (ii) amend the terms of, repurchase, redeem or otherwise acquire, any of its securities, or propose to do any of the foregoing; or

          (c) acquire (by merger, consolidation, or acquisition of stock or assets) for a consideration with a value in excess of $100,000,000 any corporation, partnership or other business organization or division thereof.


                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

          5.1 PROXY STATEMENT/PROSPECTUS; REGISTRATION STATEMENT. (a) As promptly as practicable after the execution of this Agreement, the Company and Parent shall prepare and file with the SEC preliminary proxy materials which shall constitute the Proxy Statement of the Company and the Prospectus of Parent with respect to the Parent Common Stock to be issued in connection with the Merger. As promptly as practicable after comments are received from the SEC on the preliminary proxy material and after the furnishing by the Company and Parent of all information required to be contained therein, the Company and Parent shall file with the SEC a registration statement on SEC Form S-4 (or on such other form as shall be appropriate) relating to the approval of the Merger and the transactions contemplated hereby by the stockholders of the Company and shall use all reasonable efforts to cause such registration statement to become effective as soon thereafter as practicable. The Proxy Statement shall include the recommendation of the Board of Directors of the Company in favor of the Merger; provided that such recommendation may not be included or may be withdrawn if previously included if the Board of Directors of the Company has accepted a Superior Proposal in accordance with the terms of Section 4.2(c) and the Company has been advised by its independent legal counsel that the Company's Board of Directors would likely be in breach of its fiduciary duties if it included such recommendation or did not withdraw such recommendation if previously included.

          (b) Parent and the Company shall make all necessary filings with respect to the Merger under the Securities Act and the Exchange Act and the rules and regulations thereunder and under applicable Blue Sky or similar securities laws, rules and regulations, and shall use all reasonable efforts to obtain required approvals and clearances with respect thereto.

          5.2 MEETING OF COMPANY STOCKHOLDERS. The Company shall promptly after the date hereof take all action necessary in accordance with Delaware Law and its Restated Certificate of Incorporation and By-laws to convene the Company Stockholders' Meeting within forty-five (45) calendar days after the Registration Statement becomes effective. Once the Company Stockholders Meeting has been called and noticed, the Company shall not postpone or adjourn (other than for the absence of a quorum) the Company Stockholders' Meeting without the consent of Parent. Subject to Section 5.1(a), the Company shall use its best efforts to solicit from stockholders of the Company proxies in favor of the Merger and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by Delaware Law to effect the Merger. Anything contained herein to the contrary notwithstanding, the Company shall be under no obligation to take any action which would result in the Effective Time occurring on or prior to June 1, 1996.

          5.3 ACCESS TO INFORMATION; CONFIDENTIALITY. (a) Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which such party is subject (from which such party shall use reasonable efforts to be released) the Company and Parent shall each (and shall cause each of their respective subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, reasonable access, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of the Company and Parent shall (and shall cause each of their respective subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request, and each party shall make available to the other party the appropriate individuals for discussion of such party's business, properties and personnel as the other party may reasonably request. No investigation pursuant to this Section 5.3 shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

          (b) Each party shall keep such information confidential in accordance with the terms of the confidentiality agreements, dated December 13, 1995 and March 1, 1996 (collectively, the "Confidentiality Agreement"), between Parent and the Company.

          5.4 BEST EFFORTS. (a) Upon the terms and subject to the conditions set forth in this Agreement, each party hereto shall use its best efforts to take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other party or parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated hereby and by the Stockholders Agreement; provided, however, that the Certificate of Merger shall not be filed as aforesaid and the Effective Time shall not occur on or before June 1, 1996. The Company and Parent shall use their best efforts to obtain all licenses, permits, consents, waivers, approvals, authorizations, qualifications or orders (including all United States and foreign governmental and regulatory rulings and approvals), and the Company and Parent shall make all filings (including, without limitation, all filings with United States and foreign governmental or regulatory agencies) required in connection with the authorization, execution and delivery of this Agreement by the Company and Parent and the consummation by them of the transactions contemplated hereby. Neither party hereto will take any action which results in any of the representations or warranties made by such party pursuant to Articles II or III, as the case may be, becoming untrue or inaccurate in any material respect.

          (b) Parent and the Company shall use their best efforts to satisfy or cause to be satisfied all of the conditions precedent that are set forth in
Article VI, as applicable to each of them, and to cause the transactions contemplated by this Agreement to be consummated.

          (c)    The Company and Parent shall cooperate with one another:

                 (i) in connection with the preparation of the Registration Statement and the Proxy Statement;

                 (ii) in connection with the preparation of any filing required by the HSR Act;

                 (iii) in determining whether any action by or in respect of, or filing with, any governmental authority, agency or official, or other third party, is required, or any actions, licenses, permits, consents, waivers, approvals, authorizations, qualifications or orders are required to be obtained from parties in connection with the consummation of the transactions contemplated hereby; and

                 (iv) in seeking any actions, licenses, permits, consents, waivers, approvals, authorizations, qualifications or orders, or making any filings, furnishing information required in connection therewith or with the Registration Statement or the Proxy Statement and seeking timely to obtain any such actions, licenses, permits, consents, waivers, approvals, authorizations, qualifications or orders, or making any filings; and

                 (v) in order to facilitate the achievement of the benefits reasonably anticipated from the Merger.

          (d) In connection with the legal opinions referred to in Sections 6.2(d) and 6.3(c), Parent and the Company agree to deliver letters of representation reasonable under the circumstances as to their present intention and present knowledge.

          5.5 STOCK OPTIONS. (a) At the Effective Time, each outstanding stock option to purchase shares of Company Common Stock (each a "Company Option") under the 1983 Plan, whether vested or unvested, will be assumed by Parent. Each Company Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the 1983 Plan immediately prior to the Effective Time, except that (i) such Company Option will be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were purchasable under such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Option will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, and rounding the resulting exercise price up to the nearest whole cent.

          (b) Parent shall reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Company Options assumed by Parent under this Agreement. Parent will file on the Effective Date a registration statement on Form S-8 under the Securities Act covering the shares of Parent Common Stock issuable upon the exercise of the Company Options assumed by Parent pursuant to Section 5.5(a), and will use its reasonable efforts to cause such registration statement to become effective on or about the Effective Time or soon as thereafter as practicable and to maintain such registration in effect until the exercise or expiration of such assumed Company Incentive Options.

          5.6 EMPLOYEE BENEFITS. After the Effective Time and on a schedule determined by Parent in connection with its integration of its business with that of the Company, the employees of the Company shall be eligible to participate in the employee benefit plans of Parent to the same extent as any similarly situated and geographically located employees of Parent.

          5.7 AGREEMENTS OF AFFILIATES. The Company has delivered to Parent, prior to the date of this Agreement, a letter (the "Affiliate Letter") identifying all persons who are "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its best efforts to cause each person who is identified as an "affiliate" in the Affiliate Letter, or who shall be an "affiliate" at the time of the Company Stockholders' Meeting, to deliver to Parent, prior to the Effective Time, a written agreement (an "Affiliate Agreement") in the form attached hereto as Exhibit B.

          5.8 COMPANY WARRANTS. The Company shall use its reasonable efforts to cause each outstanding warrant to purchase Company Common Stock to be exercised before the Effective Time.

          5.9 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which results in any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect and (ii) any failure of the Company, Parent or Merger Sub, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice. The Company shall give prompt notice to Parent of any occurrence that has had or may reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries taken as a whole.

          5.10 NATIONAL MARKET SYSTEM. Parent shall use its best efforts to cause the Parent Common Stock to be issued in the Merger to be approved for inclusion in the NASDAQ/National Market System, subject to official notice of issuance, prior to the Effective Time.

          5.11 PUBLIC ANNOUNCEMENTS. Parent and the Company shall consult with each other before issuing any press release with respect to the Merger or this Agreement and shall not issue any such press release prior to such consultation, except as may be required by law or any listing agreement related to the trading of the shares of either party on the NASDAQ/National Market System.

          5.12 TAKEOVER LAWS. If any "fair price," "moratorium," "control share acquisition," "shareholder protection" or other form of antitakeover statute, regulation or charter provision or contract is or shall become applicable to the Merger or the transactions contemplated hereby or by the Stockholders Agreement, the Company and the Board of Directors of the Company shall grant such approvals and take such actions as are necessary under such laws and provisions so that the transactions contemplated hereby and thereby may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to eliminate or minimize the effects of such statute, regulation, provision or contract on the transactions contemplated hereby or thereby. The Company shall not take, and shall not permit any of its controlled affiliates to take, any action which would require or permit, or could reasonably be expected to require or permit, the Company or any other person or entity to treat Parent or Merger Sub, acting pursuant to and as permitted by this Agreement or the Stockholders Agreement, as an "interested stockholder" or "related person" with whom the Company is prevent for any period of time pursuant to Section 203 of the Delaware Law, the New Jersey Takeover Statute or Article ELEVENTH of the Company's Restated Certificate of Incorporation from engaging in any 'business combination" or take any action

(including any charter or by-law amendment) that has the effect of rendering any such statutes or such Article ELEVENTH applicable to Parent or any of its subsidiaries.

          5.13 ACCOUNTANT'S LETTERS. Upon reasonable notice from the other, the Company or Parent shall cause their respective independent public accountants to deliver to Parent or the Company, as the case may be, a letter covering such matters as are requested by Parent or the Company, as the case may be, and as are customarily addressed in accountant's "comfort" letters in connection with registration statements similar to Form S-4.

          5.14 STOP TRANSFER. The Company acknowledges and agrees to be bound by and comply with the provisions of Section 6 of the Stockholders Agreement as if a party thereto with respect to transfers of record of ownership of shares of the Company Common Stock, and agrees to notify the transfer agent for any shares of Company Common Stock and provide such documentation and do such other things as may be necessary to effectuate the provisions of such Stockholders Agreement.

          5.15 REPRESENTATIONS OF STOCKHOLDERS. The Company and Parent will use their best efforts to cause each of its principal stockholders to cooperate with counsel to the Company and Parent to assist them in providing the tax opinions called for by Section 6.1(f).


                                   ARTICLE VI
                              CONDITIONS OF MERGER

          6.1 CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) EFFECTIVENESS OF THE REGISTRATION STATEMENT. The Registration Statement shall have been declared effective; no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose; and no similar proceeding in respect of the Proxy Statement shall have been initiated or, to the knowledge of Parent or the Company, threatened by the SEC;

          (b) STOCKHOLDER APPROVAL. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the stockholders of the Company;

          (c) NASDAQ/NATIONAL MARKET SYSTEM DESIGNATION. The shares of Parent Common Stock issuable to the Company's stockholders pursuant to this Agreement shall have been authorized for inclusion for trading on the NASDAQ/National Market System upon official notice of issuance.

          (d) HSR ACT. Any waiting period (and any extension thereof) applicable to the consummation of the transactions contemplated hereby and by the Stockholders Agreement, including the Merger, under the HSR Act shall have expired or been terminated;

          (e) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by any administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending, and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal; and

          (f) TAX OPINION. Parent and the Company shall have received written opinions of Orrick, Herrington & Sutcliffe and O'Sullivan Graev & Karabell, LLP, in form and substance reasonably satisfactory to them to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and Parent shall have obtained a representation from each stockholder who is a signatory to the Stockholders Agreement that the representations given in Section 1(g) of the Stockholders Agreement are true and correct in all respects as of the date two (2) days prior to the Effective Time.

          6.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to effect the Merger are also subject to the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time, except for changes contemplated by this Agreement (together with the Company Disclosure Schedule), and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct in all material respects as of such date), with the same force and effect as if made on and as of the Effective Time, and Parent and Merger Sub shall have received a certificate to such effect signed by the President and Chief Financial Officer of the Company;

          (b) AGREEMENTS AND COVENANTS. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Parent and Merger Sub shall have received a certificate to such effect signed by the President and Chief Financial Officer of the Company;

          (c) CONSENTS OBTAINED. Parent shall have received evidence, in form and substance reasonably satisfactory to it, that those licenses, permits, consents, waivers, approvals, authorizations, qualifications or orders (including all United States and foreign governmental and regulatory rulings and approvals) of governmental authorities and other third parties described in
Section 2.5(a) of the Company Disclosure Schedule have been obtained; provided, however, that notwithstanding the necessity to obtain the foregoing, it shall not be a condition to the obligations of Parent and Merger Sub under this Agreement for the Company to obtain the consent of United Jersey Bank under the credit and related agreements between the Company and such bank;

          (d) NO MATERIAL ADVERSE CHANGE. Since the date of this Agreement, there shall not have occurred any change, event or circumstance affecting the Company or any of its subsidiaries which has had a Material Adverse Effect (as defined in Section 2.1); provided, however, that, solely for purposes of determining whether the condition set forth in this Section 6.2(d) has been satisfied, any change, event or circumstance set forth on Section 2.8(a) of the Company Disclosure Schedule which adversely affects the business, financial condition or results of operations of the Company or any of its subsidiaries after the date of this Agreement shall not, in and of itself, be deemed to have had a Material Adverse Effect;

          (e) OPINION OF COUNSEL. Parent shall have received from O'Sullivan Graev & Karabell, LLP, or other counsel for the Company reasonably satisfactory to Parent, an opinion dated the Effective Time, in form and substance reasonably satisfactory to Parent, which opinion shall be based on such assumptions and containing such qualifications and limitations as are appropriate and reasonably satisfactory to Parent;

          (f) OPINION OF INVESTMENT BANKER. Montgomery Securities shall have delivered an opinion to the Board of Directors of Parent, dated as of the date of this Agreement and reaffirmed no earlier than five (5) days prior to the mailing of the Proxy Statement, in form reasonably satisfactory to Parent, to the effect that the consideration to be received by the stockholders of the Company in connection with the transactions contemplated by this Agreement is fair from a financial point of view to the stockholders of Parent; and

          (g) AFFILIATE AND STOCKHOLDERS AGREEMENTS. Parent shall have received from each person who is identified in the Affiliate Letter as an "affiliate" of the Company, an Affiliate Agreement substantially in the form attached hereto as Exhibit A and Parent shall have entered into a Stockholders Agreement in the form attached hereto as Exhibit B with each stockholder listed on the signature pages thereto, and such Affiliate Agreements and Stockholders Agreement shall be in full force and effect.

          6.3 ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to effect the Merger is also subject to the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time, except for changes contemplated by this Agreement (together with the Parent Disclosure Schedule), and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct in all material respects as of such date), with the same force and effect as if made on and as of the Effective Time, and the Company shall have received a certificate to such effect signed by the President and Treasurer of Parent;

          (b) AGREEMENTS AND COVENANTS. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate to such effect signed by the President and Treasurer of Parent;

          (c) OPINION OF COUNSEL. The Company shall have received from Orrick, Herrington & Sutcliffe or other counsel for Parent reasonably satisfactory to the Company, an opinion dated the Effective Time, in form and substance reasonably satisfactory to the Company, which opinion shall be based on such assumptions and containing such qualifications and limitations as are appropriate and reasonably satisfactory to the Company;

          (d) OPINION OF INVESTMENT BANKER. Houlihan Lokey Howard & Zukin, Inc. shall have delivered an opinion to the Board of Directors of the Company, dated the date of this Agreement and reaffirmed no earlier than five (5) days prior to the mailing of the Proxy Statement, in form reasonably satisfactory to the Company, to the effect that the consideration to be received by the holders of shares of Company Common Stock pursuant to this Agreement is fair from a financial point of view to such holders; and

          (e) CONSENTS OBTAINED. The Company shall have received evidence, in form and substance reasonably satisfactory to it, that those licenses, permits, consents, waivers, approvals, authorizations, qualifications or orders (including all United States and foreign governmental and regulatory rulings and approvals) of governmental authorities and other third parties described in
Section 3.5(a) of the Parent Disclosure Schedule have been obtained.


                                  ARTICLE VII
                       TERMINATION, AMENDMENT AND WAIVER

          7.1 TERMINATION. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of the Company:

          (a) By mutual written consent duly authorized by the Boards of Directors of Parent and the Company; or

          (b) By either Parent or the Company if the Merger shall not have been consummated by August 31, 1996; provided, however, that if the Merger shall not have been consummated solely due to the waiting period (or any extension thereof) under the HSR Act not having expired or been terminated, then such date shall be extended to December 31, 1996; and provided, further, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose willful failure to fulfill any material obligation under this Agreement has been the cause of, or resulted in, the failure of the Merger to have been consummated on or before such date; or

          (c) By either Parent or the Company, if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

          (d) By either Parent or the Company, if, at the Company Stockholders' Meeting (including any adjournment or postponement thereof), the requisite vote of the stockholders of the Company shall not have been obtained; or

          (e) By Parent, if the Board of Directors of the Company or any committee thereof shall have (i) approved or recommended an Acquisition Proposal other than the Merger, (ii) withdrawn or modified in a manner adverse to Parent its approval or recommendation of the Merger, this Agreement or the transactions contemplated hereby, (iii) failed to mail the Proxy Statement to its stockholders when the Proxy Statement shall be available for mailing or failed to include therein such approval and recommendation (including the recommendation that the stockholders of the Company vote in favor of the Merger), (iv) resolved to do any of the foregoing, or (v) upon a request by Parent, failed, within two (2) business days after such request is made, to reaffirm any such approval or recommendation; or

          (f) By the Company, in order to take any action referred to in clause (ii) of Section 4.2(c) with respect to a Superior Proposal, provided that the Company has complied with all the provisions of the second sentence of
Section 4.2(c) and has determined to accept such Superior Proposal; or

          (g) By Parent, if the Company or its Board of Directors or any committee thereof takes any of the actions referred to in clause (ii) of Section 4.2(c); or

          (h) By Parent, if neither Parent nor Merger Sub is in material breach of its obligations under this Agreement, and if (1) there has been a breach by the Company of any of its representations and warranties hereunder such that Section 6.2(a) will not be satisfied or (2) there has been the willful breach on the part of the Company of any of its covenants or agreements contained in this Agreement such that Section 6.2(b) will not be satisfied, and, in both case (1) and case (2), such breach has not been promptly cured after notice to the Company; or

          (i) By the Company, if it is not in material breach of its obligations under this Agreement, and if (1) there has been a breach by Parent or Merger Sub of any of their respective representations and warranties hereunder such that Section 6.3(a) will not be satisfied or (2) there has been the willful breach on the part of Parent or Merger Sub of any of their respective covenants or agreements contained in this Agreement such that Section 6.3(b) will not be satisfied, and, in both case (1) and case (2), such breach has not been promptly cured after notice to Parent and Merger Sub; or

          (j) By Parent, if any of the stockholders who are parties to the Stockholders Agreement shall have breached in any material respect any representation, warranty, covenant or agreement thereof and such breach has not been promptly cured after notice to any such stockholder; provided, however, that such breach shall be of the kind that denies Parent the material benefits contemplated by the Stockholders Agreement; or

          (k)    By Parent, if the Average Trading Price is less than $35.00.

          7.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void (other than this Section 7.2 and Sections 7.3 and 8.10, which shall survive the termination of this Agreement) and there shall be no liability on the part of any party hereto except as set forth in Section 7.3. The Confidentiality Agreement shall survive termination of this Agreement. In the event that this Agreement is terminated by the Company pursuant to Section 7.1(i), nothing herein shall relieve Parent and Merger Sub from liability for any breach hereof.

          7.3 FEES AND EXPENSES. (a) Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that Parent and the Company shall share equally all fees and expenses, other than attorneys' fees, incurred in relation to the printing and filing of the Proxy Statement (including any preliminary materials related thereto) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto.

          (b) If this Agreement is terminated pursuant to Sections 7.1(e), 7.1(f), 7.1(g) or 7.1(h) and provided that (i) Parent is not then in breach of its representations and warranties under this Agreement such that Section 6.3(a) of this Agreement would not be satisfied or (ii) Parent is not otherwise in material breach of its obligations under this Agreement such that Section 6.3(b) will not be satisfied, then the Company shall reimburse Parent, within one (1) business day of Parent's request therefor, for all Parent Stipulated Expenses. As used in this Agreement, the term "Parent Stipulated Expenses" shall mean those reasonable and documented fees and expenses actually incurred by Parent in connection with this Agreement, the Stockholders Agreement and the transactions contemplated hereby and thereby, including (x) Parent's efforts to acquire the Company, (y) steps taken after the date hereof to take operational control of the Company and (z) salaries, travel costs and expenses incurred by Parent as a result of changes to its business plan in contemplation of the Merger, which fees and expenses shall not exceed, in the aggregate, one million two hundred thousand dollars ($1,200,000); provided, however, that with respect to the expenses described in the preceding clauses (y) and (z), such expenses shall not be subject to reimbursement pursuant to this Section 7.3(b) in the event that Parent terminates this Agreement pursuant to clause (1) of Section 7.1(h) as a result of a representation and warranty of the Company which was true and correct in all material respects as of the date of this Agreement becoming, as a result of any nonwilful action taken by the Company, not true or correct in all material respects as of the Effective Time; and provided further, that the Company shall not be obligated to reimburse Parent for any fee of Montgomery Securities in excess of $200,000. The foregoing notwithstanding, any amount payable by the Company to Parent pursuant to this Section 7.3(b) shall be reduced by any amount actually received by Parent pursuant to Section 7.2(b) of the Stockholders Agreement.

          (c)    In the event that:

                 (i) Parent terminates this Agreement pursuant to Section 7.1(e) or 7.1(g); or

                 (ii) following receipt of an Acquisition Proposal, the Company terminates this Agreement pursuant to Section 7.1(f),

the Company shall pay to Parent, simultaneously with such termination of this Agreement referred to in clauses (i) or (ii) above, a fee of one million two hundred fifty thousand dollars ($1,250,000), less the amount of Parent Stipulated Expenses paid to Parent pursuant to Section 7.3(b) (the "Termination Fee"), which amount shall be payable in immediately available funds. In no event shall the Company be obligated to pay more than one Termination Fee. The foregoing notwithstanding, Parent shall not be entitled to receive a Termination Fee if Parent has received the Topping Fee provided by Section 7.2(c) of the Stockholders Agreement.

          (d) If this Agreement shall be terminated in the circumstances specified in the foregoing Sections 7.3(b) or 7.3(c), then the payment thereunder shall be liquidated damages for loss of the bargain hereunder (and together with the reimbursement of expenses to the extent provided in Section 7.3(b), 7.3(c) above) and shall be the recipient's sole and exclusive remedy in such event.

          7.4 AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of the Company, no amendment may be made which would reduce the amount or change the type of consideration into which each share of Company Common Stock shall be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

          7.5 WAIVER. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts required hereunder, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and
(c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.


                                 ARTICLE VIII
                              GENERAL PROVISIONS

          8.1 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the consummation of the Merger and the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

          8.2 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered if delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested), or sent by facsimile transmission, (confirmation received) to the parties at the following addresses and facsimile transmission numbers (or at such other address or number for a party as shall be specified by like notice), except that notices after the giving of which there is a designated period within which to perform an act and notices of changes of address or number shall be effective only upon receipt:

          (a)    If to Parent or Merger Sub:

                 West Marine, Inc.
                 500 Westridge Drive
                 Watsonville, CA 95076-4100
                 Telecopier No.: (408) 728-2736
                 Telephone No.: (408) 728-2700
                 Attention: Crawford L. Cole, Chief Executive
                            Officer and President

                 With a copy to:

                 Orrick, Herrington & Sutcliffe
                 Old Federal Reserve Bank Building
                 400 Sansome Street

                 San Francisco, California  94111
                 Telecopier No.: (415) 773-4283
                 Telephone No.:  (415) 773-5830
                 Attention:     Richard V. Smith, Esq.

          (b)    If to the Company:

                 E&B Marine Inc.
                 201 Meadow Road
                 Edison, New Jersey
                 Telecopier No.: (908) 819-4772
                 Telephone No.: (908) 819-7400
                 Attention: Kenneth G. Peskin, Chairman
                            and Chief Executive Officer

                 With a copy to:

                 O'Sullivan Graev & Karabell, LLP
                 30 Rockefeller Plaza
                 New York, New York  10112
                 Telecopier No.: (212) 408-2420
                 Telephone No.:  (212) 408-2400
                 Attention:  Lawrence G. Graev, Esq.

          8.3 DISCLOSURE SCHEDULES. The Company Disclosure Schedule and the Parent Disclosure Schedule each shall be divided into sections corresponding to the sections and subsections of this Agreement. Disclosure of any fact or item in any section of a party's Disclosure Schedule shall not, should the existence of the fact or item or its contents be relevant to any other section of the Disclosure Schedule, be deemed to be disclosed with respect to Sections 2.5(a), 2.7(a), 2.8(a), 2.8(b) and 2.16(b) of the Company Disclosure Schedule or 3.5(a) and 3.8 of the Parent Disclosure Schedule. Disclosure of any fact or item in any other section of a party's Disclosure Schedule shall be deemed disclosed with respect to all sections thereof other than those specified in the preceding sentence. Disclosure of any matter in such Disclosure Schedules shall not be deemed to imply that such matter is or is not material. Disclosure of any matter in such Disclosure Schedules shall not constitute an admission or raise any inference that such matter constitutes a violation of law or an admission of liability or facts supporting liability.

          8.4    CERTAIN DEFINITIONS.  For purposes of this Agreement, the term:

          (a) "affiliates" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person; including, without limitation, any partnership or joint venture in which the Company (either alone, or through or together with any other subsidiary) has, directly or indirectly, an interest of 5% or more;

          (b) "beneficial owner" with respect to any shares of Company Common Stock, means a person who shall be deemed to be the beneficial owner of such shares (i) which such person or any of its affiliates or associates beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 of the Exchange Act) has, directly or indirectly, (1) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (2) the right to vote pursuant to any agreement, arrangement or understanding or
(iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares;

          (c) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

          (d) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, limited liability company, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

          (e) "subsidiary" or "subsidiaries" of the Company, the Surviving Corporation, Parent or any other person means any corporation, partnership, joint venture, limited liability company or other legal entity of which the Company, the Surviving Corporation, Parent or such other person, as the case may be, (either alone or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

          8.5 INTERPRETATION. When a reference is made in this Agreement to Sections, subsections, Schedules or Exhibits, such reference shall be to a Section, subsection, Schedule or Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The word "herein" and similar references mean, except where a specific Section or Article reference is expressly indicated, the entire Agreement rather than any specific Section or Article. The table of contents and the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          8.6 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

          8.7 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings (other than the Stockholders Agreement and Confidentiality Agreement), both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

          8.8 ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise, except that Parent and Merger Sub may assign all or any of their rights hereunder to any affiliate provided that no such assignment shall relieve the assigning party of its obligations hereunder.

          8.9 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 5.8 (which is intended to be for the benefit of the Indemnified Parties and may be enforced by such Indemnified Parties).

          8.10 GOVERNING LAW. This Agreement shall governed by, and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          8.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                              WEST MARINE, INC.



                              By /s/Crawford L. Cole
                                 ----------------------------------------------
                                 Name:   Crawford L. Cole
                                 Title: Chief Executive Officer and President

                              WM MERGER SUB, INC.



                              By /s/Crawford L. Cole
                                 ---------------------------------------------
                                 Name:   Crawford L. Cole
                                 Title: President

                              E&B MARINE INC.



                              By /s/Kenneth G. Peskin
                                 ---------------------------------------------
                                 Name:   Kenneth G. Peskin
                                 Title: Chairman of the Board and
                                        Chief Executive Officer

                                                   EXHIBIT A TO MERGER AGREEMENT

                             CERTIFICATE OF MERGER
                                      OF
                              WM MERGER SUB, INC.
                                     INTO
                                E&B MARINE INC.


          The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

          DOES HEREBY CERTIFY:

          FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

               NAME                      STATE OF INCORPORATION

          WM Merger Sub, Inc.                 Delaware
          E&B Marine Inc.                     Delaware

          SECOND: That an Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of
Section 251 of the General Corporation Law of the State of Delaware.

          THIRD: That the name of the surviving corporation of the merger is E&B Marine Inc.

          FOURTH: That the restated certificate of incorporation, as amended, of E&B Marine Inc., a Delaware corporation, the surviving corporation, shall be the certificate of incorporation of the surviving corporation.

          FIFTH: That the executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 500 Westridge Drive, Watsonville, California 95076-4100.

          SIXTH: That a copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

          IN WITNESS WHEREOF, the undersigned surviving corporation has caused this Certificate to be signed by its authorized officer this ____ day of ____________, 1996.

                                        E&B MARINE INC.


                                        By: ____________________________________
                                           Name:
                                           Title:

                                                   EXHIBIT B TO MERGER AGREEMENT


                              AFFILIATE AGREEMENT
                                     , 1996

West Marine, Inc.
500 Westridge Drive
Watsonville, CA 95076-4100
Attention: _________________

Gentlemen:

          Pursuant to the terms of the Agreement and Plan of Merger, dated as of April 2, 1996 (the "Agreement"), among West Marine, Inc., a Delaware corporation ("Parent"), WM Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent ("Sub"), and E&B Marine Inc., a Delaware corporation (the "Company"), Parent will acquire the Company through the merger of Sub with and into the Company (the "Merger"). Subject to the terms and conditions of the Agreement, at the Effective Time (as defined in the Agreement), outstanding shares of the common stock, par value $.001 per share, of the Company (the "Company Common Stock") will be converted into the right to receive shares of the common stock, par value $0.001 per share, of Parent (the "Parent Common Stock") on the basis described in the Agreement.

          The undersigned has been advised that as of the date hereof it may be deemed to be an "affiliate" of the Company, as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and/or (ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission.

          The undersigned understands that the representations, warranties and covenants set forth herein will be relied upon by Parent, stockholders of Parent, the Company, other stockholders of the Company and their respective counsel and accounting firms.

          The undersigned represents and warrants to and agrees with Parent that:

          1. The undersigned has full power to execute and deliver this Affiliate Agreement and to make the representations and warranties herein and to perform its obligations hereunder.

          2. The undersigned has carefully read this letter and the Agreement and discussed its requirements and other applicable limitations upon its ability to sell, transfer or otherwise dispose of Parent Common Stock to the extent the undersigned felt necessary, with its counsel or counsel for the Company.

          3. The undersigned shall not make any sale, transfer or other disposition of Parent Common Stock in violation of the Act or the Rules and Regulations.

          4. The undersigned has been advised that the issuance of shares of Parent Common Stock to the undersigned in connection with the Merger has been or will be registered with the Commission under the Act on a Registration Statement on Form S-4.

     However, the undersigned has also been advised that, since, at the time the Merger was submitted for a vote of the stockholders of the Company the undersigned may be deemed to have been an affiliate of the Company and the distribution by the undersigned of any Parent Common Stock has not been registered under the Act, the undersigned may not sell, transfer or otherwise dispose of Parent Common Stock issued to the undersigned in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the requirements of Rule 145 promulgated by the Commission under the Act, (iii) in the opinion of counsel reasonably acceptable to Parent, such sale, transfer or other disposition is otherwise exempt from registration under the Act or (iv) an authorized representative of the Commission shall have rendered written advice to the undersigned (which advice shall be sought in writing by the undersigned or counsel to the undersigned, with copies thereof and all other related communications delivered to Parent concurrently with delivery thereof to the Commission) to the effect that the Commission would take no action, or that the staff of the Commission would not recommend that the Commission take action, with respect to the proposed sale, transfer or other disposition of such Parent Common Stock if consummated as set forth in such advice.

          5. Parent is under no obligation to register the sale, transfer or other disposition of Parent Common Stock by the undersigned or on its behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available. Parent agrees that it shall make available adequate current public information as required by Rule 144(c) promulgated by the Commission under the Act.

          6. Stop transfer instructions will be given to Parent's transfer agents with respect to the Parent Common Stock and that there will be placed on the certificates for the Parent Common Stock issued to the undersigned, or any substitutions therefor, a legend stating in substance:

               "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares represented by this certificate may only be transferred in accordance with the terms of an agreement dated __________ ___, 1996, between the registered holder hereof and Parent, a copy of which agreement is on file at the principal offices of Parent."

          7. Unless the transfer by the undersigned of its Parent Common Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, Parent reserves the right to put the following legend on the certificates issued any transferee of the undersigned:

               "The shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 and may not be sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

          8. The legends set forth in paragraphs 6 and 7 above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to Parent a copy of a letter from the staff of the Commission, or an opinion of O'Sullivan Graev & Karabell, LLP or other counsel in form and substance reasonably satisfactory to Parent, to the effect that such legend is not required for purposes of the Act.

          9. The undersigned is the beneficial owner of (has sole or shared voting or investment power with respect to) all the shares of Company Common Stock, and options warrants to purchase Company Common Stock (the "Company Securities") indicated on the last page of this letter. Except for the Company Securities, the undersigned does not beneficially own any shares of Company Common Stock or any other equity securities of the Company or any options, warrants or other rights to acquire any equity securities of the Company.

          10. From and after the Effective Time (as defined in the Agreement and for so long as necessary in order to permit the undersigned to sell Parent Common Stock pursuant to Rule 145 of the Rules and Regulations and, to the extent applicable, Rule 144 of the Rules and Regulations, Parent shall use reasonable efforts to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, referred to in paragraph (c)(1) of such Rule 144 (or, alternatively, Parent shall use reasonable efforts to make publicly available the information regarding itself referred to in paragraph (c)(2) of such Rule 144), in order to permit the undersigned to sell, pursuant to the terms and conditions of such Rule 145 and the applicable provisions of such Rule 144, Parent Common Stock beneficially owned by the undersigned.

                   NUMBER OF SHARES OF COMPANY COMMON STOCK
                    BENEFICIALLY OWNED BY THE UNDERSIGNED:

                             ____________________

              NUMBER OF SHARES OF COMPANY COMMON STOCK SUBJECT TO
          OPTIONS OR WARRANTS BENEFICIALLY OWNED BY THE UNDERSIGNED:

                             ____________________


                               Very truly yours,



                              ________________________________________________
                              (print name of stockholder above)

                              By:_____________________________________________
                                 Title: (if applicable)

Accepted this day of          , 1996, by

WEST MARINE, INC.



By:__________________________
  Name:
  Title:

                                                                         ANNEX B

                                                                [CONFORMED COPY]


                            STOCKHOLDERS AGREEMENT*


          STOCKHOLDERS AGREEMENT ("Agreement"), dated as of April 2, 1996, by and between West Marine, Inc., a Delaware corporation ("Parent"), and the undersigned stockholders (collectively, "Stockholders") of E&B Marine Inc., a Delaware corporation (the "Company").

                             W I T N E S S E T H:

          WHEREAS, the Company, Parent, and WM Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub"), propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), providing for, inter alia, the merger (the "Merger") of Merger Sub with and into the Company; and

          WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and Merger Sub have required that each Stockholder enter into, and each such Stockholder has agreed to enter into, this Agreement; and

          WHEREAS, in order to induce Parent and Merger Sub to enter into the Merger Agreement, each Stockholder desires to grant Parent a proxy as to all shares of Company Common Stock beneficially owned by each Stockholder and make certain agreements with Parent and Merger Sub as provided herein;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration including the inducement to Parent and Merger Sub to consummate the Merger Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Representations and Warranties. Each Stockholder hereby severally represents and warrants to Parent as to itself as follows:

          (a) Ownership of Shares. Such Stockholder is either (i) the record and beneficial owner of, (ii) trustee of a trust that is the record holder or beneficial owner of, and whose beneficiaries are the beneficial owners (such trustee, a "Trustee") of, or (iii) the beneficial owner but not the record holder of, the number of shares of Company Common Stock as set forth opposite such Stockholder's name on Schedule 1 hereto (the "Existing Shares", and together with any shares of Company Common Stock acquired by such Stockholder after the date hereof and prior to the termination hereof, whether upon exercise of options, conversion of convertible securities, purchase, exchange or otherwise, the "Shares"). On the date hereof, the Existing Shares set forth opposite such Stockholder's name on Schedule 1 constitute all of the shares of Company Common Stock owned of record or beneficially by such Stockholder. Such Stockholder (or, to the extent such Stockholder is a Trustee, such Stockholder together with other Trustees who are signatories to this Agreement) has sole voting power with respect to the matters set forth in Section 2, sole power of disposition and sole power to demand appraisal rights in each case with respect to all of the Existing shares set forth opposite such Stockholder's name on
Schedule 1, with no restrictions subject to applicable federal securities laws and the terms of this Agreement, on such rights.
- ------------

     *Conformed to include the amendments made to the Stockholders Agreement pursuant to the letter agreement among the parties dated May 10, 1996.

          (b) Power; Binding Agreement. Such Stockholder has the legal capacity, power and authority to enter into and perform all of such Stockholder's obligations under this Agreement. The execution, delivery and performance of this Agreement by such Stockholder will not violate any other agreement to which such Stockholder is a party including, without limitation, any trust agreement, voting agreement, stockholders agreement or voting trust. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which a Stockholder is Trustee whose consent is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. If such Stockholder is married and such Stockholder's Shares constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, such Stockholder's spouse, enforceable against such person in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

          (c) No Conflicts. (i) No filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby and
(ii) neither the execution and delivery of this Agreement by such Stockholder nor the consummation by such Stockholder of the transactions contemplated hereby nor compliance by such Stockholder with any of the provisions hereof shall (x) conflict with or result in any breach of any applicable trust or other organizational documents applicable to such Stockholder, (y) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Stockholder is a party or by which such Stockholder or any of such Stockholder's properties or assets may be bound or
(z) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to such Stockholder or any of such Stockholder's properties or assets.

          (d) Such Stockholder's Shares and the certificates representing such Shares are now and at all times during the term hereof will be held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.

          (e) Except as disclosed in Section 2.18 of the Merger Agreement, no broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder.

          (f) Such Stockholder understands and acknowledges that Parent is entering into, and causing Merger Sub to enter into, the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement.

          (g) Such Stockholder has no plan or intention, directly or indirectly, to sell, exchange or otherwise dispose of, reduce the risk of loss by short sale or otherwise, or enter into any contract or other arrangement with respect to, or consent to the sale, exchange or other disposition of any interest in, any Parent Common Stock to be received by such Stockholder pursuant to the Merger. Such Stockholder acknowledges that such Stockholder is giving this representation to enable Orrick, Herrington & Sutcliffe and O'Sullivan Graev & Karabell, LLP to opine that the Merger constitutes a reorganization within the meaning of Section 368(a) of the Code and further recognizes that significant adverse tax consequences might result if such representation is not true. Such Stockholder understands and agrees that, in connection with the Merger, such Stockholder will be required to restate the foregoing representation on or about the Effective Time of the Merger.

     2.   Agreement to Vote; Proxy.

          2.1 Voting. Each Stockholder hereby severally agrees that, during the time this Agreement is in effect, at any meeting of the stockholders of the Company, however called, or in connection with any written consent of the stockholders of the Company, such Stockholder shall vote (or cause to be voted) the Shares held of record or beneficially by such Stockholder, (a) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance hereof and thereof; (b) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or this Agreement; (c) except as otherwise agreed to in writing in advance by Parent, against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its subsidiaries; (ii) a sale, lease or transfer of a material amount of assets of the Company or its subsidiaries or a reorganization, recapitalization, dissolution or liquidation of the Company or its subsidiaries; (iii) (1) any change in the majority of the board of directors of the Company; (2) any material change in the present capitalization of the Company or any amendment of the Company's Restated Certificate of Incorporation;
(3) any other material change in the Company's corporate structure or business; or (4) any other action; which, in the case of each of the matters referred clauses (iii)(1), (2), (3) or (4), is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or materially adversely affect the contemplated economic benefits to Parent of the Merger or the transactions contemplated by the Merger Agreement or this Agreement. Such Stockholder shall not enter into any agreement or understanding, whether oral or written, with any person or entity prior to the Termination Date (as defined in Section 7.1) to vote after the Termination Date in any manner inconsistent with clauses (a), (b) or (c) of the preceding sentence.

          2.2 Proxy. Each Stockholder hereby grants to, and appoints, Parent and Randolph K. Repass and Crawford L. Cole, in their respective capacities as officers of Parent, and any individual who shall hereafter succeed to any such office of Parent, and any other designee of

Parent, each of them individually, such Stockholder's irrevocable proxy and attorney-in-fact (with full power of substitution) to vote the Shares as indicated in Section 2.1 above. Each Stockholder intends this proxy to be irrevocable and coupled with an interest and will take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by such Stockholder with respect to such Stockholder's Shares.

     3. Certain Covenants of Stockholders. Except in accordance with the terms of this Agreement, each Stockholder hereby severally covenants and agrees as follows:

          3.1 No Solicitation. No Stockholder shall, directly or indirectly, solicit (including by way of furnishing information) or respond to any inquiries or the making of any proposal by any person (other than Parent or any affiliate of Parent) with respect to the Company that constitutes or could reasonably be expected to lead to an Acquisition Proposal. If any Stockholder receives any such inquiry or proposal, then such Stockholder shall promptly inform Parent of the terms and conditions, if any, of such inquiry or proposal and the identity of the person making it. Each Stockholder will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

          3.2 Restriction on Transfer, Proxies and Non-Interference; Restriction on Withdrawal. No Stockholder shall, directly or indirectly: (a) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of such Stockholder's Shares or any interest therein; (b) except as contemplated hereby, grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares; or (c) take any action that would make any representation or warranty of such Stockholder contained in this Agreement untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing such Stockholder's obligations under this Agreement.

          3.3 Waiver of Appraisal Rights. Each Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that such Stockholder may have. Each Trustee represents that no beneficiary who is a beneficial owner of Shares under any trust for which such Trustee acts as trustee has any right of appraisal or right to dissent from the Merger which has not been so waived.

          3.4  Non-Competition.

          (a) Scope. For a period of two (2) years following the date of this Agreement, no Stockholder (other than DLJ Capital Corporation) shall, directly or indirectly, own (beneficially or of record), manage, operate or control, or participate in the ownership (beneficially or of record), management, operation or control of, or be connected with or have any interest in, as a shareholder, director, officer, employee, agent, consultant, partner, member or manager, any Competitive Business (as defined below) anywhere within any state or territory of the United States or the District of Columbia.

          (b) Competitive Business. For purposes of this Agreement, the term Competitive Business shall mean Boat/U.S., Boater's World and any other retail business or activity commenced after the Effective Time where more than one half of the products offered for sale by such retailer are of a type sold in stores operated by Parent, the Company or any of their subsidiaries as of the Effective Time.

          (c)  Ownership of Publicly Traded Stock.  Nothing contained in this
Section 3.4 shall prevent any person subject to this Section 3.4 from investing in the equity securities of any person if such securities are listed on a national securities exchange or the NASDAQ/National Market System and the aggregate amount of such securities held by all persons subject to this Section
3.6 does not exceed four and nine-tenths percent (4.9%) of the outstanding equity securities of the issuer thereof.

          (d) Confidential Information. Each Stockholder hereby acknowledges that the Company owns and has developed and compiled certain proprietary techniques and confidential information which have great value to its business (referred to in this Agreement, collectively, as "Confidential Information"). Confidential Information includes all information that has commercial value in the business in which the Company is engaged, and all information of which the unauthorized disclosure could be detrimental to the interests of the Company, whether or not such information is specifically labelled as Confidential Information by the Company. By way of example and without limitation, Confidential Information includes any and all information developed, obtained or owned by the Company concerning trade secrets, techniques, know-how (including designs, plans, procedures and merchandising know-how), software, computer programs, improvements, research, specifications, marketing data and plans, business plans, strategies, forecasts, unpublished financial information, orders, agreements and other forms of documents, price and cost information, merchandising opportunities, expansion plans, store plans, budgets, projections and customer, supplier and subcontractor identities. Each Stockholder shall not, directly or indirectly, use, make available, sell, disclose or otherwise communicate to any person any Confidential Information. For purposes of this Agreement, Confidential Information shall not include any information which (i) is or becomes generally available to the public other than as a result of a disclosure by any Stockholder, (ii) was within a Stockholder's possession prior to its being furnished to the Stockholder by or on behalf of the Company, provided that the source of such information was not known by such Stockholder to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company with respect to such information or (iii) becomes available to a Stockholder on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company with respect to such information. Prior to the Effective Time (or, if the Stockholder is employed by the Company, the later date of termination of such employment), each Stockholder who is an employee of the Company shall return to the Company any Confidential Information (including all copies thereof and materials prepared by a Stockholder which includes Confidential Information) in its possession.

          3.5 No Solicitation of Employees. For a period of two (2) years following the date of this Agreement, no Stockholder (other than DLJ Capital Corporation) shall, nor shall it permit any Competitive Business under its control to, directly or indirectly, without the prior written consent of Parent,
(a) solicit for employment by a Competitive Business any person then employed by Parent or the Company or any of their subsidiaries, whether as an officer, employee, consultant, adviser or independent contractor (collectively, an "Employee") or (b) employ any such Employee in a Competitive Business who voluntarily leaves such employment until the passage of nine (9) months following termination of such employment. The preceding clause (b) shall not prohibit the employment of any person after nine (9) following the voluntary termination of such employment.

          3.6 Certain Rights. Each Stockholder hereby waives any rights to cause the Company to register, or include in any registration statement of the Company or Parent filed with the Securities and Exchange Commission, under the Securities Act of 1933, as amended, any of such Stockholder's Shares. Each Stockholder hereby waives any co-sale or similar rights respecting shares of Company Common Stock.

     4. Further Assurances. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

     5. Certain Events. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to such Stockholder's Shares and shall be binding upon any person to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation such Shareholder's heirs, guardians, administrators or successors.

     6. Stop Transfer. Each Stockholder agrees with, and covenants to, Parent that such Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Stockholder's Shares, unless such transfer is made in compliance with this Agreement. Each Stockholder agrees, with respect to any Shares in certificated form, that such Stockholder will tender to the Company, within fifteen (15) business days after the date hereof, the certificates representing such Shares and the Company will inscribe upon such certificates the following legend: "The shares of Common Stock, par value $.001 per share, of E&B Marine Inc. (the "Company") represented by this certificate are subject to a Stockholders Agreement, dated as of April 2, 1996, and may not be sold or otherwise transferred, except in accordance therewith. Copies of such Agreement may be obtained at the principal executive offices of the Company." Each Stockholder agrees that within fifteen (15) business days after the date hereof, such Stockholder will no longer hold any Shares, whether certificated or uncertificated, in "street name" or in the name of any nominee. Pursuant to the Merger Agreement, the Company has agreed to notify the transfer agent for any Shares in uncertificated form of the provisions set forth in this Section 6 and has agreed to, and each Stockholder agrees to, provide such documentation and to do such other things as may be required to give effect to such provisions with respect to such uncertificated Shares. In the event of a stock dividend or distribution, or any change in the Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" as used in this Agreement shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

     7.   Termination; Expenses.

          7.1 Events of Termination. This Agreement and the obligations of each Stockholder hereunder (other than those set forth in this Section 7.1 and Sections 7.2, 7.3 and 9.4 hereof, which shall survive any such termination) shall terminate on the first to occur of (a) termination of the Merger Agreement in accordance with its terms (the "Termination Date") or (b) the Effective Time; provided, however, that the obligations of the Stockholders under Sections 3.4, 3.5, 3.6 and 9 shall survive any termination pursuant to Subsection 7.1(ii). In addition, this Agreement and the obligations of each Stockholder hereunder may be terminated (other than those set forth in this Section 7.1 and Sections 7.2, 7.3 and 9.4 hereof, which shall survive any such termination) by Parent if Parent is not in material breach of its obligations under this Agreement and if there has been a breach in any material respect by any Stockholder of any of its representations, warranties, covenants or agreements contained in this Agreement and such breach has not been promptly cured after notice to the breaching Stockholder; provided, however, that such breach shall be of the kind that denies Parent the material benefits contemplated by this Agreement. The Confidentiality Agreement shall survive termination of this Agreement.

          7.2 Expenses. (a) Except as set forth in this Section 7.2, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

          (b) If this Agreement is terminated pursuant to the second sentence of
Section 7.1 of this Agreement and provided that Parent is not then in material breach of its obligations under this Agreement, then the Stockholder whose breach of this Agreement gives rise to such termination shall reimburse Parent, within one (1) business day of Parent's request therefor, for all Parent Stipulated Expenses (it being understood that if any of DLJ Capital Corporation, DLJ Venture Capital Fund II LP, Sprout Capital V, Sprout Growth Ltd. or Sprout Growth LP (collectively, the "DLJ Stockholders") so breach this Agreement, then all of such DLJ Stockholders shall be obligated, jointly and severally, to so reimburse Parent). The foregoing notwithstanding, any amount payable to Parent pursuant to this Section 7.2(b) shall be reduced by any amount actually received by Parent pursuant to Section 7.3(b) of the Merger Agreement.

          (c) In the event that following the receipt by the Company of an Acquisition Proposal, either (i) Parent terminates the Merger Agreement pursuant to Section 7.1(d) or Section 7.1(j) thereof or (ii) the Company terminates the Merger Agreement pursuant to Section 7.1(d) thereof, and in either such instance within six (6) months of such termination a Third Party Acquisition (as defined below) occurs, then the Stockholders who breached their obligations under this Agreement shall pay to Parent, in immediately available funds and within one (1) business day of the consummation of such Third Party Acquisition, an amount equal to one million two hundred fifty thousand dollars ($1,250,000), less any amounts paid to Parent pursuant to Section 7.2(b) hereof and less any amounts paid to Parent by the Company pursuant to 7.3 of the Merger Agreement (the "Topping Fee"). The immediately preceding sentence notwithstanding, Parent shall not be entitled to receive such Topping Fee if Parent is paid a Termination Fee by the Company as provided in the Merger Agreement. If there is more than one Stockholder liable for the payment of the Topping Fee, each such Stockholder shall be liable for its proportionate share of the Topping Fee based on its ownership of Shares. For purposes of this Section 7.1(c), the DLJ Stockholders shall be jointly and severally liable for each of the DLJ Stockholders' obligations pursuant to this Section 7.2(c)).

          (d) For purposes of this Agreement, the term "Third Party Acquisition" shall mean the occurrence of any of the following events: (A) the acquisition of the Company by merger or otherwise by any person (or any affiliate of such person) making an Acquisition Proposal prior to the Termination Date (other than Parent, Merger Sub or any affiliate thereof)(a "Third Party"); (B) the acquisition by a Third Party of all or substantially all the assets of the Company and its subsidiaries taken as a whole; or (C) the acquisition by a Third Party of more than fifty-percent (50%) of either the outstanding shares of Company Common Stock or the total voting power of the Company.

          7.3 Remedies. If this Agreement shall be terminated by Parent as provided in the second sentence of this Section 7.1, notwithstanding the payment made to Parent pursuant to such Section 7.2 the breaching Stockholder shall not be relieved from any liability to Parent for breach of this Agreement. If this Agreement shall be terminated as a result of termination pursuant to Sections 7.1(d) or 7.1(f) of the Merger Agreement, any payment made to Parent pursuant to
Section 7.2(c) of this Agreement shall be liquidated damages for loss of the bargain hereunder and shall be Parent's sole and exclusive remedy in such event.

     8. Stockholder Capacity. No person executing this Agreement who is or becomes during the term hereof a director of the Company makes any agreement or understanding herein in his or her capacity as such director. Each Stockholder signs solely in his or her capacity as the record and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Stockholder's Shares.

     9.   Miscellaneous.

          9.1 Entire Agreement; Assignment. This Agreement (i) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof (other than the Merger Agreement and the Confidentiality Agreement) and (b) shall not be assigned by operation of law or otherwise without the prior written consent of the other party; provided that Parent may assign, in its sole discretion, its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Parent of its obligations hereunder if such assignee does not perform such obligations.

          9.2 Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto; provided that Schedule 1 hereto may be supplemented by Parent by adding the name and other relevant information concerning any stockholder of the Company who agrees to be bound by the terms of this Agreement without the agreement of any other party hereto, and thereafter such added stockholder shall be treated as a "Stockholder" for all purposes of this Agreement.

          9.3 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

        If to a Stockholder:    At the address set forth on Schedule 1 hereto

                    copy to:    O'Sullivan, Graev & Karabell, LLP
                                30 Rockefeller Plaza
                                New York, New York 10112
                                Attn.: Lawrence G. Graev, Esq.

               If to Parent:    West Marine, Inc.
                                500 Westridge Drive
                                Watsonville, California 95076
                                Attn.:  Crawford L. Cole, Chief Executive
                                Officer and President

                    copy to:    Orrick, Herrington & Sutcliffe
                                Old Federal Reserve Bank Building
                                400 Sansome Street
                                San Francisco, California 94111
                                Attn.:  Richard V. Smith, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

          9.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          9.5 Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity. Parent agrees that it shall not bring any action for money damages relating to this Agreement or the transactions herein contemplated against any trustee of any Stockholder that is a trust in such trustee's personal capacity based upon any action taken or not taken pursuant to a court order or a final legal judgment.

          9.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement.

          9.7 Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          9.8 Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

          9.9  Definitions.  For purposes of this Agreement:

               (a) "beneficially own", "beneficial owner" or "beneficial ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended), including pursuant to any agreement, arrangement or understanding, whether or not in writing.
     Without duplicative counting of the same securities by the same holder, securities beneficially owned by a person shall include securities beneficially owned by all other persons with whom such person would constitute a "group" as described in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

               (b) "person" shall mean an individual, corporation, partnership, joint venture, association, trust, unincorporated organization, limited liability company or other entity.

               (c) Capitalized terms used herein and not defined shall have the meanings assigned to them in the Merger Agreement.

         IN WITNESS WHEREOF, Parent, the Company and each Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

                                 WEST MARINE, INC.



                                 By /s/Crawford L. Cole
                                    --------------------------------------------
                                 Name:  Crawford L. Cole
                                 Title:  Chief Executive Officer and President

                                 STOCKHOLDERS


                                 DLJ CAPITAL CORPORATION



                                 By /s/Richard E. Kroon
                                    --------------------------------------------
                                 Name:   Richard E. Kroon
                                 Title:  President


                                 DLJ VENTURE CAPITAL FUND II, L.P.
                                 By: DJL Fund Associates II, its general
                                     partner


                                 By /s/Richard E. Kroon
                                    --------------------------------------------
                                 Name:   Richard E. Kroon
                                 Title:  General Partner


                                 SPROUT CAPITAL V
                                 By:  DLJ Associates V, its general partner



                                 By /s/Richard E. Kroon
                                    --------------------------------------------
                                 Name:   Richard E. Kroon
                                 Title:  General Partner

                                 SPROUT GROWTH, L.P.
                                 By:  DLJ Growth Associates, its general partner


                                 By /s/Richard E. Kroon
                                    --------------------------------------------
                                 Name:   Richard E. Kroon
                                 Title:  General Partner


                                 SPROUT GROWTH, LTD.
                                 By:  DLJ Growth Partners, Attorney-in-Fact


                                 By /s/Richard E. Kroon
                                    --------------------------------------------
                                 Name:   Richard E. Kroon
                                 Title:  General Partner



                                 /s/Kenneth G. Peskin
                                 -----------------------------------------------
                                 Kenneth G. Peskin


                                 /s/Judith Peskin
                                 -----------------------------------------------
                                 Judith Peskin, as trustee u/a dated
                                 December 24, 1992 for the
                                 Kenneth G. Peskin and Sara Peskin Trust



                                 /s/Judith Peskin
                                 -----------------------------------------------
                                 Judith Peskin, as trustee u/a dated
                                 December 24, 1992 for the
                                 Kenneth G. Peskin and Margery Peskin Trust



                                 /s/Judith Peskin
                                 -----------------------------------------------
                                 Judith Peskin, as trustee u/a dated
                                 December 24, 1992 for the
                                 Kenneth G. Peskin and Lisa Peskin Trust

                                  SCHEDULE 1

                                                     NUMBER OF SHARES
                                                     OF COMPANY COMMON
              NAME AND ADDRESS                          STOCK OWNED
               OF STOCKHOLDER                        BY STOCKHOLDER*
- -------------------------------------------------- ----------------------
DLJ Capital Corporation                                    217,441
c/o Sprout Group
    277 Park Avenue
    New York, NY  10172
                                                            37,767
DLJ Venture Capital Fund II, L.P.
c/o Sprout Group
    277 Park Avenue
    New York, NY  10172

Sprout Capital V                                           628,753
c/o Sprout Group
    277 Park Avenue
    New York, NY  10172

Sprout Growth, Ltd.                                         83,832
c/o Sprout Group
    277 Park Avenue
    New York, NY  10172

Sprout Growth, L.P.                                        760,854
c/o Sprout Group
    277 Park Avenue
    New York, NY  10172

Kenneth G. Peskin                                          327,223
201 Meadow Road
Edison, NJ  08818

Judith Peskin, as trustee u/a dated                          3,125
December 24, 1992 for the
Kenneth G. Peskin and Sara Peskin Trust

Judith Peskin, as trustee u/a dated                          3,125
December 24, 1992 for the
Kenneth G. Peskin and Margery Peskin Trust

Judith Peskin, as trustee u/a dated                          3,125
December 24, 1992 for the
Kenneth G. Peskin and Lisa Peskin Trust

_______________________
*  Indicates beneficial and, unless otherwise indicated, record ownership.

                                                                         ANNEX C


           FAIRNESS OPINION OF HOULIHAN, LOKEY, HOWARD & ZUKIN, INC.


                                     [Logo]
                        Houlihan, Lokey, Howard & Zukin
                      A Specialty Investment Banking Firm


                                 April 1, 1996


To The Board of Directors
 E&B Marine Inc.

Gentlemen:

We understand that E&B Marine Inc. (the "Company") is contemplating entering into a merger agreement (the "Merger") with West Marine, Inc. ("West") and a newly created wholly-owned subsidiary ("Merger Company") of West, pursuant to which the Company would become a wholly-owned subsidiary of West. We further understand that in connection with the Merger all of the outstanding shares of the Company's common stock will be converted into shares of West's common stock at an exchange ratio initially estimated at .15157, and that the actual exchange will range from a minimum of .15157 to a maximum of .17500. The Merger is referred to herein as the "Transaction."

You have requested our opinion (the "Opinion") as to the matters set forth below. The Opinion does not address the Company's underlying business decision to effect the Transaction. We have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Company. Furthermore, at your request, we have not negotiated the Transaction or advised you with respect to alternatives to it.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

          1. reviewed the Company's annual reports to shareholders and on Form 10-K for the fiscal years ended December 31, 1992 through December 31, 1994, and unaudited financial statements for the fiscal year ended December 31, 1995 and the two month period ended February 28, 1996, which the Company's management has identified as being the most current financial statements available;

          2. reviewed West's annual reports to shareholders and on Form 10-K for the fiscal years ended December 31, 1992 through December 31, 1994, and unaudited financial statements for the fiscal year ended December 31, 1995, which West's management has identified as being the most current financial statements available;

          3. reviewed the Agreement and Plan of Merger among the Company, West, and Merger Company ("Merger Agreement"), draft dated March 26, 1996;

To The Board of Directors
 E&B Marine Inc.
April 1, 1996


          4. met or spoke with certain members of the senior management of the Company and West to discuss the operations, financial condition, future prospects and projected operations and performance of the Company and West, respectively, and met with representatives of the Company's financial advisors to discuss certain matters;

          5. visited certain facilities and business offices of the Company and West respectively;

          6. reviewed forecasted financial statements prepared by the Company's management with respect to the Company for the year ended December 31, 1996;

          7. reviewed the historical market prices and trading volume for the Company's and West's publicly traded securities;

          8. reviewed certain other publicly available financial data for certain companies that we deem comparable to the Company and West respectively, and publicly available prices and premiums paid in other transactions that we considered similar to the Transaction; and

          9. conducted such other studies, analyses and inquiries as we have deemed appropriate.

We have relied upon and assumed, without independent verification, that the forecasted income statements provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the Company, and that there has been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to us.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

Based upon the foregoing, and in reliance thereon, it is our opinion that the consideration to be received by the stockholders of the Company in connection with the Transaction is fair to them from a financial point of view.

HOULIHAN, LOKEY, HOWARD & ZUKIN, INC.


/s/ Houlihan, Lokey, Howard & Zukin, Inc.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article Sixth, Section 2 of West Marine's Certificate of Incorporation provides that directors of West Marine shall not be personally liable to West Marine or its stockholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by the General Corporation Law of the State of Delaware ("Delaware Law"). Article V of West Marine's By-laws provides for indemnification of officers and directors to the full extent and in the manner permitted by Delaware Law. Section 145 of the Delaware Law makes provision for such indemnification in terms sufficiently broad to cover officers and directors under certain circumstances for liabilities arising under the Securities Act of 1933, as amended.

     West Marine has entered into indemnification agreements with each of its directors and officers which provide indemnification under certain circumstances for acts and omissions which may not be covered by any directors' and officers' liability insurance.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a) Exhibits

  EXHIBIT NO.                           DESCRIPTION
  -----------                           -----------

   2.1 Agreement and Plan of Merger dated as of April 2, 1996 among the Registrant, WM Merger Sub, Inc. and E&B Marine Inc. ("E&B Marine") (incorporated by reference to Exhibit 2.1 to Registrant's Current Report or Form 8-K dated April 2,
                    1996).

   2.2 Stockholders Agreement, dated as of April 2, 1996, by and between the Registrant and certain Stockholders of E&B Marine (incorporated by reference to Exhibit 2.2 to Registrant's Current Report on Form 8-K dated April 2,
                    1996).

  *2.3 Letter Amendment of Stockholders Agreement, dated May 10, 1996, between the Registrant and certain stockholders of E&B Marine.

   4.1              Specimen certificate of the Registrant's Common Stock.
                    (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (Registration No. 33-69604)).

  *5.1              Opinion of Orrick, Herrington & Sutcliffe, counsel to the
                    Registrant.

  *8.1 Tax Opinion of Orrick, Herrington & Sutcliffe, counsel to the Registrant.

  *8.2              Tax Opinion of O'Sullivan, Graev & Karabell, LLP.

  11.1 Statement re computation of per share earnings (incorporated by reference to Exhibit 11.1 to the Registrant's Annual Report on Form 10-K dated December 30, 1995).

 *23.1 Consent of Orrick, Herrington & Sutcliffe (included in Exhibits 5.1 and 8.1).

 *23.2              Consent of O'Sullivan, Graev & Karabell, LLP (included in
                    Exhibit 8.2).

 *23.3              Consent of KPMG Peat Marwick LLP.

   *23.4            Consent of Deloitte & Touche LLP.

   *23.5            Consent of Houlihan, Lokey, Howard & Zukin, Inc.

   +24.1            Power of Attorney.

_________

* Filed herewith

+ Previously filed

     (b) Financial Statement Schedules
         None

ITEM 22.  UNDERTAKINGS

     The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     The Registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Watsonville, State of California, on May 15, 1996.

                                        WEST MARINE, INC.


                                        By:        /s/ RANDOLPH K. REPASS
                                           ------------------------------------
                                                        Randolph K. Repass
                                                       Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


         Signature                       Title                         Date
         ---------                       -----                         ----

/s/ RANDOLPH K. REPASS       Chairman of the Board and          May 15, 1996
- ----------------------       Director
 (Randolph K. Repass)


CRAWFORD L. COLE*            Chief Executive Officer,           May 15, 1996
- ---------------------        President and Director
 (Crawford L. Cole)          (Principal Executive Officer)


JOHN C. ZOTT*                Senior Vice President,             May 15, 1996
- -----------------            Finance, Chief Financial
 (John C. Zott)              Officer (Principal Financial
                             Officer and Principal
                             Accounting Officer)


JAMES P. CURLEY*             Director                           May 15, 1996
- -------------------
 (James P. Curley)


GEOFFREY A. EISENBERG*       Director                           May 15, 1996
- -------------------------
(Geoffrey A. Eisenberg)


RICHARD E. EVERETT*          Director                           May 15, 1996
- ----------------------
(Richard E. Everett)

         Signature                       Title                         Date
         ---------                       -----                         ----

    WALTER SCOTT*               Director                       May 15, 1996
- ---------------------
   (Walter Scott)


   RONALD P. YOUNG*             Director                       May 15, 1996
- ---------------------
  (Ronald P. Young)


*By: /s/ RANDOLPH K. REPASS
    -----------------------
      (Randolph K. Repass)
        Attorney-in-Fact

                                 FORM OF PROXY
P       PRELIMINARY COPY -- CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
R
O                               E&B MARINE INC.
X                              201 MEADOW ROAD
Y                               P.O. BOX 747
                              EDISON, NJ  08818

                ANNUAL MEETING OF STOCKHOLDERS - JUNE 17, 1996


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints Kenneth G. Peskin and Walfrido A. Martinez or either of them as proxies, each with full powers of substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock, $.001 par value, of E&B Marine Inc. held of record by the undersigned on May 10, 1996, at the Annual Meeting of Stockholders to be held on June 17, 1996, or any adjournment thereof.

This Proxy when properly executed and returned in a timely manner will be voted at the Annual Meeting and any adjournment thereof in the manner described herein. If no contrary indication is made, the proxy will be voted FOR Proposals 1, 2 and 3 in accordance with the judgment of the persons named as proxies herein on any other matters that may properly come before the Annual Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.



          CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE      SEE REVERSE
          ----------------------------------------------------
                                                                        SIDE

    Please mark
[X] votes as in
    this example.

The Board of Directors unanimously recommends that you vote
FOR proposals 1, 2 and 3.

                                                       FOR    AGAINST   ABSTAIN
                                                       [_]      [_]       [_]

1. Proposal to approve and adopt the Agreement and Plan of Merger and the transactions contemplated thereby, as described in the accompanying Proxy Statement/Prospectus.

2.  Ratification of appointment of KPMG Peat Marwick   [_]      [_]       [_]
    LLP as independent auditors for fiscal 1996.

3.  Election of Directors           FOR nominee      WITHHOLD AUTHORITY to vote
                                    listed below.     for nominee listed below

    Theodore A. Pamperin                [_]                      [_]

    Kenneth G. Peskin                   [_]                      [_]

    John H. Weiland                     [_]                      [_]


4. In accordance with their judgment, the proxies are authorized to vote upon such other matters as may properly come before the Special Meeting or any adjournment hereof.

                                         MARK HERE FOR ADDRESS CHANGE  [_]
                                         AND NOTE AT LEFT

This proxy must be signed exactly as your name appears hereon. When shares are held by joint tenants, both should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.


Signature:__________________________ Date:________

Signature:__________________________ Date:________

                                 EXHIBIT INDEX
                                 -------------


EXHIBIT NO.                             DESCRIPTION
- -----------                             -----------

   2.1 Agreement and Plan of Merger dated as of April 2, 1996 among the Registrant, WM Merger Sub, Inc. and E&B Marine Inc. ("E&B Marine") (incorporated by reference to Exhibit 2.1 to Registrant's Current Report or Form 8-K dated April 2,
                    1996).


   2.2 Stockholders Agreement, dated as of April 2, 1996, by and between the Registrant and certain Stockholders of E&B Marine (incorporated by reference to Exhibit 2.2 to Registrant's Current Report on Form 8-K dated April 2,
                    1996).

  *2.3 Letter Amendment of Stockholders Agreement, dated May 10, 1996, between the Registrant and certain stockholders of E&B Marine.

   4.1              Specimen certificate of the Registrant's Common Stock.
                    (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (Registration No. 33-69604)).

  *5.1              Opinion of Orrick, Herrington & Sutcliffe, counsel to the
                    Registrant.

  *8.1 Tax Opinion of Orrick, Herrington & Sutcliffe, counsel to the Registrant.

  *8.2              Tax Opinion of O'Sullivan, Graev & Karabell, LLP.

  11.1 Statement re computation of per share earnings (incorporated by reference to Exhibit 11.1 to the Registrant's Annual Report on Form 10-K dated December 30, 1995).

 *23.1 Consents of Orrick, Herrington & Sutcliffe (included in Exhibits 5.1 and 8.1).

 *23.2              Consent of O'Sullivan, Graev & Karabell, LLP (included in
                    Exhibit 8.2).

 *23.3              Consent of KPMG Peat Marwick LLP.

 *23.4              Consent of Deloitte & Touche LLP.

 *23.5              Consent of Houlihan, Lokey, Howard & Zukin, Inc.

 +24.1              Power of Attorney.

_________

* Filed herewith

+ Previously filed